UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

Booking Holdings Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required.
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2024

NOTICE OF ANNUAL STOCKHOLDERS' MEETING AND PROXY STATEMENT

Tuesday, June 4, 2024 | 11:00 am ET

BOOKING HOLDINGS

Our mission is to make it easier for everyone to experience the world. We aim to demonstrate global leadership in online travel bookings and related services by:

making it easy for people to find, book, pay for, and experience travel.

providing consumers with the most comprehensive choices and value on any device.

offering platforms, tools, and insights to our business partners to help them be successful.

operating our business sustainably and supporting more sustainable travel choices by our consumers & partners.

Our Values

Experiences of Every Kind, For Everyone.	We believe that by making it easier for everyone to experience the world, we are doing our part to make humanity better.
Absolute Integrity.	We will always strive to do the right thing and achieve success with integrity and accountability.
Relentless Innovation.	We should never feel satisfied with the status quo, and every day should begin with the question - how are we going to innovate today?
Diversity Gives Us Strength.	We are absolutely committed to diverse ideas, people, and experiences.
The Sum is Greater Than Our Parts.	Our strength lies in our people, and our success is contingent upon our ability to work as one team to succeed in our mission to make it easier for everyone to experience the world.

PROPOSAL 1	14

PROPOSAL 2	98

Advisory Vote to Approve 2023 Executive Compensation

AUDIT MATTERS	99

Report of the Audit Committee	99
Auditor Independence	101

PROPOSAL 3	102

Ratification of Selection of Independent Registered Public Accounting Firm

STOCKHOLDER PROPOSALS	103

PROPOSAL 4	104

Stockholder Proposal — Improve Clawback Policy for Unearned Executive Pay

PROPOSAL 5	107

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     1

Back to Contents

APRIL 23, 2024 Dear Stockholders,

As I write these words in April 2024, I have never been more energized about the future of travel and the potential for our company, while recognizing that we operate in one of the most competitive industries in the world marked by rapid technological acceleration and regulatory changes, both of which bring new challenges and opportunities.

Our company’s mission is: To Make It Easier For Everyone to Experience The World. From our very beginning, we believed that we could use technology to dramatically improve the way people discovered, searched, booked and experienced travel. Now, more than 25 years later, we are one of the world’s largest travel companies and achieved a major milestone in 2023: we booked more than one billion room nights through our platforms.

We are a global company doing business in more than 220 countries and territories with more than 23,000 employees around the world. Last year, through our Booking.com, Priceline, Agoda and KAYAK brands we enabled our travel customers to execute billions of searches across our websites and apps, provided access to properties with over 29 million individual listings, facilitated 36 million flight tickets and 74 million rental car days booked on our platforms, and helped to seat more than 1.5 billion diners through OpenTable.

In 2023, we achieved record-setting financial results, with more than $21 billion in revenue, which was up 25% compared to the year prior, more than $4 billion in net income, which was up 40% from the prior year, more than $7 billion in adjusted EBITDA, which was up 34% compared to the prior year, and generated $7 billion in net cash provided by operating activities and free cash flow. With this solid financial performance and our strong balance sheet, we were able to return over $10 billion to shareholders over the course of the year through stock repurchases, and we recently paid our first cash dividend. (See Appendix A for a reconciliation of non-GAAP financial measures to GAAP financial measures.)

Not all of 2023 was perfect though. At Booking.com, we had a back-end systems upgrade that resulted in delayed payments to some of our supplier partners. Separately, some of our accommodation supplier partners experienced cyber breaches that resulted in losses for some of our traveler customers; while our systems were never breached, we know our traveler customers depend on us and we are spending more time and resources to help our supplier partners improve their security. Additionally, we faced new challenges as novel regulations have required time, energy, and investments plus educational outreach to our customers and partners.

Also, we were disappointed that the EU Commission blocked our acquisition of Etraveli, a European-based online distributor of flight tickets we have been working with for many years to build the Booking.com flight vertical. We are appealing to the EU courts as we believe the Commission’s decision was incorrect in both its interpretation of competition law and its understanding of the factual competitive situation. Consumers benefit from more competition and the acquisition would have enabled us to more rapidly improve flight services for all customers. While the appeal process proceeds, we continue to work closely with Etraveli and are pleased we extended our contractual agreement with them.

Two Universal Truths

Booking is a company that has continued to innovate and has been a travel technology leader from our early deployment of mobile apps, to sophisticated machine learning analysis, to some of the first uses of Generative AI. Our mission is to make it easier for everyone to experience the world because we believe this is a world worth experiencing. We know travel expands horizons and brings cultures closer together. There has never been a greater opportunity for us, sitting at the intersection of travel and technology, to shape the future of travel and positively impact people’s lives.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     2

Back to Contents

The world, technologies, societies, cultures, and consumer behaviors will continue to change, but there are two things we know will remain true. First, there will always be an intrinsic human desire to travel, and second, technology will continue to advance and improve travel distribution.

Throughout history, humans have wanted to explore and connect with others. While events like war, global recessions, pandemics and natural disasters can temporarily disrupt travel, time and time again we see the human desire to explore the world reemerge.

Technology hastens the pace of innovation. While advancements in mobile technology, global connectivity and infrastructure, AI, digital payments and banking, search algorithms, translation technologies and more have gotten us to where we are today, there is so much more that technology can and will do to make every aspect of planning and booking travel easier.

Accelerate Value on Both Sides of the Marketplace

Our brands sit at the center of the travel ecosystem - connecting travelers to the providers of travel services, all of whom are our customers. We must continuously innovate to create incremental value for both sides of this travel marketplace.

For our travelers, we provide a vast array of travel options and we will continue to expand the breadth of products and services we offer across multiple verticals. This includes increasing the supply of homes and other alternative accommodations, adding more global airlines and flight destination and origination points, adding new ground transportation and attractions options, and offering new services like cancel-for-any-reason travel insurance. We will also continue investing in Genius, our loyalty program, to make sure we can surface great deals for travelers across our brands, across the world, and bring even more customers to our supply partners.

We will continue to invest in what we call our Connected Trip vision, which centers on removing the frustration so many people experience in planning, booking and experiencing their travel because we know that a seamless travel experience is a good experience. We want it to be easy to plan and book all the elements of a trip – the flights, the accommodations, the ground transportation and the things to do – in a unified way based on customer preferences, and deliver even more value throughout. Our vision means that in the future our systems could have capabilities such that if there is a problem like a flight delay, we could automatically adjust your airport taxi’s pickup time, reset your dinner reservation, and/or modify your hotel reservation so it is not canceled because you did not check in by the originally booked time. And when you are at your destination, we want there to be an easy way for our attractions partners to provide you with personalized offers that give you more value while enabling our supplier partners to obtain incremental demand in a low-cost way. These are just a few examples of what we believe the Connected Trip may be able to do sometime in the future.

Technology can do so much more than it does today to create meaningfully better travel experiences. To build this requires a deep understanding of travel technology, an ability to synthesize information, match and analyze data sets, as well as an implicit and explicit understanding of traveler preferences to create richer, contextually relevant and personalized offers.

We believe these investments will not only positively impact our travelers, but also benefit our supplier partners. By deploying our capabilities, our deep understanding of data science, our global reach, and our investments in AI, we believe we will create many more ways for our partners to generate even more business. Ultimately, the success of our business model relies just as much on remaining a trusted and value-driving partner to our supplier customers as it does to our traveler customers.

Relentless Innovation

Our organization is characterized by innovation and we know we cannot rest on what we have achieved to date. Our thousands of talented developers, engineers and data scientists celebrate self-disruption and thrive on a culture of constant experimentation.

While the travel industry as a whole is only beginning to scratch the surface of opportunities that Generative AI will unearth, we already have more than a decade of experience deploying AI technology across our platforms – from personalization to machine translations, content analysis and optimization, fraud detection, and more. We have always envisioned AI technology playing a central role in delivering an easier and more personalized experience. With Generative AI we will build on our rich history of experience and leverage our proprietary data in order to continue to do what we have done throughout our history – bring the newest technologies to the forefront of the travel booking experience.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     3

Back to Contents

In 2023, we launched a number of Generative AI initiatives across our brands. By letting each brand experiment, build and analyze this opportunity themselves, we continue to drive diversified learnings across our company. KAYAK and OpenTable have been some of the first adopters on many fronts, testing Generative AI plug-ins last year, and KAYAK recently released technology allowing users to search for better prices using screenshots in the KAYAK PriceCheck tool. Booking.com’s AI Trip Planner helps people discover, plan and book their travel using an interactive GenAI chatbot. At Priceline, we recently made several major enhancements to Penny, Priceline’s AI travel assistant, following six months of real-world interaction with users. It is still early days, but we will continue to test and learn quickly.

Our payments and fintech operations will be another area of continued focus in 2024. Managing currency conversion, regulation and compliance, different payment infrastructures, bank and payment provider relationships, fraud and risk detection and a lack of global standards can be very challenging for our supplier partners. That’s why we’re investing in the technology and infrastructure needed to support both travelers and supplier partners to further remove friction from the travel booking experience. In 2023, Booking.com processed about half of its gross bookings through its payments platform.

The mobile app will also remain a focal point of our strategy as more and more travelers are digital natives and expect smartphones to power all of their travel needs. With almost half of our bookings coming through our mobile apps, we will continue investments to optimize this experience.

Closing out 2023 and looking forward, I again express my optimism for the future of travel and for our company.

We are a leader in our space. We sit on the cusp of opportunity. These facts remind us daily that we need to move quickly. Think harder. Innovate faster. We will do this, but never by compromising our values or our integrity. I want to thank all of our employees for living our values everyday, and for working relentlessly for our traveler and supply partner customers.

I also want to thank our Board of Directors who remain committed to our mission, vision and long-term outlook for success.

On behalf of our entire organization, I reiterate our commitment to being an industry leader, growing faster than the market, and continuing to deliver market-leading returns.

Sincerely,

Glenn D. Fogel
President and Chief Executive Officer
April 23, 2024

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     4

Back to Contents

APRIL 23, 2024

Dear Stockholder,

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Booking Holdings Inc. to be held at 11:00 a.m. Eastern Time on Tuesday, June 4, 2024.

The Annual Meeting will be held in a virtual format. You may attend the virtual Annual Meeting by visiting the website www.virtualshareholdermeeting.com/BKNG2024. To ask questions and vote at the Annual Meeting, you will need the 16-digit control number that appears on your Notice of Internet Availability of Proxy Materials, on the proxy card, or on the instructions that accompanied the proxy materials.

This booklet includes the Notice of Annual Meeting and proxy statement. The proxy statement provides information about Booking Holdings Inc. in addition to describing the business we will conduct at the meeting.

Whether or not you plan to attend the Annual Meeting, please mark, sign, date, and return your proxy card in the enclosed envelope as soon as possible or vote online or by calling the toll-free telephone number as described in the instructions included in your proxy card. Your stock will be voted in accordance with the instructions you give in your proxy card. You may attend the Annual Meeting and vote through the virtual meeting platform, even if you have previously returned your proxy card or voted by telephone or online, by following the instructions included in the proxy statement. We hope you are able to join us on June 4.

Sincerely,

Robert J. Mylod, Jr.
Chair of the Board
April 23, 2024

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     5

Back to Contents

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors of Booking Holdings Inc. is soliciting your proxy for the 2024 Annual Meeting of Stockholders.

DATE AND TIME Tuesday, June 4, 2024 11:00 a.m. Eastern Time	LOCATION www.virtualshareholdermeeting.com/BKNG2024 For more information about attending the meeting see How to Attend the Annual Meeting on page 113

RECORD DATE

The Board of Directors fixed the close of business on April 9, 2024 as the record date for identifying those stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement of the Annual Meeting.

ITEMS OF BUSINESS AND BOARD RECOMMENDATIONS:

1	2	3	4 and 5
Election of twelve directors	Advisory vote to approve 2023 named executive officer compensation	Ratification of the appointment of the independent registered public accounting firm	Non-binding stockholder proposals, if properly presented

FOR Page 14	FOR Page 98	FOR Page 102	AGAINST Pages 104, 107

As well as other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Even if you have given your proxy, you may still vote on the virtual meeting platform if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name to obtain a 16-digit control number.

AT THE MEETING	ONLINE	TELEPHONE	MAIL
To attend the Annual Meeting, visit www.
virtualshareholdermeeting.com/BKNG2024.
To vote or ask questions during the Annual Meeting, you must have the 16-digit control number included on your proxy card or Notice of Internet Availability of Proxy Materials.	You may vote online at www.proxyvote.com or by scanning the QR code on your proxy card.	You may vote by calling 1-800-690-6903, a toll-free telephone number.	Complete, date, and sign the enclosed proxy card and return it in the enclosed postage prepaid envelope (if mailed in the United States).

April 23, 2024 By order of the Board of Directors Vijay S. Iyer Corporate Secretary Norwalk, Connecticut	This proxy statement and our 2023 Annual Report are also available on our website at https://ir.bookingholdings.com/financials/ annual-reports/default.aspx.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     6

Back to Contents

PROXY SUMMARY

This summary highlights our mission, selected business results, corporate governance, and executive compensation information. For more information about these topics, please review the full proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2023.

OUR MISSION IS TO MAKE IT EASIER FOR EVERYONE TO EXPERIENCE THE WORLD

Booking Holdings Inc. (the “Company,” “Booking Holdings,” “we,” “our,” or “us”) is the world’s leading provider of online travel and related services. We connect consumers wishing to make travel reservations with providers of travel services around the world through our online platforms through five primary consumer-facing brands:

	Accommodations	Ground Transportation	Flights	Activities	Restaurants	Meta Search
Booking.com
Priceline
agoda
KAYAK
OpenTable

World’s Best Employers America’s Best Midsize Employers	World’s Most Admired Companies Fortune 500 List	World’s Best Companies
FORBES	FORTUNE	TIME

220+ Countries and Territories	40+ Languages	~3.4M Properties

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     7

Back to Contents

Our 2023 Performance

In 2023, we reached a significant milestone with an all-time high of over 1 billion room nights booked on our platforms, and we set new records in gross bookings, revenues, and Adjusted EBITDA. We had the highest operating income among travel companies. In addition, we prioritized returning capital to stockholders by repurchasing approximately $10.2B in shares, representing 140% of cash generated by operating activities in 2023. We are proud that, despite challenges to our global community such as the wars in Ukraine and the Middle East and the impact of inflation, we continued our efforts to make our brands the most trusted and convenient platforms for consumers and partners.

GROSS BOOKINGS	ROOM NIGHTS

$150.6B 24% increase compared to 2022	1,049M 17% increase compared to 2022

REVENUES	NET INCOME

$21.4B 25% increase compared to 2022	$4.3B 40% increase compared to 2022

adjusted ebitda*	YEAR END STOCK PRICE

$7.1B 34% increase compared to 2022	$3,547 76% increase compared to year end 2022

*	See Appendix A to this proxy statement for a reconciliation of non-GAAP financial measures and rationale for use of non-GAAP financial measures.

Corporate Governance Highlights

We strive to maintain strong corporate governance practices that are both stockholder friendly and designed to protect and grow long-term stockholder value. Our corporate governance practices include:

Current Board Chair is independent	Stockholders can call special meetings
Lead Independent Director	Annual “say-on-pay” vote
Stock ownership guidelines for directors and executive officers	Longstanding prohibition on hedging or pledging of stock by directors and executive officers
11 of 12 directors are independent	Stockholder-approved proxy access
Annual director elections (i.e., no classified board)	Majority voting in director elections
Annual board and committee self-evaluation	No supermajority voting provisions
Stockholders can act by written consent in lieu of a meeting	No poison pill/rights plan

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     8

Back to Contents

Our Board

Current Directors	Age (as of 3-31-24)	Director Since	Independent	Committee and Subcommittee Memberships				Other Public Directorships
				Audit	Corporate Governance	Talent and Compensation	Cybersecurity
Glenn D. Fogel	62	2017						0
Mirian M. Graddick-Weir	69	2018		M		C		1
Kelly Grier	54	2023		M				2
Wei Hopeman	54	2019			M			0
Robert J. Mylod, Jr. (Chair)	57	2017				M		1
Charles H. Noski (Lead Independent Director)	71	2015		M	C			1
Larry Quinlan	61	2022					C	2
Nicholas J. Read	59	2018		M			M	0
Thomas E. Rothman	69	2013			M			0
Sumit Singh	44	2022				M		1
Lynn Vojvodich Radakovich	56	2016			M	M		2
Vanessa A. Wittman	56	2019		C			M	2
Number of Meetings in 2023				9	5	6	3

M Member C Chair

Our Board exhibits a strong mix of desired attributes, including business experience, tenure, age, diversity of perspectives, and independence. The following is a snapshot of some key characteristics of our Board, assuming all twelve nominees are elected at the Annual Meeting.

FINANCIAL EXPERTS	TENURE	AGE

DIRECTOR QUALIFICATIONS
8	Leadership	9	Finance	12	Global Business

1	Human Resources	7	Technology	3	Sales and Marketing

2	Travel

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     9

Back to Contents

Our Board is committed to a refreshment process to ensure continued representation of a diversity of viewpoints, backgrounds, experience, knowledge, and perspectives. As of March 31, 2024, our Board has twelve members, including five women directors, four racially or ethnically diverse directors, and two Board leadership positions that are held by women. The demographic information presented below is based on voluntary self-identification by each director.

Board Diversity Matrix (as of March 31, 2024)
Total Number of Directors		12
	Female	Male	Did Not Disclose
Part I: Gender Identity
Directors	5	6	1
Part II: Demographic Background
Asian	1	1	0
Black or African American	1	1	0
White	3	4	0
Did Not Disclose	0	0	1

Executive Compensation Highlights

The Talent & Compensation Committee (the “T&C Committee”) relies upon certain fundamental principles in designing the executive compensation program including an emphasis on performance-based pay, aligning executive interests with those of stockholders, and attracting and retaining key talent. In addition, the T&C Committee engages with stockholders and seeks to reflect their feedback in the executive compensation program. The Company received strong stockholder support for say-on-pay in 2023, which we believe reflected the long-term performance and stockholder value-aligned changes implemented after extensive stockholder outreach following the 2022 Say-on-Pay vote outcome. Such changes include a return to performance share units (“PSUs”) with three-year targets and the inclusion of an absolute total stockholder return (“TSR”) governor on top of the relative total stockholder return (“rTSR”) modifier included in 2022 for the long-term incentive program. For 2024, the T&C Committee has incorporated further changes representative of the Company’s compensation philosophy including changes to the equity pay mix and cash compensation mix, and individual bonus caps for executive officers. We invite you to read A Letter from the Talent and Compensation Committee to our Stockholders on page  46 for more information.

2023 COMPENSATION MIX(1)

(1)	Mix is shown at target. Percentages are approximate due to rounding.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     10

Back to Contents

WE DO:	WE DO NOT:

Tie pay to performance.	Pay dividend equivalents unless the vesting and performance conditions for the underlying equity award are met.

Cap the bonus pool from which senior executives’ individual cash bonuses are paid.	Permit stock option repricing without stockholder approval.

Cap individual bonus at two times target for executive officers beginning with the 2024 annual bonus plan.	Provide significant executive-only perquisites.

Limit PSU payouts at target if TSR is not positive over the PSU measurement period.	Permit hedging or pledging of our stock by our directors and executive officers.

Use “double triggers” in our severance agreements and equity awards.	Provide change in control severance tax gross-ups.

Have both an incentive-based compensation clawback policy and a Financial Restatement Recovery Policy aligned with the SEC requirements.	Enter into new arrangements with executive officers that would pay cash severance in excess of 2.99 times salary and target bonus, without stockholder ratification.

Conduct an annual risk assessment of our executive compensation program.

Conduct a robust stockholder engagement process.

Conduct formal executive succession planning.

Have meaningful stock ownership guidelines.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     11

Back to Contents

This page intentionally left blank.

Back to Contents

CORPORATE
GOVERNANCE

13

Back to Contents

Proposal 1

Election of Directors

The Board of Directors recommends a vote FOR each of the Board’s nominees.

The Board consists of twelve directors, with no vacancies, and the term of all directors expires at the Annual Meeting. Assuming all nominated directors are elected, following the Annual Meeting the Board will consist of twelve directors with no vacancies. If elected at the Annual Meeting, each of the twelve director nominees will hold office for a one-year term until the 2025 annual meeting of stockholders and until their successor has been duly elected and qualified, or until their earlier death, resignation, or removal. Unless otherwise instructed, the persons named as proxies on the accompanying proxy card will vote shares represented by properly executed proxies for the twelve nominees listed below. The proxies solicited by this proxy statement may not be voted for more than twelve nominees.

Although the Board anticipates that the twelve nominees will be available to serve as directors on our Board and each person nominated has agreed to serve if elected, if any of them should be unwilling or unable to serve, the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the Board.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     14

Back to Contents

Director Qualifications

We believe that our directors should possess high personal and professional ethics and integrity, and be committed to representing the long-term interests of our stockholders. We endeavor to have a Board representing a range of experiences at policy-making levels in business and in areas that are relevant to the global nature of our operations and our long-term strategy. As a result, the Board and the Corporate Governance Committee (“CG Committee”) believe that, in light of our business, strategy, and structure, the following are key areas of experience, qualifications, and skills that should be represented on the Board:

Leadership. Directors with experience in significant leadership positions over an extended period, especially chief executive officer (“CEO”) positions, provide us and the Board with special insights. These individuals generally possess exceptional leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management, and methods to drive change and growth.
Finance. It is important for our directors to understand finance, financial statements, and financial reporting processes. We generally measure our operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and effective auditing are critical to our success.
Global Business. We operate a global business and believe it is important the Board includes directors with a mix of global business perspectives representing a variety of markets.
Human Resources. As our business continues to grow and the number and diversity of our employees increases, the Board believes that directors with human resources (including people and culture) experience are important to our success.
Technology. The Board believes that having directors with technology oversight experience, including of internet or e-commerce businesses, is important for the Board’s ability to oversee management and provide insight regarding innovations and the evolving risk landscape in our industry.
Sales and Marketing. As our business is highly dependent on effective marketing, the Board seeks to have directors with significant sales and marketing experience to provide additional insight and advice to management in these areas.
Travel Industry. The Board believes that having directors with insight into the travel industry and related industries helps it evaluate our strategy and oversee management.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     15

Back to Contents

The following 2024 board skills matrix shows areas of experience, qualifications, and skills that were particularly identified for each nominee by the CG Committee and the Board when considering the current nominees. We continue to evaluate the matrix against our strategy so that it can serve as an effective tool for identifying director nominees who collectively have the complementary skills, experience, and qualifications to guide our Company.

	Leadership	Finance	Global Business	Human Resources	Technology	Sales and Marketing	Travel
Glenn D. Fogel	■	■	■		■		■
Mirian M. Graddick-Weir			■	■
Kelly Grier	■	■	■
Wei Hopeman		■	■		■
Robert J. Mylod, Jr.	■	■	■		■		■
Charles H. Noski	■	■	■
Larry Quinlan		■	■		■
Nicholas J. Read	■	■	■
Thomas E. Rothman	■	■	■			■
Sumit Singh	■		■		■	■
Lynn Vojvodich Radakovich			■		■	■
Vanessa A. Wittman	■	■	■		■

Director Tenure

The CG Committee and the Board consider director tenure in connection with the evaluation of nominee independence. The CG Committee believes that Board continuity facilitates effective and efficient leadership, risk management, and oversight, and that the knowledge and understanding of our business gained over years of service are important attributes to consider when determining nominees for election to the Board. The CG Committee and the Board also believe that deliberate and planned Board refreshment is beneficial to the Board and our Company, and we have a robust and continuous refreshment process in place. The CG Committee and the Board believe that the current mix of directors reflects an appropriate mix of short-, medium-, and long-tenured directors. Eight of our independent directors will have joined the Board in the past eight years and the average tenure of our independent directors will be 5.6 years as of the Annual Meeting.

Nomination and Election Process

Identifying Director Candidates

As set forth in the Company’s Corporate Governance Principles, the CG Committee primarily uses the following criteria to identify and recommend nominees for election or appointment to the Board:

•	the highest personal and professional ethics and integrity;
•	relevant business, professional, or managerial skills and experience;
•	demonstrated leadership skills through involvement in business, professional, charitable, or civic affairs;
•	current knowledge of the industry, markets, and communities in which we do business;
•	the characteristics to contribute to the Board’s diversity of viewpoints, background, experience, knowledge, and perspectives;
•	ability and willingness to commit adequate time to fulfilling Board and committee duties and responsibilities, and to exercise independent judgment, ask probing questions, and express tough opinions; and
•	expertise, skills, knowledge, experience, and personality that fit well with those of other directors in building a Board that is effective, collegial, and responsive to the Company’s needs and stockholder interests.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     16

Back to Contents

The CG Committee believes that each nominee should be evaluated based on their individual merits, taking into account the Company’s needs and the overall composition of the Board. The CG Committee’s policy is to consider diversity of viewpoints, background, experience, knowledge, and perspectives as factors in nominating persons for election or appointment to the Board.

Who Can Recommend Candidates?

•	Outside consultants may be employed to help identify candidates;
•	Other Board members and members of management; and
•	Stockholders.

Our CG Committee gives appropriate consideration to potential candidates recommended by stockholders in the same manner as other potential candidates identified by the CG Committee. Stockholders who wish to submit potential candidates for consideration by the CG Committee for election at our 2025 annual meeting of stockholders or for election to our Board at our 2025 annual meeting of stockholders may do so in accordance with the procedures described in 2025 Stockholder Proposals on page 110, in accordance with our By-Laws, or in accordance with our Stockholder Communications Policy (available at www.bookingholdings.com), as applicable.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     17

Back to Contents

Evaluating Director Candidates

Members of the CG Committee evaluate possible candidates and suggest individuals to explore in more depth. Once a candidate is identified whom the CG Committee wants to seriously consider and move toward nomination, the chair of the CG Committee or their designee enters into a discussion with that nominee.

When considering current directors for nomination for re-election to the Board, the CG Committee takes into account the performance of each director. Underperforming directors may be asked to leave the Board or may not be re-nominated for election. The CG Committee also reviews the composition of the Board in light of its and our current challenges and needs, and determines whether it may be appropriate to add or remove individuals after considering the need for specific expertise and independence, judgment, skills, background, tenure, diversity of perspectives, and experience.

Board Evaluations

We conduct an annual evaluation process to assess the performance of our Board and its committees, which includes:

Step		
1	**Questionnaire**	Questionnaires are administered by an independent third party. Evaluations focus on Board and committee composition and process, leadership, the Board's and committees' access to information and management, Board and committee culture and effectiveness, and open-ended questions.
2	**Assessment reporting**	The third party administrator creates consolidated reports of information gathered, including scoring trends, priority graphs, and a concise view of the Board's evaluation of performance, highlighting areas of strength and areas for improvement based on statistical scores and Board member comments.
3	**Board summary and feedback**	The Board and each committee reviews the evaluation reports, discusses output including areas for improvement, best practices, and evaluation process, and implements any necessary action items along with management.
4	**One-on-one evaluation**	The Lead Independent Director meets with each director to discuss matters such as individual performance and Board and committee effectiveness.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     18

Back to Contents

Nominees for Election as Directors

Set forth below is biographical information as of March 31, 2024 for each person nominated for election to the Board at the Annual Meeting.

GLENN D. FOGEL Chief Executive Officer and President Age: 62 Director since: 2017	Skills & Expertise

Career Highlights

Mr. Fogel has served as our Chief Executive Officer and President since January 2017 and the Chief Executive Officer of Booking.com since June 2019. Previously, he served as our Head of Worldwide Strategy and Planning from November 2010 to December 2016 and as our Executive Vice President, Corporate Development, from March 2009 to December 2016. Mr. Fogel joined us in February 2000. Prior to that, he was a trader at a global asset management firm and prior to that was an investment banker specializing in the air transportation industry. Mr. Fogel is a member of the New York State Bar (retired).

Director Qualifications

Mr. Fogel brings to the board significant experience running our Company as our President and Chief Executive Officer and in his previous role as Head of Worldwide Strategy and Planning. His expertise helped lead us during a long period of sustained global growth and through the COVID-19 pandemic.

Other Current Public Directorships:

•  None

Committees or Subcommittees:

•  None

MIRIAN M. GRADDICK-WEIR Age: 69 Director since: 2018 Independent	Skills & Expertise

Career Highlights

Dr. Graddick-Weir, Ph.D., was the Executive Vice President of Human Resources at Merck & Co., Inc. from 2008 until November 2018, where she led human resources for one of the leading pharmaceutical companies in the world. Dr. Graddick-Weir served as Senior Vice President of Human Resources of Merck from September 2006 to January 2008. Prior to joining Merck, she served as Executive Vice President of Human Resources and Employee Communications of AT&T from 2004 to 2006 and served as its Executive Vice President of Human Resources from 1999 to 2004. Dr. Graddick-Weir was responsible for the design, planning, and administration of all Human Resources functions, including compensation, benefits, recruiting, and training, for AT&T’s 47,000 employees. She joined AT&T in 1981. She currently serves as chair of Yum! Brands’ nominating and governance committee and as a member of its management planning and development committee.

Director Qualifications

Dr. Graddick-Weir brings to the board global business experience having served as a senior executive of two large global businesses and on the board of directors of another; and extensive experience in the human resources field.

Other Current Public Directorships:

•  Yum! Brands, Inc. (since 2012)

Committees or Subcommittees:

•  Talent and Compensation (Chair)

•  Audit

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     19

Back to Contents

KELLY GRIER Age: 54 Director since: 2023 Independent	Skills & Expertise

Career Highlights

Ms. Grier served as the Chair and CEO of EY-US and Managing Partner for the Americas region from 2018 until her retirement in 2022. She also served as the Chair of EY’s U.S. Board and as a member of the EY Global Executive and Global Practice Group during that time. Prior to this, Ms. Grier served as the Vice Chair of Talent and in various other roles throughout the Americas and the Central Region since she started at EY in 1991, including as an SEC Audit Partner. Ms. Grier has served on the board of Illinois Tool Works Inc., a global industrial company, since 2022, where she is a member of its Audit and Finance Committees, and CDW Corporation, a provider of integrated IT solutions, since 2023, where she is a member of its Audit and Nominating and Corporate Governance Committees. She is also a senior advisor to the private equity firm Permira Advisors and serves as a director of a number of private and not-for-profit organizations including Zendesk, Chief Executives for Corporate Purpose, and Global Forestation Generation. Ms. Grier is a Certified Public Accountant.

Director Qualifications

Ms. Grier brings to the board extensive leadership experience and expertise in finance and global business through her career at a global professional services firm.

Other Current Public Directorships:

•  Illinois Tool Works, Inc. (since 2022)

•  CDW Corporation (since 2023)

Committees or Subcommittees:

•  Audit

WEI HOPEMAN Age: 54 Director since: 2019 Independent	Skills & Expertise

Career Highlights

Ms. Hopeman is a Managing Partner of Arbor Ventures, a venture capital firm focused on investing in fintech companies around the world, which she co-founded in 2014. From 2010 to 2014, Ms. Hopeman served as Managing Director and Head of Asia for Citi Ventures. Prior to Citi Ventures, Ms. Hopeman spent time in various other banking and private equity roles, including as the Chief China Representative for Jefferies & Co. and as a technology banker at The Goldman Sachs Group.

Director Qualifications

Ms. Hopeman brings extensive experience and expertise in global business and finance and particularly has demonstrated significant success in the fintech industry.

Other Current Public Directorships:

•  None

Committees or Subcommittees:

•  Corporate Governance

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     20

Back to Contents

ROBERT J. MYLOD, JR. Chair Age: 57 Director since: 2017 Independent	Skills & Expertise

Career Highlights

Mr. Mylod is the Managing Partner of Annox Capital Management, a private investment firm that he founded in 2013. From 1999 to 2011, Mr. Mylod held several roles with us, including Vice Chair, Head of Worldwide Strategy and Planning, and Chief Financial Officer. Prior to joining us, he was a Principal at Stonington Partners, a private equity investment firm. Mr. Mylod has served as executive chair of the board of directors of Vroom, Inc., a tech-enabled automobile retailer, since May 2022. He has been a member of Vroom’s board of directors and also chair of Vroom’s audit committee and a member of its compensation committee since 2015. Mr. Mylod was a member of the board of Freightos, LTD, an international freight booking and payment platform from 2014 to 2023. He was the chair of the Board of Redfin, a tech-enabled real estate brokerage, from 2016 to 2020 and also a member of Redfin’s audit committee from 2013 to 2018. From 2014 to 2021, Mr. Mylod served as a member of the board of directors of Dropbox, Inc., a company that specializes in data file sharing and storage, and served as a member of Dropbox’s audit and compensation committees. He also serves on the board of directors of several privately held companies.

Director Qualifications

Mr. Mylod brings to the board significant experience and expertise as a leader in finance and global technology businesses, including ours for over 12 years, helping lead us during a long period of sustained global growth.

Other Current Public Directorships:

•  Vroom, Inc. (since IPO in 2020)

Committees or Subcommittees:

•  Talent and Compensation

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     21

Back to Contents

CHARLES H. NOSKI Lead Independent Director Age: 71 Director since: 2015 Independent	Skills & Expertise

Career Highlights

In 2012, Mr. Noski retired as a Vice Chairman of Bank of America Corporation, to which he was named after previously serving as that company’s Executive Vice President and Chief Financial Officer. Prior to this, Mr. Noski served as Chief Financial Officer, Corporate Vice President and as a member of the board of directors of Northrop Grumman Corporation. Prior to Northrop Grumman, he was Vice Chairman of the board of directors and Chief Financial Officer of AT&T Corporation. Before that, Mr. Noski led Hughes Electronics Corporation in various senior executive roles, including as Vice Chairman and President and Chief Operating Officer. Mr. Noski worked at Deloitte & Touche LLP for 17 years from 1973 to 1990 and he was named Partner in 1983. Mr. Noski was elected to the board of directors of Wells Fargo & Company in 2019, served as chairman of the Wells Fargo board from March 2020 to August 2021, also chaired its governance and nominating committee and its audit committee, and retired from the board in 2021. In 2020, Mr. Noski was elected to the Hewlett Packard Enterprise board and is chair of its finance and investment committee and a member of its nominating, governance and social responsibility committee. In 2022, Mr. Noski was appointed to the board of directors of MIO Partners, Inc. and serves on the risk committee and the audit committee. From 2003 to 2019, Mr. Noski served as a member of the board of directors of Microsoft Corporation and was the chairman of Microsoft’s audit committee and a member of its governance and nominating committee. Mr. Noski was also chairman of the board of trustees of the Financial Accounting Foundation from 2016 to 2019 and a former member of the board of directors of the National Association of Corporate Directors.

Director Qualifications

Mr. Noski brings to the board significant experience and expertise as a leader in finance and global businesses, and has demonstrated a long and successful career at large public companies as a senior officer and as a director, and in the accounting profession.

Other Current Public Directorships:

•  Hewlett Packard Enterprise Company (since 2020)

Committees or Subcommittees:

•  Audit

•  Corporate Governance (Chair)

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     22

Back to Contents

LARRY QUINLAN Age: 61 Director since: 2022 Independent	Skills & Expertise

Career Highlights

Mr. Quinlan served as Global Chief Information Officer for Deloitte from 2010 through 2021, responsible for all facets of technology strategy and operations and leading over 10,000 IT professionals in 175 countries, and in various other roles since he started at Deloitte in 1988. During his time at Deloitte, Mr. Quinlan oversaw major client relationships and advised company boards and CEOs on a wide range of IT, cybersecurity, and digital strategic priorities. He has over 35 years of experience as a technology leader. Mr. Quinlan currently serves on the boards of Jones Lang LaSalle, a global commercial real estate services company, and ServiceNow, a software company that develops a digital transformation platform. He also serves on the board of directors of several privately held companies and non-profit organizations.

Director Qualifications

Mr. Quinlan brings to the board extensive experience and expertise in global business and technology. His technology expertise is particularly valuable in guiding our Cybersecurity Subcommittee in its oversight responsibilities.

Other Current Public Directorships:

•  ServiceNow, Inc. (since 2021)

•  Jones Lang LaSalle Incorporated (since 2022)

Committees or Subcommittees:

•  Cybersecurity (Chair)

NICHOLAS J. READ Age: 59 Director since: 2018 Independent	Skills & Expertise

Career Highlights

Mr. Read has served as the executive chairman of EXA Infrastructure, a digital infrastructure company, since 2023, and has served as a senior advisor to Global Infrastructure Partners, an infrastructure investor, since 2023. He previously served as Chief Executive Officer of Vodafone Group Plc, a multinational communications company, from October 2018 to December 2022, was a member of its board of directors from 2014 to 2022, and an advisor from December 2022 to March 2023. Prior to becoming its Chief Executive Officer, Mr. Read served as Group Chief Financial Officer of Vodafone Group Plc from April 2014 to July 2018. Since joining Vodafone in 2001, Mr. Read held a variety of senior roles, including Chief Financial Officer and Chief Executive Officer of Vodafone Limited, the U.K. operating company. Prior to becoming Group Chief Financial Officer, Mr. Read served as Regional Chief Executive Officer for Africa, Middle East and Asia Pacific for five years and was a board member of the Vodafone publicly-traded subsidiaries Vodacom, Safaricom, and Vodafone Qatar and Vodafone’s joint ventures VHA in Australia and Indus Towers in India. Prior to joining Vodafone, he held senior global finance positions with United Business Media Plc and Federal Express Worldwide. Mr. Read is a member of the board of directors of Radius Global Infrastructure and a supervisory board member of Manchester Met University. Mr. Read is a Fellow Chartered Management Accountant and a Chartered Global Management Accountant.

Director Qualifications

Mr. Read brings to the board extensive experience and expertise as a leader in finance and global business through his career at a large public company based in Europe with significant international operations.

Other Current Public Directorships:

•  None

Committees or Subcommittees:

•  Audit

•  Cybersecurity

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     23

Back to Contents

THOMAS E. ROTHMAN Age: 69 Director since: 2013 Independent	Skills & Expertise

Career Highlights

Mr. Rothman has served as Chairman of Sony Pictures Entertainment Motion Picture Group since March 2015, where he oversees Columbia Pictures, TriStar Pictures, Imageworks and Sony Pictures Animation, along with other entities. In June 2021, he was promoted to Chairman and CEO of Sony Pictures Entertainment Motion Picture Group. From September 2013 to February 2015, Mr. Rothman was Chairman of TriStar Productions. Previously, Mr. Rothman served as Chairman of Fox Entertainment Group Inc., a media company and subsidiary of News Corp. from 2000 to 2005 and as its Chairman and Chief Executive Officer from 2005 to 2012. Mr. Rothman served as President of Twentieth Century Fox Film Group from January 2000 to August 2000, and served as President of Twentieth Century Fox Production from 1995 to 2000. In 1994, Mr. Rothman founded and served as President of Fox Searchlight Pictures. Prior to that, he served as President of Worldwide Production for the Samuel Goldwyn Company from 1989 to 1994. Mr. Rothman was also an associate and then partner with Frankfurt, Kurnit, Klein & Selz, a law firm, from 1982 to 1987. Mr. Rothman is a member of the boards of the California Institute of the Arts and Brown University (emeritus). He served as a member of the National Council of the Arts, the governing body for the National Endowment for the Arts since 2015, and has been appointed by President Biden to the board of the Corporation for Public Broadcasting.

Director Qualifications

Mr. Rothman brings to the board extensive executive leadership of global media companies; and has demonstrated a long and successful career marketing and financing motion pictures, television programs, and other media.

Other Current Public Directorships:

•  None

Committees or Subcommittees:

•  Corporate Governance

SUMIT SINGH Age: 44 Director since: 2022 Independent	Skills & Expertise

Career Highlights

Mr. Singh has served as Chief Executive Officer of Chewy, Inc. since March 2018, following seven months serving as Chief Operating Officer of Chewy, and has served as a director of Chewy since April 2019. In 2019, he led the company through its initial public offering. Prior to joining Chewy, Mr. Singh held senior leadership positions at Amazon, where from 2015 to 2017, he served as Worldwide Director of Amazon’s Consumables businesses (fresh and pantry) and, from 2013 to 2015, as General Manager for Amazon’s North American merchant fulfillment and third-party businesses. Prior to Amazon, Mr. Singh served in senior management positions at Dell Technologies Inc.

Director Qualifications

Mr. Singh brings to the board extensive leadership experience through his career at large global businesses spanning e-commerce, technology, retail, and logistics.

Other Current Public Directorships:

•  Chewy, Inc. (since IPO in 2019)

Committees or Subcommittees:

•  Talent and Compensation

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     24

Back to Contents

LYNN VOJVODICH RADAKOVICH Age: 56 Director since: 2016 Independent	Skills & Expertise

Career Highlights

Ms. Vojvodich Radakovich is an advisor to start-up and growth-stage technology companies. She served as Executive Vice President and Chief Marketing Officer of Salesforce, a cloud-based software company, from 2013 to 2017. Before joining Salesforce, Ms. Vojvodich Radakovich was a partner at Andreessen Horowitz, a leading venture capital firm, where she helped companies build their go-to-market strategies. Previously, she was the Chief Marketing Officer at Terracotta Inc., a leader in in-memory and cloud-enabling technology. Ms. Vojvodich Radakovich has also served in various roles at organizations including Bain & Company and Microsoft. Ms. Vojvodich Radakovich has served as a member of the board of directors of Dell Technologies since April 2019 and is the chair of the compensation committee and member of the audit committee. She has served as a member of the board of directors of Ford Motor Company since 2017 and is chair of the compensation, talent and culture committee and member of the nominating & governance and sustainability, innovation & policy committees. She has served as a director of Figma, a privately held cloud-based design software company, since December 2019. Ms. Vojvodich Radakovich began her career as a mechanical engineer in a hard hat working on the design and construction of Gulfstream jets and offshore oil structures.

Director Qualifications

Ms. Vojvodich Radakovich brings to the board extensive experience and expertise in global businesses with focuses on internet marketing and sales, including from her experiences working with global technology businesses, as well as start-up, and growth-stage technology companies.

Other Current Public Directorships:

•  Ford Motor Company (since 2017)

•  Dell Technologies Inc. (since 2019)

Committees or Subcommittees:

•  Corporate Governance

•  Talent and Compensation

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     25

Back to Contents

VANESSA A. WITTMAN Age: 56 Director since: 2019 Independent	Skills & Expertise

Career Highlights

Ms. Wittman was the Chief Financial Officer of Glossier, an online beauty product company, until May 2022 and served as an advisor to Glossier until December 2022. She previously served as Chief Financial Officer of Oath, a subsidiary of Verizon, during 2018. Ms. Wittman served as Chief Financial Officer of Dropbox from 2015 to 2016 and as Chief Financial Officer of Motorola Mobility, a subsidiary of Google, from 2012 to 2014. From 2008 to 2012, Ms. Wittman served as Executive Vice President and Chief Financial Officer of Marsh & McLennan Companies, a global professional services firm. Prior to Marsh & McLennan, Ms. Wittman held a number of other senior finance roles. Ms. Wittman has served as a member of the board of directors for American International Group, Inc. since 2023. Ms. Wittman serves on the board of directors of Impossible Foods Inc., a privately held sustainable foods company, and is the audit committee chair. Since 2021, Ms. Wittman has also served as a member of the board of directors of Oscar Health and as its audit committee chair. From 2014 to 2019, Ms. Wittman was a member of the board of directors of Ulta Beauty, a cosmetics and beauty supply retailer, and served on its audit committee.

Director Qualifications

Ms. Wittman brings to the board extensive global business, finance, executive, and technology experience through her roles at various global technology and retail companies.

Other Current Public Directorships:

•  Oscar Health, Inc. (since IPO in 2021)

•  American International Group, Inc. (since 2023)

Committees or Subcommittees:

•  Audit (Chair)

•  Cybersecurity

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     26

Back to Contents

Management

Set forth below is biographical information as of March 31, 2024 for our executive officers, other than Glenn D. Fogel, our Chief Executive Officer, President, and a director nominee, whose biographical information is included under Nominees for Election as Directors. Also set forth below is biographical information of Mr. David Goulden, our Chief Financial Officer from 2018 to March 2024.

Executive Officer Name	Title	Age(2)	Executive Officer Since
Glenn D. Fogel	Director, President, and Chief Executive Officer Chief Executive Officer, Booking.com	62	2011
Peter J. Millones	Executive Vice President and General Counsel	54	2001
Paulo Pisano	Chief Human Resources Officer	50	2021
Ewout Steenbergen(1)	Executive Vice President and Chief Financial Officer	54	2024
(1)	Mr. David Goulden, our Chief Financial Officer from 2018 to 2024, transitioned to a new role at the Company following the hiring of his successor Ewout Steenbergen as Chief Financial Officer in March 2024.
(2)	Age as of March 31, 2024.

PETER J. MILLONES
Mr. Millones has been our General Counsel since January 2001 and our Executive Vice President since April 2003. He previously served as our Vice President and Associate General Counsel from March 2000 to January 2001 and as our Corporate Secretary from March 2021 to January 2022 and January 2001 to April 2018. Prior to that, Mr. Millones was with the law firm of Latham & Watkins LLP.

PAULO PISANO
Mr. Pisano has served as our Chief Human Resources Officer since August 2021 and as Senior Vice President and Chief People Officer of Booking.com since March 2020. Prior to joining Booking.com, Mr. Pisano was the Chief People Officer at Galp, a globally integrated energy company, from December 2015. Previously, he served as the SVP and Chief Talent Officer at Pearson, an education publishing and learning assessment company, following his post as Head of Organizational Effectiveness at Barclays.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     27

Back to Contents

EWOUT STEENBERGEN
Mr. Steenbergen is our Executive Vice President and Chief Financial Officer since 2024. Previously he served as EVP, Chief Financial Officer at S&P Global Inc. (“S&P”), a financial information and analytics company, since 2016. Mr. Steenbergen was also appointed as President, Engineering Solutions in 2022 when S&P merged with IHS Markit, and led Kensho Technologies, an artificial intelligence company, since 2018. Prior to his role with S&P, Mr. Steenbergen served as Executive Vice President and CFO of Voya Financial, Inc., a financial services company. He also serves as chair of the board of directors of UNICEF USA and as a member of the board of directors of the International Peace Institute.

Retired Executive Officer

DAVID GOULDEN
Mr. Goulden was our Executive Vice President and Chief Financial Officer from March 1, 2018 until he retired from the CFO position in March 2024. Mr. Goulden is now serving as Executive Vice President of Finance. Mr. Goulden has over 35 years of experience in the technology industry across a number of additional functions including Operations, Marketing, Strategy, Product Development, and Corporate Development. Mr. Goulden previously served as the President, Infrastructure Solutions Group, at Dell Technologies and, before that, as Chief Executive Officer of EMC Corporation’s information infrastructure business and in other roles at EMC Corporation since 2002. Mr. Goulden served on the board of directors of VMWare, a cloud infrastructure and business mobility company, from 2007 to 2014.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     28

Back to Contents

Our Governance Framework

We and our Board operate under corporate governance principles that are designed to maximize long-term stockholder value, align the interests of the Board and management with those of our stockholders, and promote ethical conduct among our directors and employees.

A copy of our Corporate Governance Principles is available at www.bookingholdings.com. Our Corporate Governance Principles include:

A majority of the Board must consist of independent directors. See Director Independence beginning on page 37.
The CG Committee reviews and concurs annually on a CEO succession plan. See Corporate Governance Committee on page 35.
The Board and each committee can hire its own outside advisors.
The independent directors have at least two regularly scheduled executive sessions without management present each year.
The T&C Committee, meeting without our CEO present, evaluates our performance and the performance of our CEO and recommends to the Board the compensation of our CEO.
We maintain stock ownership guidelines for directors and executive officers. See Stock Ownership Guidelines on page 71 and Non-Employee Director Stock Ownership Guidelines on page 96.
The Board appoints a Lead Independent Director if the Chair is not independent or as the Board deems appropriate. See Leadership Structure on page 30.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     29

Back to Contents

Leadership Structure

The Board does not have a policy regarding the separation of the roles of CEO and Chair of the Board because the Board believes that it is in the best interests of the Company and our stockholders to make that determination from time to time. The Board has determined that separation of the roles of CEO and Chair is currently in the best interests of the Company and our stockholders.

Robert J. Mylod, Jr. has been serving as the Chair of the Board since June 2020. In light of Mr. Mylod’s previous experience as an executive of our Company and the resulting familiarity with our operations, he provides an important connection between the Board’s non-executive directors and management and provides valuable advice to and oversight of the Company’s CEO. Although Mr. Mylod is an independent director, the Board has determined that it is in the Company’s best interest to maintain the position of Lead Independent Director. Mr. Noski has been serving as the Company’s Lead Independent Director since June 2020.

Role of the Board Chair

ROBERT J. MYLOD, JR. CHAIR OF THE BOARD
•	preside at and lead meetings of the Board and stockholders;
•	together with the Lead Independent Director, set and approve the Board’s agenda in consultation with the CEO;
•	lead and manage the business of the Board, providing clear direction and focus for the activities of the Board;
•	provide input to the T&C Committee regarding the performance of the CEO and to the CG Committee regarding the performance of directors and new candidates to join the Board;
•	develop a close and effective working relationship with the CEO; and
•	on a case-by-case basis and where appropriate, if requested by major stockholders, be available for consultation and direct communication with such stockholders.

Role of the Lead Independent Director

CHARLES H. NOSKI LEAD INDEPENDENT DIRECTOR
•	call, set the agenda for, and lead meetings and executive sessions of the independent directors;
•	together with the Board Chair, set and approve the Board’s agenda in consultation with the CEO;
•	from time to time as he deems necessary or appropriate, consult with the Board Chair and the CEO as to the quality, quantity, and timeliness of the flow of information from management that is necessary for the independent directors to perform their duties effectively;
•	provide input to the T&C Committee regarding the performance of the CEO and to the CG Committee regarding the performance of directors and new candidates to join the Board;
•	on a case-by-case basis and where appropriate, if requested by major stockholders, be available for consultation and direct communication with such stockholders; and
•	authorize the retention of outside advisors and consultants that report directly to the Board.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     30

Back to Contents

Other Select Policies and Practices

WE DO:

✔	Code of Ethics. We have adopted a code of ethics that we refer to as our “Code of Conduct” and we require all directors, executive officers, and employees to adhere to it in discharging their work-related responsibilities. A copy of our Code of Conduct is available at www.bookingholdings.com.

✔	Annual Meetings. At each annual meeting of stockholders, stockholders have the ability to vote on matters presented at the meeting, including the annual election of all of our directors.

✔	Special Meetings. If important matters arise between annual meetings of stockholders, our certificate of incorporation provides that the Chair of the Board, the Vice Chair of the Board (if any), the CEO, the Board, or stockholders holding at least 25% of our shares may call a special meeting of stockholders. If properly called, a special meeting of stockholders would provide all stockholders an opportunity to debate and vote on matters outside the annual meeting cycle.

✔	Written Consent. If important matters arise between annual meetings of stockholders, our certificate of incorporation provides that the Chair of the Board, the Vice Chair of the Board (if any), the CEO, the Board, or stockholders may act by written consent in lieu of a meeting, provided that the holders of no less than 25% of the outstanding shares of the Company’s common stock first request that the Board establish a record date for stockholders for such action by written consent.

✔	Majority Vote Standard. We have a majority vote standard in uncontested elections of directors, which means that directors are required to tender their resignation unless they receive the support of a majority of votes cast.

✔

Proxy Access and Stockholder Nominees. Stockholders have the opportunity to nominate individuals for election to the Board pursuant to our By-Laws and Delaware law and, in accordance with our By-Laws, to include nominees in our proxy statement. Our stockholder-approved proxy access By-Law provides that:

•  any stockholder or group of stockholders holding at least 3% of our outstanding common stock,

•  continuously for at least 3 years,

•  can include in our proxy statement nominees for up to 25% of our Board for election at an annual stockholders’ meeting.

✔	Annual Advisory Vote on Executive Compensation. The Board has implemented and our stockholders have approved an annual stockholder advisory vote on executive compensation to give stockholders the opportunity to provide feedback on our executive compensation practices annually.

✔	Lead Independent Director. We have a Lead Independent Director with a set of defined responsibilities. See Leadership Structure and Communications with the Board of Directors on pages 30 and 38, respectively.

✔	Stock Ownership Guidelines. The Board has adopted stock ownership guidelines for executive officers and non-employee directors. See Stock Ownership Guidelines on page 71 and Non-Employee Director Stock Ownership Guidelines on page 96.

WE DO NOT:

✘	Rights Plan. We do not have a stockholder rights plan, sometimes referred to as a “poison pill.”

✘	Supermajority Voting Provisions. We do not have any supermajority voting provisions in our certificate of incorporation or our By-Laws.

✘	Classified Board. We do not have a classified board of directors. All directors are elected by the stockholders each year.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     31

Back to Contents

Our Board’s Role in Company Strategy

The Board is elected by and accountable to stockholders and is responsible for our strategic direction and oversight of management.

Our Strategy

We focus on relentless innovation and execution and a commitment to serve both consumers and partners with unmatched service and best-in-class technology. We believe that global travel bookings will generally continue to grow while shifting from traditional offline to online channels like ours. We aim to capture online growth and be the world leader in online travel and related services through a strategy of:

The Board oversees the formulation and implementation of our strategy. The Board and management meet annually to review the state of our operating markets, analyze our competitive position, measure our performance against our strategy, and evaluate and adjust our strategy. While management takes the lead in preparing background materials and proposes the going-forward strategic direction for Booking Holdings, the Board plays an active role in overseeing our strategy. In particular, our Chair and Lead Independent Director work closely with management in advance of the meeting to prepare and approve the agenda for the meeting and to consult on the strategy to be proposed by management. Between these annual strategy meetings, management reports to the Board regularly on our implementation of the strategy and our progress toward reaching our strategic goals, and the Board discusses with management whether adjustments should be made in light of any changes in our Company, markets, competitors, or otherwise. In addition, the Board meets regularly in executive session without management to discuss our performance and strategy.

Board’s Role in Risk Oversight

The Board and Audit Committee review our key risks at least annually. Our internal audit function, with primary oversight by the Audit Committee, facilitates the identification and assessment of the key risks facing the organization across functions and regions. The Board and committees are responsible for risk oversight and regularly review risk mitigation initiatives, while management is responsible for executing our risk management policies. Division of oversight responsibility relating to specific risks among the committees and the role of management is described below.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     32

Back to Contents

BOARD OF DIRECTORS

The Board is responsible for providing advice and oversight of Booking Holdings’s strategic and operational direction and overseeing its executive management to support the long-term interests of the Company and its stockholders.

AUDIT
COMMITTEE

Oversees

•  risk assessment and processes generally;

•  internal control over financial reporting;

•  risk management related to hedging activities, investments, and use of derivative instruments;

•  general operational, business continuity, legal, regulatory, and compliance risks; and

•  delegation to the Cybersecurity Subcommittee, which periodically reports to the Audit Committee, oversight responsibilities for risk management processes related to cybersecurity, data protection and security, privacy, and major financial systems transformation projects.

CYBERSECURITY
SUBCOMMITTEE

Oversees

•  cybersecurity program, including security policies, internal security controls, and preparedness;

•  privacy and data protection risk exposures; and

•  risks and benefits of major financial systems transformation projects.

See Cybersecurity & Privacy on page 42 for more information.

CORPORATE GOVERNANCE
COMMITTEE

Oversees

•  risks related to the composition of our Board, including ensuring that we have Board members with the appropriate mix of qualities and availability to effectively oversee our business and fulfill the duties of the Board and each committee;

•  our corporate governance practices, including certain regulatory and sustainability matters;

•  the development, improvement, and review of our Code of Conduct; and

•  our CEO succession plan, including policies and principles to be used to select a successor.

TALENT AND COMPENSATION
COMMITTEE

Oversees

•  risks related to compensation programs;

•  risks related to human capital management;

•  our compensation policies and practices, including those applicable to our NEOs; and

•  succession plans for senior management personnel (other than the CEO).

See Compensation Risk Assessment on page 97

MANAGEMENT

The Company has a management-level risk committee tasked with ensuring risks are properly managed or mitigated and aligning strategic objectives with an appropriate level of risk tolerance.

Our internal audit and compliance functions also meet with the Audit Committee regularly, including in executive sessions without other members of management present, to report on their areas of responsibility.

On a quarterly basis, members of management with responsibility for cybersecurity and related risk areas meet with the Cybersecurity Subcommittee on risk management activities and efforts. As part of our risk mitigation strategy, we require that all employees across Booking Holdings complete certain annual training including information security awareness training.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     33

Back to Contents

Board Committees

Our Board has three standing committees: an Audit Committee, a Talent and Compensation Committee, and a Corporate Governance Committee. Each committee has a written charter available at www.bookingholdings.com. In addition, the Audit Committee has delegated certain of its responsibilities to the Cybersecurity Subcommittee.

Audit Committee

Chair: Vanessa A. Wittman Members • Mirian M. Graddick-Weir • Kelly Grier • Charles H. Noski • Nicholas J. Read

The Audit Committee’s responsibilities include:

•  overseeing and reviewing our consolidated financial statements, accounting practices, and related internal controls;

•  overseeing and making all decisions relating to our relationship with our independent registered public accounting firm;

•  overseeing our internal audit function;

•  establishing procedures for the submission, receipt, and treatment of complaints or concerns regarding accounting or auditing matters;

•  reviewing and approving all related party transactions (defined as transactions required to be disclosed by Item 404 of the U.S. Securities and Exchange Commission (the “SEC”) Regulation S-K); and

•  acting as our primary risk oversight committee, including by overseeing our compliance program and risk management efforts generally, as well as our major financial risk exposures.

The Board has determined that each member of the Audit Committee is an independent director based on The Nasdaq Stock Market’s (“Nasdaq”) listing rules and also satisfies the SEC’s additional independence requirements for members of audit committees.

Nine meetings in 2023
Report on page 99
“Audit Committee Financial Experts”: • Kelly Grier • Charles H. Noski • Nicholas J. Read • Vanessa A. Wittman

Cybersecurity Subcommittee of the Audit Committee

Chair: Larry Quinlan Members • Nicholas J. Read • Vanessa A. Wittman

The Cybersecurity Subcommittee’s responsibilities include:

•  oversight of the Company’s cybersecurity program, including security policies, internal security controls and risk management, the results of any third-party assessments of the Company’s cybersecurity program, crisis preparedness, and recovery capabilities;

•  oversight of privacy and data protection risk exposures, including the steps management has taken to monitor and mitigate such exposures;

•  monitoring significant regulatory requirements, policy developments, best practices, and proxy advisory firm policies relating to cybersecurity, privacy, and data protection; and

•  reviewing the risks and benefits of major financial technology systems transformation projects and the progress of such projects.

The Cybersecurity Subcommittee, which was established in 2023, is composed entirely of independent directors and reports to the Audit Committee.

Three meetings in 2023

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     34

Back to Contents

Corporate Governance Committee

Chair: Charles H. Noski Members • Wei Hopeman • Thomas E. Rothman • Lynn Vojvodich Radakovich

The CG Committee’s responsibilities include:

•  identifying individuals believed to be qualified to become Board members, consistent with criteria approved by the Board (which are set forth in our Corporate Governance Principles and the CG Committee’s charter and described above in Identifying Director Candidates on page 16, and selecting, or recommending to the Board, the nominees to stand for election as directors at the annual meeting of stockholders;

•  identifying and recommending that the Board appoint directors to fill vacancies on any Board committee (including the CG Committee);

•  assessing whether candidates to join the Board would be “independent” under Nasdaq’s listing rules;

•  establishing procedures to receive prompt notification of changes in a director’s circumstances that may affect their qualifications or independence as a director and reviewing such information and making recommendations as deemed appropriate;

•  regularly evaluating and, as appropriate, recommending to the Board any modifications or enhancements to the Corporate Governance Principles;

•  reviewing and concurring on a succession plan for the Chief Executive Officer, both in emergency situations and in the ordinary course of business;

•  at least annually, reviewing our Code of Conduct and Stockholder Communications Policy and their effectiveness;

•  periodically reviewing our policies and practices relating to certain regulatory compliance and sustainability matters, and approving our annual sustainability report; and

•  designing a process for the Board to conduct a self-evaluation at least annually.

The Board has determined that each member of the CG Committee is an independent director based on Nasdaq’s listing rules. The CG Committee approved and recommended to our Board the twelve director nominees standing for election at the Annual Meeting.

Five meetings in 2023

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     35

Back to Contents

Talent and Compensation Committee

Chair: Mirian M. Graddick-Weir Members • Robert J. Mylod, Jr. • Sumit Singh • Lynn Vojvodich Radakovich

This committee changed its name to the Talent and Compensation Committee in 2023 to reflect its evolving oversight responsibilities. The T&C Committee’s responsibilities include:

•  setting, or recommending to the Board for determination, the compensation of our CEO;

•  reviewing and approving the compensation of our other NEOs;

•  engaging with the Company’s stockholders regarding the compensation paid to our executives, compensation program design, and related matters, and incorporating appropriate feedback;

•  reviewing policies, programs, and initiatives related to human capital management, including with respect to promoting diversity, equity, and inclusion, company culture, employee engagement and talent recruitment, development, and retention;

•  administering employee benefit plans, including incentive compensation plans and equity-based plans;

•  recommending to the Board for approval compensation plans for non-employee directors;

•  making recommendations to the Board with respect to the adoption of incentive compensation plans and equity-based plans;

•  reviewing and approving succession plans for senior management personnel (other than the CEO, which is the responsibility of the CG Committee); and

•  overseeing risks related to compensation programs. See Compensation Risk Assessment on page 97 for additional details.

The Board has determined that each member of the T&C Committee is an independent director based on Nasdaq’s listing rules and additional requirements for members of compensation committees. The T&C Committee has the authority to appoint and dismiss its advisors and compensation consultants and approve their compensation. These advisors report directly to the T&C Committee. The T&C Committee has retained Semler Brossy (“Semler”) as its outside compensation consultant. While Semler reports to the T&C Committee, the T&C Committee authorized Semler to communicate and work with management with respect to the compensation planning process.

Six meetings in 2023
Report on page 72

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     36

Back to Contents

Director Independence

Our independence guidelines outlined in the Corporate Governance Principles conform to Nasdaq’s listing rules for independence requirements and the rules of the SEC. For each of 2024 and 2023, the CG Committee recommended to the Board, and the Board determined, that each of the nominees for election to the Board at the Annual Meeting other than Mr. Fogel is an “independent director” based on Nasdaq’s listing rules, the SEC rules, and our Corporate Governance Principles.

In making its independence determination, the CG Committee and the Board considered ordinary course transactions or relationships between the Company and certain entities affiliated with directors, which the Board determined are not material to our Company, the directors, or the companies with which the directors are associated. In particular, the Board and the CG Committee took into account the following transactions or relationships:

•	Ms. Grier serves as a director at CDW Corporation, from which we purchased computer equipment and software; and Zendesk, from which we purchased certain computer software and subscription services.
•	Mr. Mylod serves as a director at Evolve Vacation Rentals, Inc., which paid us commissions on accommodation reservations.
•	Mr. Noski serves as director at Hewlett Packard Enterprise, from which we purchased and leased computer products and data center services and received certain rebates for product recycling.
•	Mr. Quinlan serves as director at ServiceNow, from which we purchased a license subscription; Jones Lang LaSalle, to which we paid fees for small real estate-related projects; and Sonatype, from which we purchased software licenses. Also, Mr. Quinlan was previously employed by Deloitte & Touche LLP, the Company’s independent registered public accounting firm, including as a Principal and Global Chief Information Officer. He retired and disassociated from Deloitte in 2021.
•	Mr. Read served during 2023 as an advisor to Vodafone Group, from which we purchased mobile phone subscriptions and other communication services; and serves as executive chair at EXA Infrastructure, from which we purchased certain telecommunication services.
•	Ms. Vojvodich Radakovich serves as director at Dell Technologies, from which we purchased computer hardware and software, and Figma, from which we purchased software licenses.
•	Ms. Wittman serves as director of American International Group, Inc., from which we purchase corporate insurance policies through a broker.

For each transaction described above, the amount of payments made and received by each entity represented an immaterial percentage of the Company’s and the other entity’s revenues. The Board and the CG Committee concluded that all such transactions have been conducted on an ordinary course, arm’s-length basis and do not interfere with the exercise of independent judgment by the relevant directors. The Board and the CG Committee also considered Mr. Quinlan’s prior employment with Deloitte and concluded this prior relationship would not interfere with Mr. Quinlan’s exercising independent judgment as a director on our Board.

Certain Relationships and Related Person Transactions

Review and Approval or Ratification of Related Person Transactions

The Audit Committee, pursuant to a written policy, reviews all relationships and transactions in which we participate and in which any related person has a direct or indirect material interest and the transaction involves or is expected to involve payments of $120,000 or more in the aggregate per fiscal year. Our legal staff is primarily responsible for gathering relevant information from our directors and executive officers. Related person transactions are generally identified in:

•	questionnaires annually distributed to our directors and executive officers;
•	certifications submitted annually by our executive officers and directors related to their compliance with our Code of Conduct;
•	communications made directly by the related person to management; and
•	periodic internal reviews by management.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     37

Back to Contents

As required under SEC rules, transactions in which we participate and in which any related person has a direct or indirect material interest and the amount involved exceeds $120,000 are disclosed in our proxy statement. The Audit Committee reviews and approves or ratifies any such related person transaction. In the course of its review and approval or ratification of a disclosable related party transaction, the Audit Committee considers:

•	the nature of the related person’s interest in the transaction;
•	the material terms of the transaction, including the amount and type of transaction;
•	the importance of the transaction to the related person;
•	the importance of the transaction to us;
•	whether the transaction would impair the judgment of a director or executive officer to act in our best interests; and
•	any other matters the Audit Committee deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction. This process is included in our Corporate Governance Principles, which is available at www.bookingholdings.com.

Board Practices and Procedures

Communications with the Board of Directors

Stockholders may contact any of our directors, a committee of the Board, non-employee or independent directors as a group, or the Board as a whole by writing to them c/o Office of the General Counsel, Booking Holdings Inc., 800 Connecticut Avenue, Norwalk, Connecticut 06854. Stockholders should state in such communication how many shares of our common stock they own as of the date of their communication. Communications received in this manner by the Board will be initially reviewed and logged by our Corporate Secretary and then periodically, and at least quarterly, forwarded to the Chair of the Board and the Lead Independent Director, if there is one, and/or the Chair of the CG Committee.

Board of Director Attendance

Regular meetings of the Board are generally held six times per year and special meetings are scheduled when necessary. The Board held seven meetings in 2023. For 2023, all directors attended at least 75% of the meetings of the Board and the committees of which they were members held while they were serving on the Board and any such committees.

Attendance at Annual Meetings

We expect directors to attend our annual meetings of stockholders. All eleven members of the Board who were director nominees at our 2023 annual meeting of stockholders attended the 2023 meeting.

Compensation-related Corporate Governance

See Compensation Governance Matters on page 71 for our various compensation-related corporate governance policies and practices, including policies regarding compensation clawbacks, 10b5-1 plans, and hedging and pledging of securities.

Director Orientation and Continuing Education

New directors participate in our director orientation program, which includes in-depth sessions devoted to director fiduciary obligations, our Company’s strategy and operations, and introductions to key members of management, among other topics. Topics are tailored based on the director’s committee membership(s) and background.

We encourage directors to attend corporate governance and other director workshops to further develop their expertise and stay abreast of issues relevant to their service on the Board. Our policy is to reimburse directors for the costs of attending such programs. In addition, our Board and committees regularly invite outside experts to present to them on a variety of topics, which have included developments in corporate governance and key areas of risk management such as cybersecurity and privacy issues.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     38

Back to Contents

Sustainability

Our approach to sustainability is a natural extension of our mission to make it easier for everyone to experience the world.

World’s Most Trustworthy Companies America’s Most Responsible Companies America’s Greenest Companies	World’s Top Companies for Women America’s Best Employers for Diversity	America’s Climate Leaders
Newsweek	Forbes	USA Today

Sustainable Travel

Our approach to sustainability is grounded in our mission to make it easier for everyone to experience the world, which requires the preservation of a world worth experiencing. The CG Committee is tasked with oversight of our sustainability practices and policies, including environmental, social, and governance matters and receives reports from management on these topics. In addition, management has a Sustainability Steering Committee dedicated to monitoring and driving progress toward our sustainability objectives. Our sustainability strategy is anchored by three pillars:

Operating our business more sustainably and building a culture of sustainability

In 2022, we became the first global online travel company to launch a Climate Action Plan, which outlines our scope 1, 2, and 3 emissions reductions targets and timelines. Over the past two years, we reported on our progress toward meeting these goals in our annual Sustainability Report. In addition, to continue to build a culture of sustainability, we made our in-depth Climate Awareness and Education Virtual Learning Program available across all of our brands.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     39

Back to Contents

Making it easier for travelers to make more sustainable travel choices

Together with our travel provider partners we are on a journey to make more sustainable choices increasingly accessible for travelers.

In 2023, more than 1.4 million accommodations shared information about their sustainability-related practices and over 16,000 accommodation partners have been recognized with a third-party certification related to sustainability practices.	Consumers using Booking.com can find and book lower-impact taxis in 274 cities and filter for electric and hybrid car rentals. Priceline continues to experience a significant increase in electric vehicle rentals through expansion of its electric fleet of car rental providers. Additionally, public transportation ticketing options are now automatically available after booking accommodation via Booking.com.	In 2023, Booking.com launched a new tagging system for air travel, which indicates the availability of lower-emission routes or carriers and offers comparisons across options.

Catalyze sustainable travel growth through external collaboration

We advocate for a more sustainable industry through thought leadership and partnerships across our brands.

•	Our goal is to identify and co-create innovative solutions for more sustainable travel through advocacy, investments, and partnerships. For example, in 2023, Booking.com deepened its longstanding relationship with United Nations Tourism to launch an online training series for travel providers seeking to enhance the sustainability of their accommodations. The program focuses on community engagement, energy and greenhouse gas management, food and waste management, and water management.
•	We advocate for industry developments and address sustainability challenges by participating in various trade associations and partnering with other travel and technology organizations on a range of initiatives.
•	You can find more information on our sustainability efforts in our 2023 Sustainability Report, as well as our Climate Action Plan, at www.bookingholdings.com/sustainability, which are not incorporated by reference into this Proxy Statement.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     40

Back to Contents

Diversity, Equity, & Inclusion

Our commitment to diversity, equity, and inclusion means honoring all experiences, valuing all voices, and leading with empathy on our journey to become a more inclusive company. We strive for our leadership and workforce to reflect the broad spectrum of people we work with throughout the world because we believe this is the best way for us to connect with the viewpoints, backgrounds, and experiences of our customers and partners. We believe that our Company, our stockholders, our customers, and our employees all benefit from our commitment to inclusive leadership in all aspects of our Company.

Leadership at the Top

•  The Board and the T&C Committee is tasked with oversight of human capital management, including diversity, equity, and inclusion, company culture, employee engagement and talent recruitment, development, and retention.

•  The CG Committee considers a diversity of viewpoints, backgrounds, experience, knowledge, and perspectives as factors in recommending persons for election or appointment to the Board.

•  Management has a Diversity, Equity, and Inclusion Steering Committee that includes diversity and inclusion experts as well as business and functional leaders, and oversees efforts by brands and their management teams to cultivate a diverse and inclusive environment across the company.

42%	4 of 12	2/3
OF THE BOARD ARE WOMEN*	DIRECTORS RACIALLY OR ETHNICALLY DIVERSE*	BOARD COMMITTEE CHAIRS ARE WOMEN*

Our Employee Community

•  The Company’s Consolidated EEO-1 Report for employees in the United States (which represents approximately 13% of our workforce as of December 31, 2023) can be found at www.bookingholdings.com/about/eeo/. Certain jurisdictions, particularly outside the United States, present challenges to tracking employee racial or ethnic demographics for legal or privacy reasons.

•  As part of our ongoing inclusivity efforts, we continue to explore options that might allow the collection of data voluntarily on a global scale. For example, our brands include questions in annual employee engagement surveys that aim to gauge our progress in creating an inclusive workplace.

•  We have a multitude of employee resource groups that are open to all employees including: LGBTQ+; gender equality; differing physical abilities and neurodiversity needs; veterans; and Black and persons of color, among others. We believe these groups are an important lever for empowering our people.

•  We have invested in a robust inclusive leadership training program and unconscious bias training.

•  We are committed to pay equity, regardless of gender, race or ethnicity. With the help of an independent compensation consultant, we conduct pay equity studies every other year and in the off years, we work on remediation plans to address outliers.

47%	26%	32%
OF EMPLOYEES ARE WOMEN	TECH POSITIONS ARE FILLED BY WOMEN**	EXTENDED LEADERSHIP TEAM ARE WOMEN***

Supporting a Diverse Industry

•  In 2023, Booking Holdings implemented a formalized Vendor Diversity Program aimed at institutionalizing a process to foster partnerships with diverse vendors to aid in sourcing and procurement opportunities.

•  We partner with external organizations, such as Catalyst, Workplace Pride, Everywoman, and Headspace to further advance diversity, equity, and inclusion initiatives, and provide training and resources.

*	Assuming all director nominees are elected.
**	Corrected from the figure reported in the Company’s 2023 10-K, which under-counted certain technology workers.
***	The Extended Leadership team includes vice presidents and above for all brands except Booking.com, which includes senior directors and above due to a greater number of employees.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     41

Back to Contents

Cybersecurity & Privacy

We believe that managing cybersecurity, privacy, and data protection and security risk is a vital part of our responsibilities to our customers, partners, and employees, and have built a comprehensive governance structure for these matters.

Oversight Structure

•	The Board and Audit Committee maintain responsibility for enterprise risk oversight related to cybersecurity, privacy, and data protection and security.
•	The Audit Committee formed a Cybersecurity Subcommittee to oversee management’s efforts and processes to identify, assess, manage, and monitor significant cybersecurity and privacy risks.
•	The Cybersecurity Subcommittee meets at least four times a year and reports periodically on these matters to the Audit Committee and the Board.
•	Our Chief Security Officer and Chief Privacy Officer have enterprise-wide responsibility for assessing and managing cybersecurity, data protection and security, and privacy risks, respectively.
•	Our internal audit function collaborates with the security teams to participate in an integrated cybersecurity assurance program. The internal audit function also performs its own cybersecurity audits and reviews certain cybersecurity-related practices.

Framework

•	We leverage the National Institute of Standards and Technology Cybersecurity Frameworks for cybersecurity and privacy.
•	We annually measure our security and privacy program maturity against these frameworks, and engage a third party every other year to assess the current state against these frameworks. The conclusions of such assessments are discussed with our Cybersecurity Subcommittee and our Board.

Privacy

•	Our privacy program is built upon the Privacy Principles set out in our Code of Conduct, which include: transparency, purpose, control, security, embedded privacy, and accountability. We reinforce these principles and expectations in employee responsibilities through our Protecting Personal Data Policy.
•	We are committed to protecting personal data through privacy programs that endeavor to meet the standards set and monitored by our Global Privacy Team. The Chief Privacy Officer, together with brand-level privacy leaders, form the Global Privacy Advisory Council and jointly monitor internal and external risks and align strategies to mitigate and/or remediate risks.

Continuous Employee Education

•	We require that all employees complete regular privacy and data protection training, including an annual information security awareness training.
•	We have a Security Ambassadors Program to foster a security-focused culture for a safe, secure, compliant, and trustworthy business environment. Security Ambassadors are employees who act as an extension of the Security and Fraud Department for security advocacy.
•	We also conduct phishing tests and conduct specialized training such as secure coding training for our developers.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     42

Back to Contents

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of March 31, 2024 by (1) each person known by us to be the beneficial owner of more than 5% of our common stock; (2) each member of the Board and each of our director nominees; (3) each of our NEOs in the Summary Compensation Table on page 73 of this proxy statement; and (4) all directors and executive officers as a group. The percentage of shares owned is based on 34,066,419 shares outstanding as of March 31, 2024.

Name of beneficial owner	Shares beneficially owned(a)
	Number	Percent
Robert J. Mylod, Jr.(b)	3,725	*
Kelly Grier(c)	60	*
Glenn D. Fogel	17,822	*
Mirian M. Graddick-Weir	777	*
Wei Hopeman(d)	578	*
Charles H. Noski(e)	1,174	*
Larry Quinlan	188	*
Nicholas J. Read	292	*
Thomas E. Rothman(f)	1,175	*
Sumit Singh(g)	435	*
Lynn Vojvodich Radakovich(h)	335	*
Vanessa A. Wittman	643	*
David Goulden	7,595	*
Peter J. Millones	12,445	*
Paulo Pisano(i)	1,141	*
The Vanguard Group(j)	2,941,917	8.6%
BlackRock, Inc.(k)	2,573,532	7.6%
Capital World Investors(l)	1,751,072	5.1%
All directors and executive officers as a group (15 persons)(m)	40,790	*
*	Represents beneficial ownership of less than one percent.
(a)	Beneficial ownership is determined in accordance with the rules of the SEC and includes sole or shared voting and investment power with respect to securities, except as discussed in the footnotes below. Shares of common stock issuable (i) upon the exercise of stock options that are currently exercisable or exercisable within 60 days after March 31, 2024 and (ii) upon vesting of restricted stock units or performance share units that vest by their terms within 60 days after March 31, 2024, are deemed to be outstanding and to be beneficially owned by the person holding such stock options, restricted stock units and/or performance share units for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Certain directors have elected to defer receipt of shares of common stock pursuant to vested restricted stock unit awards for tax planning purposes. However, depending on the terms of the deferral program in place at the time of the deferral, if the director does not have the right to receive the shares until more than 60 days after termination of board service, those shares are not included in the above table even though the director has vested in the shares and bears the economic risk of ownership.
(b)	Includes 1,000 shares held by Annox Capital, LLC. Mr. Mylod is the managing member of Annox Capital, LLC and as a result may be deemed to beneficially own the securities held of record by Annox Capital, LLC. Mr. Mylod disclaims such beneficial ownership except to the extent of his pecuniary interest therein, if any.
(c)	Ms. Grier joined the Board on November 6, 2023.
(d)	Includes 202 shares held by a family trust.
(e)	Does not include 209 vested shares the receipt of which has been deferred by Mr. Noski for tax planning purposes (such shares will be issued to Mr. Noski 90 days after termination of his Board service). Includes 50 shares held by a family trust.
(f)	Does not include 755 vested shares the receipt of which has been deferred by Mr. Rothman for tax planning purposes (such shares will be issued to Mr. Rothman 90 days after termination of his Board service). Includes 1 share held by a family trust.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     43

Back to Contents
(g)	Includes 220 shares held by family trusts.
(h)	Includes 233 shares held by a family trust.
(i)	Includes 227 vested stock options.
(j)	Based solely on information provided in a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 13, 2024. These securities are owned by Vanguard directly or through wholly-owned subsidiaries of Vanguard. Vanguard reported that it had sole voting power over 0 shares, shared voting power over 47,074 shares, sole dispositive power over 2,790,034 shares and shared dispositive power over 151,883 shares. Vanguard lists its address as 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(k)	Based solely on information provided in a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 26, 2024. These securities are owned by various institutional investors affiliated with BlackRock. BlackRock reported that it had sole voting power over 2,288,672 shares, shared voting power over 0 shares, sole dispositive power over 2,573,532 shares and shared dispositive power over 0 shares. BlackRock lists its address as 50 Hudson Yards, New York, New York 10001.
(l)	Based solely on information provided in a Schedule 13G/A filed by Capital World Investors (“CWI”) with the SEC on February 9, 2024. These securities are owned by various institutional investors affiliated with CWI. CWI reported that it had sole voting power over 1,746,781 shares, shared voting power over 0 shares, sole dispositive power over 1,751,072 shares and shared dispositive power over 0 shares. CWI lists its address as 333 South Hope Street, 55th Floor, Los Angeles, California 90071.
(m)	Consists of shares beneficially owned by all of our directors and current executive officers as a group. Does not include 964 vested shares of non-employee directors, the receipt of which has been deferred for tax planning purposes (because such shares will be issued 90 days after termination of such directors’ Board service).

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     44

Back to Contents

EXECUTIVE
COMPENSATION

45

Back to Contents

A Letter from the Talent and Compensation Committee to our Stockholders

Dear Fellow Stockholders,

We would like to thank you for your ongoing support of Booking Holdings. We value the perspectives of our stockholders, and we strive to structure a compensation program that aligns executive incentives with stockholder interests. Our pay philosophy emphasizes connecting executive compensation with long-term value creation for our stockholders, mainly through equity awards based on the Company’s financial results and stock price performance.

2023 Response to Say-on-Pay and Ongoing Stockholder Outreach

We received strong stockholder support of 88% for our Say-On-Pay vote in 2023 after extensive engagement with stockholders following the 2022 Say-On-Pay vote outcome and making a number of significant changes to our compensation program. Those changes included a return to our historical practice of long-term PSUs with three-year targets and the introduction of an absolute TSR governor on top of the relative TSR modifier included in 2022 for the long-term incentive plan. In addition, we made the uncommon decision to use structured negative discretion for the Named Executive Officers’ (“NEOs”) 2022 bonuses after the Company significantly outperformed the goals that were set for the 2022 bonus plan during the uncertainty of the COVID-19 pandemic. As we set our 2023 incentive goals, we considered the learnings from 2022 and set goals to stretch well beyond 2023 performance.

2024 Compensation Actions

Following the meaningful changes that we made to our program last year, we once again engaged with our stockholders and reviewed market practices to inform our 2024 compensation program design. We found the meetings and conversations to be productive and insightful. In addition, we invited a significant actively managed stockholder, which owns over 1% of our outstanding shares to speak with our full Board. In connection with these discussions and our ongoing review of market practices, we made additional changes for 2024 to bring our executive pay mix more in line with the market. The importance of these changes was also informed by the recruitment process of our new CFO.

Our competitive studies found that peers utilize a different balance of cash and equity. To bring our pay mix closer to market practice, for 2024 the Committee approved adjustments that we believe will better position pay to attract and retain key executive talent while continuing to reinforce the importance of growth and stockholder value creation:

•	We learned that NEO salaries were low relative to the market while bonus targets were comparatively high. To align with market practices, we increased salary and reduced bonus targets.
•	We capped the individual maximum bonus opportunity for our NEOs at 200% of target beginning in 2024.
•	We adjusted our equity mix from 75% PSUs and 25% RSUs to 60% PSUs and 40% RSUs. While most peers have a 50/50 mix of PSUs and RSUs, the Committee continues to believe the majority of equity grants should be linked to performance. This shift further lessens the risk of a significant macroeconomic event having an outsized impact on the long term compensation.
•	The Committee maintained a three-year performance period in our 2024 PSUs with the rTSR modifier and absolute TSR governor.

Finally, we continue to prioritize the judicious use of stock-based compensation. In 2023, our stock-based compensation resulted in less than 0.7% of stockholder dilution again, positioning us in the bottom quartile of our peers.

Recap of 2023 and Looking Ahead to 2024

The Company’s compensation plans have helped motivate executives to deliver record-setting performance in the last couple of years. Booking Holdings’ share price increased 76% from January 2023 through the end of 2023, while the S&P 500 increased 24% during the same period. See Company Achievements below for more on 2023 performance.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     46

Back to Contents

Following our record 2023 financial performance, we continue to focus on returning value to stockholders with share repurchases of approximately $10.2B in 2023 and a quarterly dividend plan announced for 2024.

We look forward to building on our prior dialogue with stockholders in the balance of the year. Thank you again for your continued support and investment in our Company.

Mirian M. Graddick-Weir, Chair
Robert J. Mylod, Jr.
Sumit Singh
Lynn Vojvodich Radakovich

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     47

Back to Contents

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the goals, rationale, and key elements of our 2023 executive officer compensation program. Our NEOs, who were our only executive officers for purposes of Exchange Act Rule 3b-7 during 2023, were:

Glenn D. Fogel Director, President, and Chief Executive Officer Chief Executive Officer, Booking.com	David Goulden Executive Vice President and Chief Financial Officer	Peter J. Millones Executive Vice President and General Counsel	Paulo Pisano Chief Human Resources Officer

Executive Summary

2023 was an outstanding year at Booking Holdings. The Company set records in various financial metrics and returned significant value to stockholders. In 2023 and 2024, the Talent & Compensation Committee (the “T&C Committee”) made significant updates to our compensation program following extensive engagement with our stockholders. The T&C Committee believes that these changes, which include enhanced goal rigor in the short-term and long-term incentive programs, the addition of absolute and relative total stockholder return metrics applied to the long-term incentive program, returning to three-year performance targets for PSUs, the implementation of an individual bonus cap, and revising the PSU/RSU mix, further our compensation objectives to pay executives based on performance and to align executive pay with stockholder interests.

2023 Company Achievements

In 2023, in addition to record Company performance, management focused on continuing to return value to stockholders and executing on key strategic priorities, with accomplishments including:

•	Returned $10.2 billion to stockholders and reduced our total outstanding share count by 9% versus the end of 2022;
•	Continued to execute on our long-term Connected Trip vision, including by growing verticals such as the flight offering, with 58% year-over-year flight ticket growth across the Company, and offering a robust loyalty program that provides value to consumers and partners across all trips;
•	Increased mix of alternative accommodation room nights, which were 33% of Booking.com’s room nights;
•	Continued to grow our Booking.com brand awareness in the United States through a successful partnership with Major League Baseball and the most viewed in-game Super Bowl ad on game day on YouTube;
•	Innovated with generative AI offerings including Booking.com’s AI Trip Planner, Priceline’s generative AI travel assistant named “Penny,” as well as other brands’ ChatGPT plugins, and continued to develop ways to integrate AI into our operations to drive productivity;
•	Continued working to meet objectives set out in our Climate Action Plan including progress in reducing our Scope 1, 2, and 3 emissions and making more sustainable travel choices more accessible for our consumers and partners;
•	Increased adoption of our payments platform and capabilities;
•	Continued our focus on diversity, equity, and inclusion, including continued investment in inclusive leadership and our employee resource groups; and
•	Continued efforts to make our brands the most trusted and convenient platforms for consumers and partners.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     48

Back to Contents

Financial and Operating Performance

Gross bookings[1]	Net INCOME

room nights	ADJUSTED EBITDA*

revenues	YEAR END STOCK PRICE

* See Appendix A to this proxy statement for a reconciliation of non-GAAP financial measures and rationale for use of non-GAAP financial measures.

(1) Gross bookings is a common operating and statistical metric used in the travel industry representing the total U.S. Dollar value, generally inclusive of all taxes and fees, of all travel services purchased by consumers through our online travel reservation businesses, net of cancellations.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     49

Back to Contents

Returning Value to Stockholders

RETURN OF STOCKHOLDER VALUE
In 2023, we repurchased $10.2 billion of our shares, reducing our year-end share count by 9% versus 2022 and by 34% versus 2013.
In February 2024, we announced a quarterly dividend policy.

We still expect to complete repurchases under our $20 billion stock repurchase authorization announced in February 2023 by the end of 2026, assuming no major downturn in the travel market.

Our stock price increased 76% since January 3, 2023, and closed the year at $3,547. On February 22, 2024, Booking Holdings’ stock price achieved an all time high of $3,902. From January 3, 2023 through March 28, Booking Holdings’ stock price has been up 80%, compared with the S&P 500, which has been up 37% during the same period.

Executive Compensation Highlights

•	After the 2022 say-on-pay proposal did not receive majority support, the Company and the T&C Committee engaged in a robust stockholder engagement process and reflected feedback from this process in the 2023 and 2024 compensation program design.
•	Recent changes to our compensation program design return certain elements long favored by our stockholders while incorporating the Company’s learnings through the COVID-19 pandemic. These changes were supported by our research on peer practices and positioned our program better to attract and retain external hires, like our new CFO.

•	Return to PSUs with three year targets.
•	Rigorous goal setting for long- and short-term incentive programs.
•	PSUs include rTSR modifier and absolute TSR governor, ensuring executives will not receive meaningful equity upside unless stockholders benefit from stock price appreciation.
•	Addressed cash compensation mix by raising base salaries, which were previously below the 25th percentile, and reducing cash bonus targets in 2024.
•	Implemented an individual bonus cap of 2x for the short-term incentive program (the “Bonus Plan”) for executive officers in 2024.
•	New 60%/40% PSU/RSU pay mix for executive officers in 2024.

•	New Compensation Policies

•	Adopted a termination pay policy that prohibits entry into new arrangements with executive officers that would pay cash severance in excess of 2.99 times salary and target bonus, without stockholder ratification.
•	Adopted a Financial Restatement Recovery Policy in accordance with the latest SEC and Nasdaq regulations.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     50

Back to Contents

2023 Stockholder Engagement

We believe it is important to our success to have a robust dialogue with our stockholders throughout the year regarding a range of topics, including executive compensation, board governance, sustainability, human capital management, and company strategy. In 2023, our T&C Committee Chair and our Board Chair participated in several engagements and we invited one of our top stockholders to speak with the full Board.

We provide our stockholders with the opportunity to cast an annual advisory vote on executive compensation (a “say-on-pay” proposal). While our stockholders have historically supported our executive compensation program with approximately 91%, 95%, and 90% support in 2021, 2020, and 2019, respectively, in 2022 the say-on-pay proposal received approximately 32% support. The Board and the T&C Committee responded with a robust stockholder engagement campaign and, in 2023, made several changes to the compensation program. The 2023 say-on-pay result reflected positive support for these changes with 88% stockholder support.

WHO WE REACHED OUT TO

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     51

Back to Contents
WHAT WE HEARD	WHAT WE ARE DOING
Disfavored use of PSU awards with shorter than three-year vesting periods and annual targets.	In 2023, our long-term incentive program returned to three-year PSUs with three-year targets.
General support for an element of time-based awards as part of the overall compensation package to prevent complete forfeiture in the event of another significant macroeconomic event.	The compensation program incorporates learnings from COVID by maintaining a time-based element with equity awards. In 2024, we revised the pay mix to consist of 60% PSUs and 40% RSUs.
Concern regarding the use of discretion by the T&C Committee, including as a result of the use of negative discretion following the overperformance of the 2022 annual incentive plan relative to the targets set at the beginning of 2022.

For 2023, the T&C Committee established a goal setting framework with rigorous performance goals (including relative to consensus). The T&C Committee does not intend to exercise discretion on an ongoing basis and has relied upon a structured framework to guide its use in the past.

Requests to consider the inclusion of non-financial metrics in the Bonus Plan, for instance relating to ESG matters, and concern that there were no individual bonus caps.

In 2024, the T&C Committee adopted an individual bonus cap of two times target applicable to executive officers, as part of a broader change to compensation mix, which reduced target bonus opportunity and increased base salaries.

The Committee considers individual contributions to the execution of business priorities and other non-financial goals as part of determining payouts under the Bonus Plan.

Compensation Philosophy and Objectives

The Company’s executive compensation program has consistently adhered to fundamental principles that guide the T&C Committee’s decision making, including:

•	Performance-based: executive officers should be compensated primarily based on performance.
•	Alignment with interests of stockholders: the programs should incentivize management through performance metrics that are likely to increase long-term stockholder returns and value.
•	Retention: the programs should help us attract and retain key management talent.
•	Consistency: the programs should be consistent over time to enable executive officers to implement a long-term strategy and reward them if they achieve long-term results.
•	Business-focused: the programs aim to compensate executive officers primarily for their management of the business and endeavor to mitigate the impact of external factors, such as currency fluctuations.
•	Risk management: the programs should incentivize appropriate risk taking.
•	Balance of short- and long-term performance: unexpected macro events should not have an outsized impact on the programs.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     52

Back to Contents

Compensation Best Practices

The T&C Committee continually reviews our executive officer compensation program, solicits feedback from stockholders, and seeks the advice of Semler Brossy, its independent compensation consultant, to ensure the Company’s compensation practices are in the best interests of our stockholders. Our key compensation practices, which are also reflective of our compensation philosophy and objectives, include:

WE DO:	WE DO NOT:
Tie pay to performance.	Pay dividend equivalents unless the vesting and performance conditions for the underlying equity award are met.
Cap the bonus pool from which senior executives’ individual cash bonuses are paid.	Permit stock option repricing without stockholder approval.
Cap individual bonus at two times target for executive officers beginning with the 2024 annual bonus plan.	Provide significant executive-only perquisites.
Limit PSU payouts at target if TSR is not positive over the PSU measurement period.	Permit hedging or pledging of our stock by our directors and executive officers.
Use “double triggers” in our severance agreements and equity awards.	Provide change in control severance tax gross-ups.
Have both an incentive-based compensation clawback policy and a Financial Restatement Recovery Policy aligned with the SEC requirements.	Enter into new arrangements with executive officers that would pay cash severance in excess of 2.99 times salary and target bonus, without stockholder ratification.
Conduct an annual risk assessment of our executive compensation program.
Conduct a robust stockholder engagement process.
Conduct formal executive succession planning.
Have meaningful stock ownership guidelines.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     53

Back to Contents

Pay Elements

We use different elements in our executive compensation program to drive different behaviors. The elements work together to achieve our compensation philosophy and objectives described above.

Element	Form	Key Characteristics	Link to Stockholder Value
Base Salary	Cash

Determined by:

•

Information from the Compensation Peer Group described below;

•

Individual performance of the executive, including level of responsibility and breadth of knowledge; and

•

Review of the executive’s total compensation, both individually and relative to other senior executives.

• Provide a level of economic security and stability so executives can focus on meeting our objectives, and encourage attraction and retention of top talent.
Short-term Incentive Program	Cash	• Capped bonus pool determined by Company financial performance; and • Capped individual bonuses determined by a combination of Company financial performance and individual performance.	• Promote the achievement of the Company’s annual goals.
Long-term Incentive Program	PSU 75% of LTI(1)

•

Tied to our financial performance, our relative TSR compared to a group of travel and tourism peers, and capped at target if absolute TSR is not positive;

•

Number of shares ranges from zero to 2x the target grant amount, depending on our financial performance over a three-year period; and

•

Vest, subject to continued employment, on the three-year anniversary of the grant date.(2)

• Incentivize strong long-term financial and TSR performance, as well as increases in our stock price over a three-year period.
RSU 25% of LTI(1)

•

Tied to value of stock to align executives’ interests with those of stockholders; and

•

Also used in connection with new hires or promotions to provide an initial stake in the Company and an additional retention incentive until the individual’s PSUs begin to vest.

• Alignment of interests with stockholders and to provide a retention element that balances the at-risk pay in the long-term incentive program.
(1)	In 2024, the T&C Committee revised the future equity mix to 60% PSUs and 40% RSUs.
(2)	Except for Mr. Goulden’s 2023 PSU award, which vests as described under Mr. Goulden’s 2023 Long-Term Equity Incentive Award.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     54

Back to Contents

How We Measure Performance

We measure performance based on:

•	Revenue is the Company’s revenue, taking into account any Compensation EBITDA adjustments that impact revenue.
•	Compensation EBITDA is a non-GAAP financial measure based on our adjusted earnings before interest, taxes, depreciation, and amortization, as publicly reported in our earnings press releases (“Adjusted EBITDA”), further adjusted to align measurement of performance on a basis consistent with how the performance targets were set and to reduce the risk that our compensation plan could incentivize inappropriate decision-making by management to achieve Compensation EBITDA targets. In particular, Compensation EBITDA:
•	Is impacted by stock-based compensation expenses;
•	Excludes results of acquisitions that were not incorporated into the targets set at the outset of awards to prevent “buying results;”
•	Excludes the impact of foreign exchange rate changes between the time targets are set and the end of the relevant period; and
•	Treats all capital expenditures as expenses, which reduces Compensation EBITDA relative to our Adjusted EBITDA.
•	Relative Total Stockholder Return (rTSR) is a measurement of the Company’s total stockholder return versus the total stockholder return of a group of the Company’s travel and tourism peers.
•	Absolute Total Stockholder Return (TSR) is a measurement of the Company’s absolute total stockholder return over the course of three years, to ensure executive compensation is aligned with stockholder value creation.
•	Individual Contributions such as individual execution against the Company’s strategic priorities, including non-financial goals.

How We Make Compensation Decisions

2022	Summer	Fall

	• Compensation planning began for 2023 compensation • Assessment of Compensation Peer Group	• Analysis of market compensation • Conducted stockholder engagement outreach • Consolidated feedback and communicated to all T&C Committee members • Review competitiveness of plan design

2023	Winter	Summer

	• 2023 Bonus Plan and long-term incentive plan performance targets • Set Company and individual goals for 2023 • Granted three-year 2023 PSUs and RSUs	• Consolidated feedback from annual meeting voting outcomes and spring stockholder engagement for T&C Committee and Board

	Spring	Fall
	• Conducted stockholder engagement in connection with annual meeting solicitation	• Stockholder engagement outreach discussions • T&C Committee assessed compensation trends and considered potential changes to the compensation program for 2024 • Conducted search for new CFO

2024	Winter

•

Communicated stockholder feedback to all T&C Committee members

•

Finalized 2023 Bonus Plan performance and payout

•

Adopted individual bonus cap for future bonus payments to executive officers

•

Revised PSU/RSU pay mix

•

Revised cash compensation mix to reduce target bonus opportunity and increase base salaries

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     55

Back to Contents

THE ROLE OF THE BOARD

•

The Board meets at the beginning of each year with our Chief Executive Officer to agree upon his and the Company’s performance objectives for the year. Our Chief Executive Officer and the Board review these objectives and the Company’s performance against them during the year.

•

At the beginning of the following year, our Chief Executive Officer presents to the T&C Committee a summary of his and the Company’s performance over the past year.

•

The T&C Committee then meets in executive session without any members of management to review our Chief Executive Officer’s performance and develop recommendations for his compensation.

•

The T&C Committee Chair also discusses our Chief Executive Officer’s performance with each member of the Board.

•

The Board then meets in executive session (without our Chief Executive Officer) to discuss our Chief Executive Officer’s performance and the T&C Committee’s compensation recommendations.

•

The Board determines the review to be given to our Chief Executive Officer, the actual payout amount of his bonus for the prior fiscal year, and the target total compensation he will receive for the current year.

THE ROLE OF MANAGEMENT

•

Our executive management team provides input to help the T&C Committee develop the structure of, and set performance metrics for, our annual performance-based Bonus Plan and annual equity grants.

•

Our Chief Executive Officer provides performance assessments and detailed compensation recommendations regarding our executive officers other than himself.

•

The T&C Committee gives significant weight to our Chief Executive Officer’s judgment in these matters because he is in a unique position to assess the other executive officers’ performance and contributions to our business.

THE ROLE OF THE COMPENSATION CONSULTANT

The T&C Committee engaged Semler Brossy, an outside global executive compensation consulting firm, to advise the T&C Committee on our compensation program for the NEOs. After considering the independence factors prescribed by SEC rules, the T&C Committee determined that Semler Brossy is independent and that there are no conflicts of interest with Semler Brossy in 2023.

At the T&C Committee’s direction, management generally collaborates with Semler Brossy regarding certain T&C Committee materials in advance of T&C Committee meetings. Semler Brossy participates in T&C Committee meetings and, at the end of most meetings, meets in executive session with the T&C Committee without management present.

With the support of the T&C Committee, management regularly asks Semler Brossy to provide calculations and market data to inform the T&C Committee’s decision-making process. The T&C Committee periodically requests management to seek Semler Brossy’s input, analysis, or recommendation with respect to a specific compensation practice, program, or arrangement.

During 2023 and 2024, Semler Brossy assisted the T&C Committee on the following matters:

•

Advised on the composition of the Compensation Peer Group and TSR Peer Group;

•

Prepared analyses of executive officer compensation levels as compared to the Compensation Peer Group, and made compensation recommendations;

•

Provided analysis and recommendations for the T&C Committee’s consideration of changing the PSU/RSU mix;

•

Advised the T&C Committee in the implementation of the individual executive officer bonus cap;

•

Provided advice on the appropriateness of our 2023 Bonus Plan awards and long-term incentives;

•

Actively participated in discussions leading up to the 2023 say-on-pay vote;

•

Completed an independent compensation program risk assessment;

•

Reviewed our non-employee director compensation program, and made compensation recommendations for our Cybersecurity Subcommittee of the Audit Committee;

•

Reviewed and provided feedback on our Termination Pay Policy;

•

Reviewed and provided feedback on our new Financial Restatement Recovery Policy; and

•

Prepared tally sheets and IRC Section 280G analyses to determine “excess parachute payments.”

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     56

Back to Contents

Benchmarking and Target Compensation

Our benchmarking analysis includes a comparison of each element of total compensation against a peer group of publicly-traded companies. With the help of its independent compensation consultant, the T&C Committee reviews annually the appropriateness of the companies that make up the existing peer group, as well as the companies our peers identify as their peers.

The primary characteristics used to determine which companies to include in the peer group are: industry, revenues, and peers identified by our peers. In particular, the T&C Committee sought to include internet merchandisers, online travel companies, and other technology companies with revenues between one-half and two times our annual revenues. The T&C Committee also included Alphabet, Amazon.com, Meta, and Microsoft because, although their revenues were more than two times our revenues, there are relatively few companies that otherwise met our criteria, we compete with them for executive talent, and they, like us, are leading e-commerce or technology companies.

The T&C Committee determined that the 2023 peer group would consist of the seventeen companies listed below (the “Compensation Peer Group”).

Activision Blizzard, Inc.(1)	Electronic Arts Inc.	Netflix, Inc.
Adobe Inc.	Expedia Group, Inc.	PayPal Holdings, Inc.
Airbnb, Inc.	IAC/InterActiveCorp	TripAdvisor, Inc.
Alphabet Inc.	Marriott International, Inc.	Uber Technologies, Inc.
Amazon.com, Inc.	Meta Platforms, Inc.	Wayfair, Inc.
eBay Inc.	Microsoft Corporation

(1)	Activision Blizzard, Inc. was acquired by Microsoft Corporation in October 2023.

The T&C Committee reviewed revenue of the peer companies from the last twelve months as of June 2023. Based on this data, our revenues ranked at approximately the 56th percentile of the Compensation Peer Group.

The T&C Committee refers to the Compensation Peer Group to assess “market” compensation, which it considers to be between the 50th and the 75th percentile of executive pay for the Compensation Peer Group. The T&C Committee uses the Compensation Peer Group data primarily to ensure that our executive compensation program as a whole is competitive. While the Compensation Peer Group provides the T&C Committee with guidance and information, it does not dictate the NEOs’ compensation and is not a substitute for the T&C Committee’s own business judgment in establishing compensation for the NEOs.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     57

Back to Contents

Overview

Each year, the T&C Committee reviews all compensation elements, including each executive officer’s base salary, annual cash incentive bonus plan opportunity, and long-term equity incentives, as well as payments that would be required under various severance and change in control scenarios. The T&C Committee also considers each executive’s market compensation levels and individual performance, including level of responsibility, potential for individual contribution, and breadth of knowledge and expertise.

The 2023 compensation program emphasizes a high percentage of at-risk pay based on Company performance for all our NEOs. At-risk pay is forfeitable if certain performance goals, set based on revenue, compensation EBITDA, relative total stockholder return, and absolute total stockholder return, are not met. The T&C Committee believes that at-risk compensation appropriately incentivizes executives to achieve results for the benefit of our stockholders and all of our stakeholders.

2023 COMPENSATION MIX(1)

(1)	Mix is shown at target. Percentages are approximate due to rounding.

The T&C Committee believes that the Company’s 2023 compensation program reflects competitive market practices that align the interests of our executives with those of our stockholders. Moreover, the program has been designed to attract and retain key members of management who have delivered record results.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     58

Back to Contents

2023 CEO Compensation Components

In 2023 the Board approved compensation to Mr. Fogel comprised of:

•	Cash compensation of approximately $5.8M (which amount includes base salary, cash bonus under the 2023 Bonus Plan, and certain additional “all other compensation”),
•	A three-year PSU award with a grant date fair value of approximately $20.6M, and
•	An RSU award with a grant date value of approximately $6.2M.

The total compensation shown in the 2023 Summary Compensation Table also includes PSUs that were granted prior to 2023. The rules require the accounting value of sub-periods associated with 2023 from the 2021 PSUs and 2022 PSUs to be included in the 2023 total compensation amount. For Mr. Fogel, this adds an additional $14.1M to his 2023 total compensation in the Summary Compensation Table.

(1)	Amounts are approximate due to rounding.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     59

Back to Contents

2023 Named Executive Officer Performance

GLENN D. FOGEL PRESIDENT AND CHIEF EXECUTIVE OFFICER

The Board and the T&C Committee assessed Mr. Fogel’s performance during 2023 and considered:

•	His consistent and exemplary leadership during another challenging and uncertain macroenvironment;
•	Our financial and operating performance, including the Company’s highest-ever revenue, gross bookings, and room nights;
•	Returns to stockholders in the form of $10.2 billion of stock repurchases during 2023, and the Company’s stock outperforming the S&P 500 for the year;
•	Progress toward achieving our long-term Connected Trip vision, including by growing verticals such as the flight offering and offering a robust loyalty program that provides value to consumers and partners across all trips;
•	Continued to grow our Booking.com brand awareness in the United States through a successful partnership with Major League Baseball and the most viewed in-game Super Bowl ad on game day on YouTube;
•	Innovation with generative AI offerings including Booking.com’s AI Trip Planner, Priceline’s generative AI travel assistant named “Penny,” as well as other brands’ ChatGPT plugins, and continued development of ways to integrate AI into our operations to drive productivity;
•	Continued to grow our flight offering with 58% year-over-year flight ticket growth across the Company;
•	Significant progress on our initiatives to operate the business sustainably, including our goals published in our Climate Action Plan;
•	Results of our 2023 employee engagement surveys, which demonstrated a committed and engaged workforce;
•	His healthy, open, and constructive relationship with key stakeholders; and
•	His consistent “tone at the top” of absolute integrity, as well as his outstanding commitment, people management skills, and investor and Board communication skills.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     60

Back to Contents

DAVID GOULDEN EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

The T&C Committee and Mr. Fogel considered the following highlights of Mr. Goulden’s 2023 performance:

•	Exceptional leadership and performance as Chief Financial Officer along with strategic insight and advice;
•	Returns to stockholders of approximately $10.2 billion in stock repurchases, and the Company’s stock outperforming the S&P 500 for the year;
•	Leadership, management, and strengthening of our finance department through successful ongoing execution of finance optimization initiatives;
•	Leadership in developing our financial plans;
•	Exceptional management of capital during volatile macroeconomic periods of inflation, increasing interest rates, and economic uncertainty;
•	Effective communication with the financial and investor communities; and
•	Notable progress of key initiatives and improvements in procurement and talent sourcing, including the significant growth of our two centers of excellence.

PETER J. MILLONES EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL

The T&C Committee and Mr. Fogel considered the following highlights of Mr. Millones’ 2023 performance:

•	Exceptional leadership and performance as General Counsel;
•	Skillful management of our legal department, including the compliance and privacy teams;
•	Navigation of the increasingly complex regulatory environment for online digital platforms;
•	Contributions to improving our systems and processes, including global legal coordination and collaboration among our different brands on key issues;
•	Continued development of our Booking Holdings Privacy Principles;
•	Oversight of risk management in the development and use of generative AI tools in our products;
•	Key leader on our Sustainability Steering Committee and a member of our Diversity, Equity, and Inclusion Steering Committee; and
•	Oversight of our corporate governance practices and efforts to organize and assist with the Board’s activities.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     61

Back to Contents

PAULO PISANO CHIEF HUMAN RESOURCES OFFICER

The T&C Committee and Mr. Fogel considered the following highlights of Mr. Pisano’s 2023 performance:

•	Global coordination of the human resources function and engagement with employees through global macroeconomic uncertainty;
•	Leadership and development of our diversity, equity, and inclusion initiatives, including a robust inclusive leadership training program;
•	Leadership of the Chief Financial Officer retirement transition and hiring of the Chief Financial Officer successor;
•	Management of our workforce through an incredibly competitive environment for talent attraction and retention;
•	Continued focus on maintaining a committed and engaged workforce across continents at various brands;
•	Efforts to attract talent “in key roles” to build new functions, innovations, and products;
•	Co-chair of our Diversity, Equity, and Inclusion Steering Committee; and
•	Creation of opportunities for employees to grow and build their careers through training and development programs.

2023 Base Salaries

In 2023, the T&C Committee did not make changes to base salaries for the NEOs.

Executive Officer	2022 Salary(2)	2023 Salary(2)
Glenn D. Fogel	$750,000	$750,000
David Goulden	$625,000	$630,000
Peter J. Millones	$552,083	$556,500
Paulo Pisano(1)	$420,225	$454,959
(1)	Mr. Pisano’s 2022 salary reflects the average 2022 EUR/USD exchange rate of 1.05056161 and 2023 salary reflects the average 2023 EUR/USD exchange rate of 1.08109137.
(2)	2022 and 2023 salaries listed reflect the amount received over the course of the year to align with the amount reported in the Summary Compensation Table for that year. Because there was a salary adjustment during 2022 for each of Messrs. Goulden, Millones, and Pisano, the amounts show base salary increased in 2023, though the T&C Committee did not make a change in that year.

Short-term Incentive Program

The fundamental principle underlying our typical annual senior management Bonus Plan is that the bonus pool for senior executives, including our executive officers, will be meaningfully funded only if we have significant year-over-year earnings and/or revenue growth on a fixed currency basis, taking into account the size of our business, market expectations regarding our growth, and our expectations regarding the growth of our markets.

The Bonus Plan pool applicable to our executive officers is funded based on our Compensation EBITDA and Revenue, which were used on an equally weighted basis to measure performance in connection with the 2023 senior management Bonus Plan.

The amount in the pool increases as our Compensation EBITDA and/or Revenue increase (until the cap on the pool is reached), and cash bonuses are awarded to executive officers from this pool. Although Company performance is a key factor in individual bonus payments for our executive officers, the T&C Committee maintains discretion to adjust the aggregate pool and/or individual bonuses upwards up to the max pool cap or downwards as it deems appropriate. The T&C Committee adopted an individual bonus cap of two times target applicable to executive officers beginning with the 2024 annual Bonus Plan.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     62

Back to Contents

2023 Bonus Plan Outcomes

The T&C Committee applied the learnings from the recent stockholder engagement efforts when it established the Compensation EBITDA and Revenue performance goals for the 2023 Bonus Plan. The T&C Committee was focused on setting rigorous growth targets after the Company’s strong financial performance in 2022, taking into account consensus expectations for the Company, and incentivizing impressive outcomes.

Bonus	2023 Revenue Performance Relative to 2022	2023 Compensation EBITDA Performance Relative to 2022
At Target	10% growth	17% growth
At Maximum	16% growth	27% growth
Actual	22% growth	36% growth

The Company’s record revenue and earnings performance in 2023 resulted in the Company exceeding its rigorous performance goals. The Company’s Revenue performed 5% above the maximum target and Compensation EBITDA performed 7% above the maximum target, resulting in max funding for the senior management bonus pool. Additionally, the bonuses for the NEOs reflect individual performance, including each NEO’s contributions to the execution of the Company’s business priorities and other non-financial goals described further in 2023 Named Executive Officer Performance. The T&C Committee took the Company’s financial overperformance and each NEO’s individual contributions into account when it awarded the NEOs a bonus payout of approximately 2.7 times target reflected below.

Named Executive Officer	Base Salary(2)	Bonus Target as a % of Base Salary	Actual 2023 Bonus Awarded
Glenn D. Fogel	$750,000	250%	$5,000,000
David Goulden	$630,000	210%	$3,532,000
Peter J. Millones	$556,500	190%	$2,823,000
Paulo Pisano(1)	$454,959	146%	$1,774,071
(1)	Amounts for Mr. Pisano are converted using the EUR/USD exchange rate of 1.08109137, which was the average rate for 2023.
(2)	2023 bonus is calculated based on each NEOs’ amount received over the course of the year to align with the amount reported in the Summary Compensation Table.

Long-term Incentive Program

In shaping the long-term incentive program, the T&C Committee focused on incentivizing the NEOs to deliver long-term results for the Company aligned with long-term value creation for stockholders and to execute on key strategic priorities. Accordingly, the T&C Committee structured the long-term incentive program as follows:

•  Three-year time-based award: aligned with stock price

•  2023 PSUs: vest in three years with three-year goals tied to Revenue and Compensation EBITDA

•  rTSR modifier: +/- 25% depending on TSR performance relative to peers at the end of the three-year measurement period and subject to the TSR governor and a max 2x cap

•  TSR governor: caps PSU vesting factor at target unless absolute TSR is positive over the course of the three-year award

(1)	Mr. Pisano’s 2023 grant is comprised of 29% RSUs and 71% PSUs as part of his transition to the other NEOs’ compensation model.
(2)	In 2024, the T&C Committee revised the future equity mix to 60% PSUs and 40% RSUs.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     63

Back to Contents

PSU vesting and goal setting

In 2023 the T&C Committee returned to its pre-pandemic long-term incentive plan structure of PSUs with three-year targets and vesting periods. The PSUs were also structured with the rTSR modifier, which is a three-year metric, along with the TSR governor that caps the PSUs at target if absolute TSR is not positive over the three-year period.

In connection with his retirement from his role as Chief Financial Officer of the Company, the T&C Committee awarded Mr. Goulden PSUs with vesting schedules described under Mr. Goulden’s 2023 Long-Term Equity Incentive Award.

Relative TSR Modifier

The 2023 PSUs include an rTSR modifier. At the end of the three-year measurement period, the PSUs are adjusted upwards or downwards by up to 25% based on the Company’s TSR relative to the TSR of a peer group of companies with high correlation to the Company’s industry, subject to the absolute TSR governor and capped at a maximum of 2 times target.

If rTSR is:	Then the rTSR Modifier is:
Below the 25th Percentile	0.75
Between the 25th and 39th Percentile	0.875
Between the 40th and 60th Percentile	1
Between the 61st and 75th Percentile	1.125
Greater than the 75th Percentile	1.25

The rTSR peer group is broader than the Compensation Peer Group because we considered only industry comparability and not size or other characteristics that are more relevant for benchmarking pay.

Relative TSR Peer Group
Accor SA	Airbnb, Inc.	Amadeus IT Group, S.A.
American Airlines Group Inc.	Avis Budget Group, Inc.	Carnival Corporation & plc
Choice Hotels International, Inc.	Delta Air Lines, Inc.	Deutsche Lufthansa AG
easyJet plc	Expedia Group, Inc.	Hilton Grand Vacations Inc.
Hilton Worldwide Holdings Inc.	Hyatt Hotels Corporation	InterContinental Hotels Group PLC
International Consolidated Airlines Group, S.A.	Japan Airlines Co., Ltd.	Marriott International, Inc.
Marriott Vacations Worldwide Corporation	Norwegian Cruise Line Holdings Ltd.	Qantas Airways Limited
Royal Caribbean Group	Ryanair Holdings plc	Sabre Corporation
Singapore Airlines Limited	Sixt SE	Southwest Airlines Co.
Travel + Leisure Co.	Trip.com Group Limited	TripAdvisor, Inc.
trivago N.V.	TUI AG	United Airlines Holdings, Inc.
Wyndham Hotels & Resorts, Inc.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     64

Back to Contents

TOTAL STOCKHOLDER RETURN(1)

(1)	The 1-year, 2-year, and 3-year TSRs are based on the calculated TSRs between the last trading day of 2023 and the last trading day of the year in 2022, 2021, and 2020, respectively.

TSR Governor

The T&C Committee is committed to aligning executive incentive compensation with stockholder returns and value creation. This is the primary driver behind the TSR governor, which caps the PSU vesting factor at target unless absolute TSR is positive over the three-year period of the PSU award. As a result, executive officers realize upside only if stockholders realize positive returns.

Performance Share Units (PSUs)

The 2023 PSUs granted to our NEOs are forfeitable if certain minimum performance thresholds are not achieved and have a maximum payout of 2x the number of “target” shares. The number of “target” shares was determined by taking a fixed U.S. Dollar amount established by the T&C Committee and dividing that amount by the fair market value of our common stock on the date of grant, which, as provided under our equity plan, is the closing price of our common stock on the trading day immediately preceding the date of grant. In setting our 2023 PSU performance thresholds, the T&C Committee considered our 2023 budget, our expectations for the global travel market over the three-year performance period, internal projections over the three-year performance period for us and certain of our peers, and external consensus projections. The T&C Committee also sought to ensure that the performance thresholds, in particular those that would result in a payout above 1x, reflected performance that would be expected to reward our stockholders.

The equally-weighted Revenue and Compensation EBITDA goals for the third sub-period of the 2021 PSUs and second sub-period of the 2022 PSUs are as follows:

If Revenue for the 2023 sub-period (ending December 31, 2023) is:	If Compensation EBITDA for the 2023 sub-period (ending December 31, 2023) is:	Then the number of shares that will be issued is:(1)
Below $17.1 billion	Below $4.9 billion	Forfeiture
Between $17.1 billion and $18.9 billion	Between $4.9 billion and $5.7 billion	0x to 1x the target grant
At $18.9 billion	At $5.7 billion	1x the target grant
Between $18.9 billion and $20 billion	Between $5.7 billion and $6.3 billion	1x to 2x the target grant
Above $20 billion	Above $6.3 billion	2x the target grant
(1)	Number of shares that could be issued (i) is based on relative performance against each of the Revenue and Compensation EBITDA goals, measured separately, with meaningful achievement of both performance metrics needed for a 2x outcome, and (ii) is subject to the rTSR modifier and TSR governor applied at the end of the measurement period.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     65

Back to Contents

The equally-weighted Revenue and Compensation EBITDA goals for the three-year period ending December 31, 2025 for the 2023 PSUs are as follows:

If Revenue for the three-year period ending December 31, 2025 is:	If Compensation EBITDA for the three-year period ending December 31, 2025 is:	Then the number of shares that will be issued is:(1)
Below $51.3 billion	Below $14.6 billion	Forfeiture
Between $51.3 billion and $63.1 billion	Between $14.6 billion and $19.9 billion	0x to 1x the target grant
At $63.1 billion	At $19.9 billion	1x the target grant
Between $63.1 billion and $66.8 billion	Between $19.9 billion and $21.9 billion	1x to 2x the target grant
Above $66.8 billion	Above $21.9 billion	2x the target grant
(1)	Number of shares that could be issued (i) is based on relative performance against each of the Revenue and Compensation EBITDA goals, measured separately, with meaningful achievement of both performance metrics needed for a 2x outcome, and (ii) is subject to the rTSR modifier and TSR governor applied at the end of the measurement period.

The Company’s strong performance in 2023 resulted in achieving 2 times target for each of the second sub-period of the 2022 PSUs and the third sub-period of the 2021 PSUs. The overall payout for the 2022 PSUs remains subject to Company performance in subsequent sub-periods and the application of the rTSR Modifier and TSR governor. Annual goals for subsequent measurement periods are set at the beginning of each performance year. The 2023 PSUs are also subject to the application of the rTSR Modifier and TSR governor at the end of the three-year performance period.

Regardless of Revenue or Compensation EBITDA achievement, for the 2022 and 2023 PSUs, if the Company’s absolute TSR is not positive, the number of shares that will be issued to executive officers will not exceed target.

Mr. Goulden’s 2023 Long-Term Equity Incentive Award

In 2023, Mr. Goulden announced that he would transition to a new role pending the expected hiring of his successor by March 2024. In connection with that transition, Mr. Goulden’s annual long-term equity incentive award for 2023 consisted of a three-year PSU award (the “2023 Goulden PSUs”) and an RSU award (the “2023 Goulden RSUs”), each with alternate vesting schedules. One third of the 2023 Goulden PSUs became eligible to vest and one third of the 2023 Goulden RSUs vested on March 4, 2024. The remaining portions of the 2023 Goulden PSUs and 2023 Goulden RSUs are eligible to vest on a quarterly basis pro-rated for the time Mr. Goulden remains in service to the Company until March 4, 2026. Regardless of the date Mr. Goulden ceases service to the Company, the receipt of any shares that vest under the 2023 Goulden PSU will generally not take place until March 2026 to ensure Mr. Goulden is engaged during a smooth transition to the new CFO. Moreover, Compensation EBITDA and Revenue are measured against the same targets used for the three-year period ending December 31, 2025 for the 2023 PSUs awarded to other NEOs, with the resulting number of PSUs subject to modification by the rTSR modifier (+ or - 25%) or capped by the TSR governor (potentially capping payout at target).

The two-year PSUs awarded in 2022 to Mr. Goulden also achieved 2 times target payout and the absolute TSR governor did not apply because TSR was positive over the course of the award.

Restricted Stock Units (RSUs)

In 2023, our long-term incentive program consisted of 75% PSUs and 25% RSUs. After discussion with our independent compensation consultant, and further market benchmarking, the T&C Committee determined to reflect a mix of approximately 60% PSUs and 40% RSUs in our long-term incentive program in 2024. The T&C Committee believes this structure is more in line with market practice and provides an appropriate base level of long-term pay and stability in the program design, with significant retention value tied to stock price and continuous service. While most peers have a 50/50 mix of PSUs and RSUs, the T&C Committee continues to believe the majority of equity grants should be linked to performance. Stockholders have expressed to us their continued support for a time-based component in our long-term incentive program.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     66

Back to Contents

The NEOs received the following RSU awards in 2023:

Executive	Grant date value of award
Glenn D. Fogel	$6,249,654
David Goulden	$3,000,358
Peter J. Millones	$1,876,206
Paulo Pisano	$1,249,931

These awards constitute 25% of the long-term incentive grants to the NEOs (other than Mr. Pisano, whose RSU award constitutes 29% of his long-term incentive grant in 2023 as part of his transition to the other NEOs’ compensation model) and vest over three years, provided the recipient is still employed by the Company.

RSUs are also used from time to time in connection with the hiring or promotion of a new senior executive to provide retention incentives during the first years of a position to balance the uncertainty associated with the typical three-year cliff vesting and performance terms of PSUs.

Stock Options

We did not grant any stock options to our NEOs in 2023.

Stockholder Dilution

We strongly believe in the responsible use of stock-based compensation. To be sure we are being judicious with stock-based compensation, the T&C Committee reviews the dilutive impacts of planned equity awards every year and unlike many other companies, we include the negative impact of stock-based compensation expense in the profit metrics we highlight in our quarterly earnings reports.

This year, stockholder dilution from our equity incentive programs, including our stock-based compensation expense as a percentage of year-end market capitalization, is below the 25th percentile of the Compensation Peer Group.	We are proud that in 2023, our stock-based compensation resulted in less than 0.7% of stockholder dilution and during the last 5 years, resulted in approximately 3% of cumulative dilution.

BKNG Stock-Based Compensation Expense as a % of GAAP Net Income

2019	2020	2021	2022	2023
6%	392%	32%	13%	12%

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     67

Back to Contents

STOCK-BASED COMPENSATION EXPENSE AS A % OF PRE-SBC EBITDA(1)

(1)	SBC expense as a percentage of Pre-SBC EBITDA for each respective year. If a Compensation Peer Group company’s annual EBITDA (see also footnote 3, below) is negative, its results are excluded for that year.
(2)	For this chart, the Company’s publicly reported Adjusted EBITDA is further adjusted to add back stock-based compensation expense to present pre-SBC Adjusted EBITDA consistent with how it is calculated for the Compensation Peer Group. See Appendix A to this proxy statement for a reconciliation of non-GAAP financial measures and rationale for use of non-GAAP financial measures.
(3)	Data is derived from publicly reported information of Compensation Peer Group companies. The Company’s use and calculation of Adjusted EBITDA and Pre-SBC Adjusted EBITDA may differ from the other companies’ use and calculation of such non-GAAP financial measures. For companies that do not publicly report EBITDA, reported operating income excluding depreciation & amortization expense and stock-based compensation expense is used.

STOCK-BASED COMPENSATION EXPENSE AS A % OF NET CASH PROVIDED BY OPERATING ACTIVITIES

Data is derived from publicly reported information of Compensation Peer Group companies. ADBE, EA, and MSFT do not have December 31 fiscal year ends, so their full year data is shown as of their latest completed fiscal year (e.g., MSFT’s 2023 data is for the twelve months ended June 30, 2023).
(1)	Represents the cumulative SBC expense and cumulative net cash provided by operating activities for the given period.
(2)	NA given ABNB and UBER’s first full year as a public company was 2021 and 2020, respectively.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     68

Back to Contents

Other Components of Executive Compensation

Change in Control Benefits

Our equity grants do not provide for “single trigger” accelerated vesting based solely on the occurrence of a change in control. Rather, acceleration of equity grants can only occur upon certain terminations of employment that occur at the same time as or following a change in control or upon certain terminations of employment that occur independently of a change in control. As a general matter, upon a termination of employment by us “without cause” or by the employee on account of their disability (and in some circumstances, for “good reason”) that occurs coincident with or following a change in control, the vesting of outstanding equity will be accelerated to the termination date on a pro-rata basis based on the portion of the performance period that has passed. Our awards do not provide for full acceleration of an award except in the case of the employee’s death.

No excess parachute payment tax gross-ups
None of our executive officers are entitled to tax gross-ups in respect of taxes resulting from excess parachute payments in connection with a change of control under section 4999 of the Internal Revenue Code. We have not provided for tax gross-ups in respect of Section 4999 in any new or materially modified compensatory arrangements with our executive officers for many years and the T&C Committee has formally adopted a policy not to approve any Section 4999 tax gross-ups or similar tax reimbursement arrangements related to excess parachute payments with our directors or executive officers.

If any payment made pursuant to an NEO’s employment agreement would be an excess parachute payment, we will reduce the amount of such payment to the extent necessary so that no portion of the payment, so reduced, would constitute an excess parachute payment if such reduction would result in an increase in the aggregate payments and benefits the executive will receive on an after-tax basis. See Potential Payments Upon a Change in Control and/or Termination beginning on page 87 for additional details.

Severance Benefits

Severance arrangements and change-in-control provisions in our equity awards are designed to:

•	encourage executives to remain focused on our business in the event of a rumored or actual fundamental corporate change or changes in the organization or its employment needs and provide assistance during any transition, and
•	manage compensation-related risks and align the interests of executives and stockholders by incentivizing executives to manage the business and evaluate potential change in control transactions from the perspective of a stockholder.

Each of our NEOs is entitled to receive severance benefits upon, among other things, a termination “without cause” or “for good reason.” The T&C Committee believes the amount of severance compensation each NEO would receive is appropriate based on market practices and the duration of non-competition agreements between us and our NEOs. Severance and other benefits are intended to ease the consequences to an executive of an unexpected termination of employment that the T&C Committee considers outside of the separated employee’s control. See Employment Contracts, Termination of Employment, and Change in Control Arrangements beginning on page 78 for additional details.

Termination Pay Policy
In 2023, the T&C Committee adopted a policy that it will seek stockholder ratification of any future arrangement with an executive officer that provides for a cash severance payment exceeding 2.99 times the executive’s base salary and target bonus.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     69

Back to Contents

Employee Benefits

Our health care and other insurance programs are generally the same for all eligible employees, including the NEOs, depending on their geographic location. For all eligible U.S.-based employees and certain eligible employees based outside the United States, we maintain a 401(k) plan. The 401(k) plan in which our eligible NEOs (excluding Mr. Pisano) participate allows all eligible employees to contribute up to 75% of their eligible pay (generally base salary and bonus), up to limits imposed by the U.S. Internal Revenue Code, as pre-tax and/or Roth contributions. We make a cash matching contribution to this 401(k) plan for all participants, including participating NEOs, of 50 cents on the dollar on the first 6% of eligible pay contributed to the plan. The 401(k) match made to each of the participating NEOs is reflected in the All Other Compensation column of the Summary Compensation Table.

All eligible Booking.com employees, including Mr. Pisano, receive a work-from-home allowance and a benefit for certain travel reservations made through Booking.com.

Perquisites

We do not maintain any material perquisites or personal benefits for any of the NEOs, such as company planes, cars, financial services, or country club memberships.

In connection with Mr. Fogel taking on the role of CEO of Booking.com in the Netherlands in 2019 in addition to his role as Chief Executive Officer of the Company and Mr. Pisano taking on the role of CHRO of the Company in 2021 in addition to his role as Chief People Officer of Booking.com, the Company agreed to provide certain benefits to Messrs. Fogel and Pisano to ensure that Messrs. Fogel and Pisano do not incur additional expenses or tax liability as a result of these additional roles. These benefits include payment of costs for the preparation of Dutch and U.S. tax returns and a related tax gross-up. For Mr. Fogel, these benefits also include tax equalization, which caps Mr. Fogel’s total tax exposure to what he would be taxed on earnings from the company under U.S. tax laws and is designed to yield neither an economic benefit nor detriment to Mr. Fogel as a result of his role of CEO of Booking.com in the Netherlands. Mr. Fogel also received a personal security assessment in 2023. Mr. Pisano was also reimbursed for legal services in connection with the Company’s adoption of its Financial Restatement Recovery Policy.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     70

Back to Contents

Compensation Governance Matters

Stock Ownership Guidelines

Our stock ownership guidelines require the executive officers to own the number of shares of our common stock indicated below. For these purposes, shares owned outright by an executive officer are counted, but unvested stock options, vested stock options that have not been exercised, and unvested stock-based equity awards are not considered. Executive officers who do not meet the stock ownership guidelines must retain a minimum of 50% of the shares received on an after-tax basis from the exercise of stock options; the vesting of restricted shares, RSUs, and performance share units; and the settlement of any other stock-based equity award until the ownership target is reached. As of March 31, 2024, each current executive officer was in compliance with the guidelines with the exception of Mr. Steenbergen, who joined the Company on March 15, 2024.

Name	Number of Shares Required to be Owned under our Stock Ownership Guidelines — the Lesser of:	Number of Shares Owned as of March 31, 2024(1)	Value of Shares Owned as of March 31, 2024(2)
Glenn D. Fogel, President and Chief Executive Officer	15,000 shares or shares valued at $5 million	17,822	$64,656,077
Ewout Steenbergen, Executive Vice President and Chief Financial Officer(3)	5,000 shares or shares valued at three times base salary	0	$0
Peter J. Millones, Executive Vice President and General Counsel	5,000 shares or shares valued at three times base salary	12,445	$45,148,967
Paulo Pisano, Chief Human Resources Officer	5,000 shares or shares valued at three times base salary	914	$3,315,882
(1)	See Security Ownership of Certain Beneficial Owners and Management for certain details relating to beneficial stock ownership, calculated in accordance with SEC rules.
(2)	Based on the closing share price of $3,627.88 on March 28, 2024, the last trading day before March 31, 2024.
(3)	Mr. Steenbergen became Chief Financial Officer on March 15, 2024 and, as a result, will be permitted to meet the Stock Ownership Guidelines over time.

Our stock ownership guidelines also establish requirements for non-employee members of the Board, which are set forth under Non-Employee Director Compensation and Benefits on page 95. Our stock ownership guidelines are detailed in our Corporate Governance Principles available on our corporate website (www.bookingholdings.com).

Short-Selling, Hedging and Pledging Prohibitions

Our longstanding policy is to prohibit executive officers, directors, and employees from entering into hedging transactions with respect to our stock, speculating in our stock, or engaging in short-term trading in our stock such as “day trading.” Such prohibited activity includes short selling (profiting if the market price of the securities decreases); buying or selling publicly traded options, including writing covered calls; buying our stock on margin (unless arrangements are made to cover any margin calls in cash); and arbitrage trading. We also do not permit our executive officers or directors to pledge any of our securities.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     71

Back to Contents

Pre-arranged Trading Plans

We encourage, but do not require, our executive officers to adopt pre-arranged trading plans that comply with Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”). With the SEC’s new rules for the adoption and operation of a 10b5-1 Plan, in 2023 we amended our internal guidelines to align with the SEC’s rules and also continue to impose restrictions beyond the SEC’s 10b5-1 rules that the Company believes are important guardrails. The Company’s internal guidelines include:

•	A 10b5-1 Plan must be adopted during an open trading window.
•	The adoption or modification of a 10b5-1 Plan must adhere to the cooling-off period outlined in the SEC’s 10b5-1 rules.
•	A 10b5-1 Plan must generally have a minimum term of one year.
•	A 10b5-1 Plan may not be terminated earlier than the date provided for in the plan, except as approved by the chair of our T&C Committee or, if unavailable, the chair of our Audit Committee.

In addition to the required 10b5-1 Plan disclosure in Forms 10-Q and 10-K, consistent with our past practices, we intend to continue to provide a list of 10b5-1 Plans for our NEOs and directors on a quarterly basis following the closing of our trading window on our corporate website (www.bookingholdings.com).

Equity Award Dates

The T&C Committee selected March 4, May 12, August 12, and November 12, 2024 as the grant dates for any equity awards to executive officers and other employees. The T&C Committee (or the Board) has the ability to adjust dates in advance or select additional grant dates in its sole discretion. All grants are approved in advance by the T&C Committee (or the Board) or, on an exception basis, the Chair of the T&C Committee.

Clawback Policies

In accordance with new Nasdaq listing standards and SEC rules, as of December 1, 2023 we adopted a Financial Restatement Recovery Policy that states the Company will seek recovery of excess incentive compensation from executive officers in the event of a covered financial restatement, as such terms are defined in the policy filed with the Company’s Annual Report on Form 10-K.

We also have had an incentive-based compensation clawback policy in place since February 7, 2013, which provides that under certain circumstances where an executive officer has engaged in misconduct that has resulted in the executive receiving excessive incentive-based compensation, the Board may seek recovery of such excessive incentive-based compensation.

Talent and Compensation Committee Report

The Talent and Compensation Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with management. Based on that review and discussion, the Talent and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

TALENT AND COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

Mirian M. Graddick-Weir, Chair
Robert J. Mylod, Jr.
Sumit Singh
Lynn Vojvodich Radakovich

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     72

Back to Contents

Summary Compensation Table

The following table shows compensation earned during 2023, 2022, and 2021 by the persons who served as our Chief Executive Officer and our Chief Financial Officer and the two next most highly-compensated executive officers serving in 2023. These individuals are referred to as the “named executive officers.” These four individuals were our only executive officers for purposes of Exchange Act Rule 3b-7 during 2023. Titles shown in the table are titles held as of December 31, 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Glenn D. Fogel President and Chief Executive Officer	2023	750,000	—	40,929,691	—	5,000,000	(2)	41,043	(5)	46,720,734
	2022	750,000	—	26,258,740	—	3,750,000	(3)	760,908		31,519,648
	2021	750,000	—	48,010,707	—	5,212,500	(4)	1,104,266		55,077,473
David Goulden Executive Vice President and Chief Financial Officer	2023	630,000	—	19,548,776	—	3,532,000	(2)	10,138	(5)	23,720,914
	2022	625,000	—	8,844,265	—	2,646,000	(3)	9,388		12,124,653
	2021	600,000	—	15,375,661	—	3,500,000	(4)	8,988		19,484,649
Peter J. Millones Executive Vice President and General Counsel	2023	556,500	—	12,165,681	—	2,823,000	(2)	10,138	(5)	15,555,319
	2022	552,083	—	8,488,874	—	2,114,700	(3)	9,388		11,165,045
	2021	530,000	—	16,213,487	—	2,750,000	(4)	8,988		19,502,475
Paulo Pisano(6) Chief Human Resources Officer	2023	454,959	—	4,550,645	—	1,774,071	(2)	32,331	(5)	6,812,006
	2022	420,225	—	2,999,640	—	1,050,562	(3)	4,736		4,475,163
	2021	455,764	—	2,349,065	—	946,018	(4)	41,120		3,791,967
(1)	Represents the aggregate grant date fair value of: (a) PSUs granted to Messrs. Fogel, Goulden, Millones, and Pisano in 2023; (b) RSUs granted to Messrs. Fogel, Goulden, Millones, and Pisano in 2023; (c) PSUs granted to Messrs. Fogel, Goulden, Millones, and Pisano in 2022; (d) RSUs granted to Messrs. Fogel, Goulden, and Millones in 2022; (e) PSUs granted to Messrs. Fogel, Goulden, Millones, and Pisano in 2021; (f) adjustment of 2018 and 2019 PSUs granted to Messrs. Fogel, Goulden, and Millones in 2021; and (g) RSUs granted to Messrs. Fogel, Goulden, Millones, and Pisano in 2021, in each case computed in accordance with FASB ASC Topic 718. In February 2023, the performance targets were set for (1) the third sub-period of the three-year PSUs awarded to Messrs. Fogel, Goulden and Millones in 2021, (2) the second sub-period of the two-year PSUs awarded to Mr. Goulden in 2022, and (3) the second sub-period of the three-year PSUs awarded to Messrs. Fogel, Goulden, and Millones in 2022. As a result, the grant date was established for the third sub-period of the 2021 three-year PSUs and the second sub-period for the 2022 two- and three-year PSUs. The grant date fair value for the 2021 three-year PSUs granted on February 17, 2023 to Messrs. Fogel, Goulden, and Millones was calculated using the target number of shares associated with the third sub-period multiplied by the share price of $2,664.83, which was derived using Monte Carlo simulations (used because of the rTSR component of this award). The maximum number of shares that could be issued to Messrs. Fogel, Goulden, and Millones is two times the target number of shares for the third sub-period of the 2021 three-year PSUs, which would result in: $13,468,051 for Mr. Fogel, $5,857,296 for Mr. Goulden, and $4,098,509 for Mr. Millones. The grant date fair value for the 2022 two-year PSUs granted on February 17, 2023 to Mr. Goulden was calculated using the target number of shares associated with the second-sub period multiplied by $2,525.35, which was derived using Monte Carlo simulations (used because of the rTSR modifier and TSR governor components of this award). The grant date fair value for the 2022 three-year PSUs granted on February 17, 2023 to Messrs. Fogel, Goulden, and Millones was calculated using the target number of shares associated with the second sub-period multiplied by the share price of $2,462.21, which was derived using Monte Carlo simulations (used because of the rTSR modifier and TSR governor components of this award). The maximum number of shares of the 2022 three-year PSUs that could be issued to Messrs. Fogel and Millones is two times the target number of shares for the second sub-period, which would result in: $14,640,301 for Mr. Fogel and $4,102,042 for Mr. Millones. The maximum number of shares of each of the two- and three-year PSUs that could be issued to Mr. Goulden is two times the target number of shares for the second sub-period of each award, which would result in $4,505,224 and $2,930,030, respectively. The grant date fair value

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     73

Back to Contents
for the PSUs granted on March 4, 2023 to Messrs. Fogel, Goulden, Millones, and Pisano was calculated using the target number of shares multiplied by the share price of $2,882.72, which was derived using Monte Carlo simulations (used because of the rTSR modifier and TSR governor components of this award). The maximum number of shares that could be issued to Messrs. Fogel, Goulden, Millones, and Pisano is two times the target number of shares of the 2023 three-year PSU award, which would result in: $41,251,723, for Mr. Fogel, $19,804,286, for Mr. Goulden, $12,378,400 for Mr. Millones, and $6,601,429 for Mr. Pisano. The amounts in this column reflect our estimate of the payout for these awards, as of the date of grant, and do not correspond to the actual value, if any, that will be recognized by the NEOs. For additional information, please refer to Notes 2 and 4 of our Consolidated Financial Statements for the year ended December 31, 2023, included in our Annual Report on Form 10-K.
(2)	Represents 2023 cash awards paid in 2024 under the 2023 Bonus Plan.
(3)	Represents 2022 cash awards paid in 2023 under the 2022 Bonus Plan.
(4)	Represents 2021 cash awards paid in 2022 under the 2021 Bonus Plan.
(5)	With respect to Messrs. Fogel, Goulden, and Millones, the amount represents the estimated value of insurance premiums paid by us during 2023 for life insurance and accidental death and dismemberment insurance for the benefit of such NEO and matching contributions made by us for each such NEO to our 401(k) plan for fiscal year 2023. For Mr. Fogel, the amount in 2023 also includes costs related to a personal security assessment as well as tax preparation services and an estimated tax gross-up for such services to be finalized at the end of 2024. For Mr. Pisano, the amount represents the U.S. Dollar value of perquisites, including the costs of certain legal and tax preparation services and related tax gross-ups in 2023 and certain benefits available to Mr. Pisano as a Booking.com employee. For Mr. Pisano, the amount shown for 2021 has been updated to reflect an additional $31,140 for tax preparation services.
Also with respect to Mr. Fogel, amounts include any net tax equalization benefit in connection with his role as CEO of Booking.com in the Netherlands. In 2023, payments we made under the tax equalization arrangement were exceeded by tax settlement payments made by, or hypothetical taxes deducted from, Mr. Fogel, resulting in zero net reportable tax equalization benefit. In 2022, the amount shown has been updated to reflect Mr. Fogel’s net tax equalization benefit of $727,826, which includes a related tax gross-up of $132,112, as well as tax preparation services. In 2021, the amount shown has been updated to reflect Mr. Fogel’s net tax equalization benefit of $1,095,278 (predominantly related to Dutch taxes we paid for the 2020 tax year), which includes a related tax gross-up of $233,270. In 2020, the Company made hypothetical tax deductions from Mr. Fogel’s compensation in the amount of $1,339,320, which partially offset the Dutch taxes paid by us in 2021 for the 2020 tax year, and which are not reflected in the period covered by this table.
The above tax-equalization-related payments and deductions for all years were made pursuant to the existing tax equalization arrangement with Mr. Fogel discussed in “Perquisites.” The tax equalization benefit caps Mr. Fogel’s total tax exposure to what he would be taxed on earnings from the company under U.S. tax laws and is designed to yield neither an economic benefit nor detriment to Mr. Fogel as a result of his role of CEO of Booking.com in the Netherlands.
(6)	Amounts (other than equity awards) for Mr. Pisano are converted using a EUR/USD exchange rate of 1.08109137, 1.05056161, and 1.1825219, which were the average rates for 2023, 2022, and 2021, respectively. Mr. Pisano became an executive officer in August 2021.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     74

Back to Contents

Grants of Plan-Based Awards Table

The following table provides information about equity and non-equity awards granted to our named executive officers in 2023. The column “Estimated Possible Payouts under Non-Equity Incentive Plan Awards” shows the “target” cash payouts under the 2023 Bonus Plan at the time the plan was adopted. Actual payouts were made in March 2024 and can be found in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation” for 2023.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Name	Grant Date	Date Grant Approved	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Glenn D. Fogel	3/4/23	3/2/23	—	—	—	0	7,155	14,310	—	20,625,862
	3/4/23	3/2/23	—	—	—	—	—	—	2,385	6,249,654
	2/17/23	2/17/23	—	—	—	0	2,973	5,946	—	7,320,150
	2/17/23	2/17/23	—	—	—	0	2,527	5,054	—	6,734,025
			—	1,875,000	—	—	—	—	—	—
David Goulden	3/4/23	3/2/23	—	—	—	0	3,435	6,870	—	9,902,143
	3/4/23	3/2/23	—	—	—	—	—	—	1,145	3,000,358
	2/17/23	2/17/23	—	—	—	0	595	1,190	—	1,465,015
	2/17/23	2/17/23	—	—	—	0	892	1,784	—	2,252,612
	2/17/23	2/17/23	—	—	—	0	1,099	2,198	—	2,928,648
			—	1,323,000	—	—	—	—	—	—
Peter J. Millones	3/4/23	3/2/23	—	—	—	0	2,147	4,294	—	6,189,200
	3/4/23	3/2/23	—	—	—	—	—	—	716	1,876,206
	2/17/23	2/17/23	—	—	—	0	833	1,666	—	2,051,021
	2/17/23	2/17/23	—	—	—	0	769	1,538	—	2,049,254
			—	1,057,350	—	—	—	—	—	—
Paulo Pisano	3/4/23	3/2/23	—	—	—	0	1,145	2,290	—	3,300,714
	3/4/23	3/2/23	—	—	—	—	—	—	477	1,249,931
			—	664,240	—	—	—	—	—	—
(1)	These columns show the target amount of the payout for each NEO under the 2023 Bonus Plan at the time it was adopted. The actual payments to NEOs for 2023 are included in the column entitled “Non-equity Incentive Plan Compensation” of the Summary Compensation Table. The business measurements and performance goals for determining the payouts under the 2023 Bonus Plan are described in the Compensation Discussion and Analysis beginning on page 48.
(2)	These columns show the “Threshold,” “Target,” and “Maximum” number of shares of our common stock that could be issued in connection with the three-year 2023 PSUs (applicable to Messrs. Fogel, Goulden, Millones, and Pisano) and second sub-period of the two-year 2022 PSUs (applicable to Mr. Goulden) and second sub-period of the three-year 2022 PSUs (applicable to Messrs. Fogel, Goulden, and Millones) and the third sub-period of our three-year 2021 PSUs (applicable to Messrs. Fogel, Goulden, and Millones), which were granted under our 1999 Omnibus Plan. The target number of shares reported is the full target number of shares for the complete three-year performance period of the 2023 PSUs. The performance targets for each of the annual performance periods under each of the 2022 PSUs and the 2021 PSUs are set at the beginning of each performance year. Therefore, the target number of shares reported is one-half of the target number of shares of the applicable two-year PSUs and one-third of the target number of shares of the applicable three-year PSUs, which is the portion of the PSUs for which performance targets were set in 2023. The performance period for the three-year PSUs granted in 2023 ends on December 31, 2025. The performance periods for the two- and three-year PSUs granted in 2022 end on December 31, 2023, and December 31, 2024, respectively. The performance period for the three-year PSUs granted in 2021 ended on December 31, 2023. The performance criteria for determining the number of shares of our common stock to be issued, if any, in connection with the PSUs is described under “Long-term Incentive Program” in the Compensation Discussion and Analysis beginning on page 48.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     75

Back to Contents
(3)	Represents the aggregate grant date fair value, as applicable, of PSUs and RSUs granted to the named executive officers, computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the full amount that we would expense in our financial statements over the award’s vesting schedule. The grant date fair value of the third sub-period of the 2021 three-year PSUs awarded to Messrs. Fogel, Goulden, and Millones included in the table is equal to the target number of shares associated with the third sub-period multiplied by the share price of $2,664.83, which was derived using Monte Carlo simulations (used because of the rTSR modifier component of this award). The grant date fair value of the second sub-period of the 2022 two-year PSUs awarded to Mr. Goulden was calculated using the target number of shares associated with the second sub-period multiplied by the share price of $2,525.35, which was derived using Monte Carlo simulations (used because of the rTSR modifier and TSR governor components of this award). The grant date fair value of the second sub-period of the 2022 three-year PSUs awarded to Messrs. Fogel, Goulden, and Millones was calculated using the target number of shares associated with the second sub-period multiplied by the share price of $2,462.21, which was derived using Monte Carlo simulations (used because of the rTSR modifier and TSR governor components of this award). The actual number of shares to be issued for the applicable two-year or three-year PSUs, if any, will be determined based on the relevant performance criteria over the remaining performance period and the application of the rTSR modifier and, for the 2022 two-year and three-year PSUs, the TSR governor at the end of the performance period. The grant date fair value of the PSUs granted to Messrs. Fogel, Goulden, Millones, and Pisano on March 4, 2023, was calculated using the target number of shares multiplied by the share price of $2,882.72, which was derived using Monte Carlo simulations (used because of the rTSR modifier and TSR governor components of this award). The grant date fair value of the RSUs granted to Messrs. Fogel, Goulden, Millones, and Pisano on March 4, 2023, was calculated using the target number of shares multiplied by the share price of $2,620.40, which was the closing price of our common stock on March 3, 2023. For additional information, please refer to Notes 2 and 4 of our Consolidated Financial Statements for the year ended December 31, 2023, included in our Annual Report on Form 10-K.

Outstanding Equity Awards at 2023 Fiscal Year-End Table

The following table provides information on the holdings of stock awards by our NEOs at fiscal year-end 2023, including any unvested RSUs, unvested PSUs with performance or service conditions that have not yet been satisfied, and unvested or unexercised stock option awards as of December 31, 2023. The market value of the stock awards is based on the closing price of our common stock on December 29, 2023, which was $3,547.22.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)
Glenn D. Fogel	—	—	—	—	—	32,267	(1)	114,458,148	14,310	(2)	50,760,718
David Goulden	—	—	—	—	—	14,845	(3)	52,658,481	6,870	(4)	24,369,401
Peter J. Millones	—	—	—	—	—	9,475	(5)	33,609,910	4,294	(6)	15,231,763
Paulo Pisano	527(7)	0	0	1,411.00	5/12/30	4,090	(8)	14,508,130	2,765	(9)	9,808,063

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     76

Back to Contents
(1)	Represents 842 shares of our common stock subject to RSUs granted to Mr. Fogel in March 2021 that vested on March 4, 2024, 1,982 shares of our common stock subject to RSUs granted in March 2022 that are scheduled to vest ratably on March 4, 2024, and March 4, 2025, respectively, and 2,385 shares of our common stock subject to RSUs granted in March 2023 that are scheduled to vest ratably on March 4, 2024, March 4, 2025, and March 4, 2026, respectively. Also includes: in connection with the three-year 2021 PSUs, 15,164 shares for which the performance periods commenced on January 1, 2021, 2022, or 2023 and ended on December 31, 2021, 2022, or 2023, as applicable, which represents two times the target number of shares for the first-, second- and third-sub periods that were issued in March 2024 upon vesting; and in connection with the three-year 2022 PSUs, 11,894 shares for which the performance period commenced on January 1, 2022 or 2023 and ended on December 31, 2022 or 2023, as applicable, which represents two times the target number of shares for the first- and second-sub periods that could be issued following the end of the performance period, subject to continued employment with us and the rTSR modifier and the TSR governor, which are not performance criteria.
(2)	Includes 14,310 shares in connection with the three-year 2023 PSUs for which the performance period commenced on January 1, 2023 and will end on December 31, 2025, which represents the maximum number of shares of our common stock that may be issued following the end of the performance period in connection with these PSUs. The actual number of shares to be issued for this grant, if any, has not been determined and will be determined based on the relevant performance criteria over the applicable three-year performance period, subject to continued employment with us and the rTSR modifier and the TSR governor, which are not performance criteria.
(3)	Represents 366 shares of our common stock subject to RSUs granted to Mr. Goulden in March 2021 that vested on March 4, 2024, 792 shares of our common stock subject to RSUs granted in March 2022 that are scheduled to vest ratably on March 4, 2024, and March 4, 2025, respectively, and 1,145 shares of our common stock subject to RSUs granted in March 2023 that are scheduled to vest one-third on March 4, 2024, and ratably each quarter from June 4, 2024 through March 4, 2026. Also includes: in connection with the three-year 2021 PSUs, 6,594 shares for which the performance periods commenced on January 1, 2021, 2022, or 2023 and ended on December 31, 2021, 2022, or 2023, as applicable, which represents two times the target number of shares for the first-, second- and third-sub periods that were issued in March 2024 upon vesting; in connection with the two-year 2022 PSUs, 3,568 shares for which the performance period commenced on January 1, 2022 or 2023 and ended on December 31, 2022 or 2023, as applicable, which represents two times the target number of shares of our common stock for the first- and second-sub periods and were issued in March 2024 upon vesting; and in connection with the three-year 2022 PSUs, 2,380 shares for which the performance period commenced on January 1, 2022 or 2023 and ended on December 31, 2022, or 2023, as applicable, which represents two times the target number of shares for the first- and second-sub periods that could be issued following the end of the performance period, subject to continued employment with us and the rTSR modifier and the TSR governor, which are not performance criteria.
(4)	Includes 6,870 shares in connection with the three-year 2023 PSUs for which the performance period commenced on January 1, 2023 and will end on December 31, 2025, which represents the maximum number of shares of our common stock that may be issued following the end of the performance period in connection with these PSUs. The actual number of shares to be issued for this grant, if any, has not been determined and will be determined based on the relevant performance criteria over the applicable three-year performance period, subject to continued employment with us and the rTSR modifier and the TSR governor, which are not performance criteria.
(5)	Includes 256 shares of our common stock subject to RSUs granted to Mr. Millones in March 2021 that vested on March 4, 2024, 555 shares of our common stock subject to RSUs granted in March 2022 that are scheduled to vest ratably on March 4, 2024, and March 4, 2025, respectively, and 716 shares of our common stock subject to RSUs granted in March 2023 that are scheduled to vest ratably on March 4, 2024, March 4, 2025, and March 4, 2026, respectively. Also includes: in connection with the three-year 2021 PSUs, 4,616 shares for which the performance periods commenced on January 1, 2021, 2022, or 2023 and ended on December 31, 2021, 2022, or 2023, as applicable, which represents two times the target number of shares for the first-, second- and third-sub periods that were issued in March 2024 upon vesting; and in connection with the three-year 2022 PSUs, 3,332 shares for which the performance period commenced on January 1, 2022 or 2023 and ended on December 31, 2022 or 2023, as applicable, which represents two times the target number of shares for the first- and second-sub periods that could be issued following the end of the performance period, subject to continued employment with us and the rTSR modifier and the TSR governor, which are not performance criteria.
(6)	Includes 4,294 shares in connection with the three-year 2023 PSUs for which the performance period commenced on January 1, 2023 and will end on December 31, 2025, which represents the maximum number of shares of our common stock that may be issued following the end of the performance period in connection with these PSUs. The actual number of shares to be issued for this grant, if any, has not been determined and will be determined based on the relevant performance criteria over the applicable three-year performance period, subject to continued employment with us and the rTSR modifier and the TSR governor, which are not performance criteria.
(7)	Represents the exercisable number of shares of our common stock subject to non-qualified stock options granted to Mr. Pisano in May 2020 that vested in March 2023.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     77

Back to Contents
(8)	Includes 136 shares of our common stock subject to RSUs granted to Mr. Pisano in August 2021 that are scheduled to vest on August 12, 2024, and 477 shares of our common stock subject to RSUs granted in March 2023 that are scheduled to vest ratably on March 4, 2024, March 4, 2025, and March 4, 2026, respectively. Also includes: in connection with the three-year 2021 PSUs, 1,098 shares for which the performance period commenced on January 1, 2021, 2022, or 2023 and ended on December 31, 2021, 2022, or 2023, as applicable, which represents two times the target number of shares for the first-, second- and third-sub periods that were issued in March 2024 upon vesting; in connection with the three-year 2022 PSUs, subject to continued employment, 952 shares for which the performance period commenced on January 1, 2022 and ended on December 31, 2022 and which represents two times the target number of shares for the first sub-period that could be issued following the end of the performance period; 952 shares for which the performance period commenced on January 1, 2023 and ended on December 31, 2023, which represents two times the target number of shares for the second sub-period, and 475 shares for which the performance period commenced on January 1, 2024 and ends on December 31, 2024, which represents one times the target number of shares for the third sub-period that could be issued following the end of the performance period in connection with the three-year PSUs.
(9)	Includes 2,290 shares in connection with the three-year 2023 PSUs for which the performance period commenced on January 1, 2023 and will end on December 31, 2025, which represents the maximum number of shares of our common stock that may be issued following the end of the performance period in connection with these PSUs. The actual number of shares to be issued for this grant, if any, has not been determined and will be determined based on the relevant performance criteria over the applicable three-year performance period, subject to continued employment with us and the rTSR modifier and the TSR governor, which are not performance criteria. Also includes 475 shares of the 2022 PSUs for the third sub-period in the 2024 calendar year, which represent one times the target number of shares of our common stock attributable to such sub-periods that could be issued following the end of the performance period in connection with the three-year PSUs.

Option Exercises and Stock Vested Table

The following table contains information about the vesting of stock awards held by our NEOs and options exercised by our NEOs in 2023.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Glenn D. Fogel	0	0	12,607	33,983,410(1)
David Goulden	0	0	17,035	44,638,514(2)
Peter J. Millones	0	0	5,065	13,577,172(1)
Paulo Pisano	1,600	2,017,767(3)	431	1,209,065(4)
(1)	Reflects vesting of PSUs and RSUs in March 2023 with a per share market price of $2,620.40, the closing price of our common stock on March 3, 2023 and vesting of RSUs in December 2023 with a per share market price of $3,479.12, the closing price of our common stock on December 15, 2023.
(2)	Reflects vesting of PSUs and RSUs in March 2023 with a per share market price of $2,620.40, the closing price of our common stock on March 3, 2023.
(3)	Reflects the difference between the exercise price per stock option exercised and (i) the closing price per share of common stock on the date of exercise, if the resulting shares were held, or (ii) the sale price, if the resulting shares were sold. The per share market price for options exercised in March 2023 reflects (a) a closing price of $2,613.43, or (b) a sale price of $2,604.90, as applicable. The per share market price for options exercised in August 2023 reflects a sale price of $3,124.72.
(4)	Reflects vesting of RSUs in March 2023 with a per share market price of $2,620.40, the closing price of our common stock on March 3, 2023 and vesting of RSUs in August 2023 with a per share market price of $3,206.23, the closing price of our common stock on August 11, 2023.

Employment Contracts, Termination of Employment, and Change in Control Arrangements

Our NEOs’ employment agreements generally provide for minimum annual base salaries and that each executive will be eligible to participate at a level commensurate with their position in our annual bonus and long-term compensation plans generally made available to our senior executives and to participate in all benefit plans and arrangements and fringe benefits and perquisite programs generally provided to our other comparable senior executives. Additional material terms of each NEO’s employment agreement and equity instruments outstanding at December 31, 2023, are summarized below. Undefined capitalized terms in this section are defined in the NEOs’ respective employment agreements unless otherwise specified.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     78

Back to Contents

Mr. Fogel

Employment Agreement

On December 15, 2016, we entered into an employment agreement with Mr. Fogel effective January 1, 2017 in connection with his appointment as our President and Chief Executive Officer and as a member of the Board. In connection with Mr. Fogel taking on the additional roles of Chief Executive Officer and director of Booking.com in 2019, we amended and supplemented this agreement with a Letter Agreement, dated October 24, 2019. In addition to providing that Mr. Fogel will serve in the additional roles until the earliest of (a) the termination of his employment with us, (b) his removal pursuant to Booking.com’s Articles of Association and (c) his resignation from either or both such positions, this amendment provides certain benefits to Mr. Fogel to ensure that Mr. Fogel is not subject to adverse tax consequences and does not incur additional expenses as a result of serving as Chief Executive Officer of Booking.com. Further, in the event Mr. Fogel terminates his employment with us, he agrees that he will voluntarily resign from his positions with Booking.com.

TERM

Mr. Fogel’s employment agreement had an initial three-year term that began on January 1, 2017, which was terminable by either party upon ninety days’ written notice. The three-year initial term is automatically extended for additional one-year periods unless either party gives written notice to the other party at least ninety days prior to the expiration of the then-current one year additional period that the employment agreement will not be extended.

TERMINATION WITHOUT “CAUSE” OR FOR “GOOD REASON”

In the event of a termination of Mr. Fogel’s employment without “Cause” or by Mr. Fogel for “Good Reason,” Mr. Fogel will be entitled to receive his compensation accrued through the date of his termination of employment and the following severance compensation and benefits, subject to his executing and not revoking a release:

1.	two times his base salary and target bonus, if any, paid over a 24-month period following his termination of employment;
2.	if a bonus plan is in place, a pro-rata actual annual bonus for the year in which termination of employment occurs; and
3.	continuation for eighteen months following termination of employment of group health insurance benefits as if Mr. Fogel were our employee.

If Mr. Fogel’s employment is terminated without “Cause” or by Mr. Fogel for “Good Reason” on or within twelve months after the consummation of, or, under certain circumstances, within six months prior to, a “Change in Control”, Mr. Fogel will be entitled to the following severance compensation and benefits, subject to his executing and not revoking a release:

1.	three times the sum of his base salary and target bonus, if any, for the year in which such termination occurs, paid over a 36-month period following his termination of employment;
2.	if a bonus plan is in place, a pro-rata annual bonus for the year in which termination of employment occurs, determined at the higher of actual and target performance; and
3.	continuation for up to eighteen months following termination of employment of group health insurance benefits as if Mr. Fogel were our employee.

TERMINATION AS THE RESULT OF DEATH OR “DISABILITY”

In the event of a termination of Mr. Fogel’s employment as the result of his death or “Disability,” Mr. Fogel or, as applicable, his heirs will be entitled to receive, his compensation accrued through the date of termination of employment, if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs, continuation for twelve months following his death of group health insurance benefits for his dependents (or for Mr. Fogel, if he is terminated as the result of “Disability”) as if he were our employee, and in the event of termination of Mr. Fogel’s employment as the result of “Disability,” continuation for twelve months following termination of employment of group life and disability insurance benefits as if Mr. Fogel were our employee.

OTHER

In addition, subject to certain limitations, if severance remuneration payable under the employment agreement is held to constitute a “parachute payment” under Section 280G of the Internal Revenue Code, we will reduce the amount of such payment to the extent necessary so that no portion of the payment, so reduced, would constitute a “parachute payment” if such reduction would result in an increase in the aggregate payments and benefits to be provided to Mr. Fogel determined

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     79

Back to Contents

on an after tax basis. Mr. Fogel also entered into a non-competition and non-solicitation agreement with us pursuant to which Mr. Fogel is subject to one-year non-competition and non-solicitation obligations following Mr. Fogel’s termination of employment with us.

Equity Instruments

PSUS

The PSU awards granted to Mr. Fogel in March 2021 with a three-year vesting period (the “2021 PSUs”), as well as the PSUs granted in March 2022 (the “2022 PSUs”), and March 2023 (“2023 PSUs”), provide for accelerated vesting upon a termination of service without “Cause,” for “Good Reason,” or as the result of death or “Disability.” The number of shares to be delivered to Mr. Fogel upon vesting would depend on the termination event and when it occurred, the application of the rTSR modifier, and, in the case of the 2022 PSUs and 2023 PSUs, the application of the TSR Governor, and could range from 0 to 2x of the total number of shares subject to the applicable PSU award.

Upon a termination of service as the result of death (that does not occur coincident with or following a “Change in Control”), the PSU performance multiplier would be applied to (i) the target number of PSUs allocated to any completed measurement periods based on actual performance, the rTSR modifier, and for the 2022 PSUs and the 2023 PSUs, the TSR Governor, and (ii) the sum of (a) a pro-rata portion of the target number of PSUs allocated to the measurement period during which the termination occurred (based on the number of days that had elapsed since the beginning of such measurement period as of the date of his termination of service), based generally on our performance through the most recent fiscal quarter for which our financial results have been publicly reported closest to the termination of service as a result of his death, the rTSR modifier, and for the 2022 PSUs and the 2023 PSUs, the TSR Governor and (b) a pro-rata portion of the target number of PSUs allocated to the measurement period during which the termination occurred (based on the number of days that had elapsed from the date of termination through the end of such measurement period). In addition, with respect to the 2021 PSUs and 2022 PSUs, for any measurement periods that had not yet started at the time of termination of service as a result of death, Mr. Fogel would receive the target number of PSUs allocated to those measurement periods without the application of any performance multiplier, rTSR modifier, or TSR Governor, if applicable.

Upon a termination of service without “Cause,” for “Good Reason,” or as the result of “Disability” that does not occur coincident with or following a “Change in Control,” the PSU performance multiplier, the rTSR modifier, and for the 2022 PSUs and 2023 PSUs, the TSR Governor, would be applied to (i) the target number of PSUs allocated to any completed measurement periods based on actual performance, if any, and (ii) a pro-rata portion of the target number of PSUs allocated to the measurement period during which the termination occurs (based on the number of days that had elapsed since the beginning of such measurement period as of the date of his termination of service) based generally on our performance through the most recent fiscal quarter for which our financial results have been publicly reported closest to the termination of service.

If a “Change in Control” occurs (or in the case of the 2021 PSUs had occurred) prior to (i) March 4, 2026 for the 2023 PSUs, (ii) March 4, 2025 for the 2022 PSUs, or (iii) March 4, 2024 for the 2021 PSUs, and Mr. Fogel’s service is terminated as a result of death coincident with or following the effective date of the “Change in Control,” the PSU performance multiplier would be applied to (i) the target number of PSUs allocated to any completed measurement periods based on actual performance, the rTSR modifier, and for the 2022 PSUs and 2023 PSUs, the TSR Governor, and (ii) the sum of (a) a pro-rata portion of the target number of PSUs allocated to the measurement period during which the “Change in Control” occurs (based on the number of days that had elapsed since the beginning of such measurement period as of the date of the “Change in Control”), based generally on our performance through the most recent fiscal quarter for which our financial results have been publicly reported closest to the “Change in Control”, the rTSR modifier, and for the 2022 PSUs and 2023 PSUs, the TSR Governor, and (b) a pro-rata portion of the target number of PSUs allocated to the measurement period during which the “Change in Control” occurs (based on the number of days that had elapsed since the date of the “Change in Control” through the end of such measurement period). In addition, with respect to the 2021 PSUs and 2022 PSUs, for any measurement periods that had not yet started as of the date of the “Change in Control,” Mr. Fogel would receive the target number of PSUs allocated to those measurement periods without the application of any performance multiplier, rTSR modifier, or TSR Governor, if applicable.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     80

Back to Contents

If a “Change in Control” occurs (or in the case of the 2021 PSUs had occurred) prior to (i) March 4, 2026 for the 2023 PSUs, (ii) March 4, 2025 for the 2022 PSUs, or (iii) March 4, 2024 for the 2021 PSUs, and Mr. Fogel’s service is terminated without “Cause,” for “Good Reason,” or as a result of “Disability” coincident with or at any time following the effective date of the “Change in Control,” the PSU performance multiplier, the rTSR modifier, and for the 2022 PSUs and 2023 PSUs, the TSR Governor, would be applied to (i) the target number of PSUs allocated to any completed measurement periods based on actual performance and (ii) the sum of (a) a pro-rata portion of the target number of PSUs allocated to the measurement period during which the “Change in Control” occurs (based on the number of days that had elapsed since the beginning of such measurement period as of the date of the “Change in Control”), based generally on our performance through the most recent fiscal quarter for which our financial results have been publicly reported closest to the date of the “Change in Control” and (b) a pro-rata portion of the target number of PSUs (based on the number of days that had elapsed since the date of the “Change in Control” through the date of termination).

RSUS

The RSUs granted to Mr. Fogel in March 2021 (the “2021 RSUs”), March 2022 (the “2022 RSUs”), and March 2023 (the “2023 RSUs”) are subject to three-year ratable vesting, but provide for full vesting upon a termination of service as the result of his death and pro rata vesting upon a termination of service without “Cause,” a termination of service for “Good Reason,” or a termination of service as the result of “Disability,” in each case based on the number of days elapsed from March 4, 2021 (for the 2021 RSUs), March 4, 2022 (for the 2022 RSUs), March 4, 2023 (for the 2023 RSUs), or the anniversary of the grant date that immediately precedes the date of termination, whichever applies, through and including the date of termination.

Mr. Goulden

Employment Agreement

Effective March 1, 2018, Mr. Goulden became our Executive Vice President and Chief Financial Officer. On January 19, 2018, we entered into an employment agreement with Mr. Goulden, effective March 1, 2018 in connection with his appointment as Executive Vice President and Chief Financial Officer. On February 23, 2023, in anticipation of Mr. Goulden’s retirement from the Chief Financial Officer role, the Company and Mr. Goulden supplemented his employment agreement via a letter agreement, which has been amended effective January 18, 2024 and April 4, 2024 (as amended, the “Goulden Letter Agreement”). The Goulden Letter Agreement provides that Mr. Goulden would (1) remain a full-time employee and continue to serve as the Company’s Executive Vice President and Chief Financial Officer until a successor begins employment with the Company, (2) continue to receive a base salary of $630,000 and be eligible for a cash bonus for the 2023 year, (3) continue with the Company as Executive Vice President of Finance following his retirement from the Chief Financial Officer position, on a full-time basis at the same base salary as in 2023 from the date a new Chief Financial Officer begins employment (which occurred in March 2024) until May 31, 2024, and on a part-time basis at a base salary of $315,000 from June 1, 2024 until December 31, 2024, and (4) be eligible for a cash bonus for the 2024 year with the target bonus based on actual base salary earned in 2024. A third of the PSU and RSU awards granted to Mr. Goulden on March 4, 2023 vested (or, for PSUs, became eligible to vest) on March 4, 2024, and the remaining portions of those PSU and RSU awards will vest (or, for PSUs, will become eligible to vest) quarterly until March 4, 2026 so long as Mr. Goulden continues service to the Company. Regardless of the date Mr. Goulden ceases service to the Company, the receipt of any shares that vest under the PSU award granted to Mr. Goulden on March 4, 2023 will not take place until March 2026 (other than in the event of Mr. Goulden’s death or termination without “cause,” for “good reason,” or as a result of “Disability” coinciding with or following a “Change in Control,” where shares are delivered on termination).

TERM

Mr. Goulden’s original employment agreement is terminable by either party upon ninety days’ written notice and is automatically extended for additional one-year periods unless either party gives ninety days written notice of termination. Mr. Goulden’s original employment agreement was modified pursuant to the Goulden Letter Agreement to provide that from March 15, 2024, Mr. Goulden is Executive Vice President of Finance on a full-time basis until May 31, 2024 and then on a part-time basis until December 31, 2024, at which time the Company expects Mr. Goulden will be employed in a different position by, become a consultant to, or serve on a managing board of the Company or a subsidiary or affiliate.

TERMINATION WITHOUT “CAUSE,” FOR “GOOD REASON”

In the event of a termination of Mr. Goulden’s employment without “Cause” or by Mr. Goulden for “Good Reason”, Mr. Goulden will be entitled to receive his compensation accrued through the date of his termination of employment

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     81

Back to Contents

and the following severance compensation and benefits, subject to his executing and not revoking a release:

1.	one times the sum of his base salary and target bonus, paid over a 12-month period following his termination of employment;
2.	if a bonus plan is in place, a pro-rata actual annual bonus for the year in which termination of employment occurs; and
3.	continuation for twelve months following termination of employment of group health insurance benefits as if Mr. Goulden were our employee.

If Mr. Goulden’s employment is terminated without “Cause” or by Mr. Goulden for “Good Reason” on or within twelve months after the consummation of, or, under certain circumstances, within six months prior to, a “Change in Control,” Mr. Goulden will be entitled to the following severance compensation and benefits, subject to his executing and not revoking a release:

1.	two times the sum of his base salary and target bonus, if any, for the year in which such termination occurs, paid over a 24-month period following his termination of employment;
2.	if a bonus plan is in place, a pro-rata annual bonus for the year in which termination of employment occurs, determined at the higher of actual and target performance; and
3.	continuation for up to twelve months following termination of employment of group health insurance benefits as if Mr. Goulden were our employee.

TERMINATION AS THE RESULT OF DEATH OR “DISABILITY”

In the event of a termination of Mr. Goulden’s employment as the result of his death or “Disability,” Mr. Goulden or, as applicable, his heirs will be entitled to receive his compensation accrued through the date of termination of employment, if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs, continuation for twelve months following his death of group health insurance benefits for his dependents (or for Mr. Goulden, if he is terminated as the result of “Disability”) as if he were our employee, and in the event of termination of Mr. Goulden’s employment as the result of “Disability,” continuation for twelve months following termination of employment of group life and disability insurance benefits as if Mr. Goulden were our employee.

OTHER

In addition, subject to certain limitations, if severance remuneration payable under the employment agreement is held to constitute a “parachute payment” under Section 280G of the Internal Revenue Code, we will reduce the amount of such payment to the extent necessary so that no portion of the payment, so reduced, would constitute a “parachute payment” if such reduction would result in an increase in the aggregate payments and benefits to be provided to Mr. Goulden determined on an after tax basis. Concurrently with entering into the employment agreement, Mr. Goulden also entered into a non-competition and non-solicitation agreement with us pursuant to which Mr. Goulden is subject to one-year non-competition and non-solicitation obligations following Mr. Goulden’s termination of employment with us.

Equity Instruments

PSUS

The PSUs granted to Mr. Goulden in March 2021 would be treated in the same fashion as the PSUs granted to Mr. Fogel in March 2021 described above under Mr. Fogel — Equity Instruments.

The PSUs granted to Mr. Goulden in March 2022 would be treated in the same fashion as the 2022 PSUs granted to Mr. Fogel described above under Mr. Fogel — Equity Instruments, with certain exceptions, including that certain of the PSUs granted to Mr. Goulden in March 2022 vested on March 4, 2024. Therefore, the terms relating to a termination of service without “Cause,” a termination of service for “Good Reason,” a termination of service as the result of death or “Disability,” and a termination coincident with or following a Change in Control described above under Mr. Fogel — Equity Instruments applied if those terminations had occurred before March 4, 2024.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     82

Back to Contents

The PSUs granted to Mr. Goulden in March 2023 would be treated in the same fashion as the 2023 PSUs granted to Mr. Fogel described above under Mr. Fogel — Equity Instruments, with certain exceptions. In particular, one-third of the PSUs granted to Mr. Goulden in March 2023 vested with respect to the service-vesting requirement as of March 4, 2024 and the remaining two-thirds are eligible to vest ratably on a quarterly basis thereafter through March 4, 2026, in each case dependent upon Mr. Goulden’s continuous service with the Company, and subject to achievement of the applicable performance goals determined at the end of the three-year performance period (the “Default PSU Determination”). Upon a termination of service as the result of death (that does not occur coincident with or following a “Change in Control”), Mr. Goulden will vest in the greater of (i) the amount described above for death under Mr. Fogel — Equity Instruments, or (ii) the Default PSU Determination. Upon a termination of service without “Cause,” for “Good Reason,” or as the result of “Disability” that does not occur coincident with or following a “Change in Control,” Mr. Goulden will vest in the greater of (i) the amount described above for such terminations under Mr. Fogel — Equity Instruments, or (ii) the Default PSU Determination, provided that in either case, Mr. Goulden will be deemed to have continued in service through the next applicable service-based vesting date following a termination without “Cause” or for “Good Reason.” If a “Change in Control” occurs prior to March 4, 2026 and Mr. Goulden’s service is terminated as a result of death coincident with or following the effective date of the “Change in Control,” Mr. Goulden will vest in the number of PSUs calculated as described above under Mr. Fogel — Equity Instruments. If a “Change in Control” occurs prior to March 4, 2026 and Mr. Goulden’s service is terminated without “Cause,” for “Good Reason,” or as a result of “Disability” coincident with or at any time following the effective date of the “Change in Control,” Mr. Goulden will vest in the number of PSUs calculated as described above under Mr. Fogel — Equity Instruments, with Mr. Goulden deemed to have continued in service through the next service-based vesting date following a termination without “Cause” or for “Good Reason.”

For all PSUs, the number of shares that Mr. Goulden could receive ranges from 0 to 2x of the total number of shares subject to the PSU award.

RSUS

The RSUs granted to Mr. Goulden in March 2021 and March 2022, would be treated in the same fashion as the RSUs granted to Mr. Fogel in March 2021 and March 2022, respectively, described above under Mr. Fogel — Equity Instruments.

The RSUs granted to Mr. Goulden in March 2023 would be treated in the same fashion as the 2023 RSUs granted to Mr. Fogel described above under Mr. Fogel — Equity Instruments, with certain exceptions. One-third of the RSUs granted to Mr. Goulden in March 2023 vested on March 4, 2024 and the remaining two-thirds are eligible to vest ratably on a quarterly basis thereafter through March 4, 2026 dependent upon Mr. Goulden’s continuous service. If Mr. Goulden terminates service without “Cause” or for “Good Reason,” he will be deemed to have continued in service through the next vesting date.

Mr. Millones

Employment Agreement

TERMINATION WITHOUT “CAUSE” OR FOR “GOOD REASON”

In the event of a termination of Mr. Millones’ employment by us without “Cause” or by Mr. Millones for “Good Reason”, Mr. Millones will be entitled to receive his compensation accrued through the date of his termination of employment and the following severance compensation and benefits:

1.	two times his base salary and target bonus, if any, paid over a 12-month period following his termination of employment;
2.	if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs; and
3.	continuation for one year following termination of employment of group health, life, and disability insurance benefits as if he were our employee (in the event of a “Change in Control,” continuation of benefits is for two years following the termination of employment).

TERMINATION AS A RESULT OF DEATH OR “DISABILITY”

In the event of a termination of Mr. Millones’ employment as a result of death or “Disability”, Mr. Millones or, as applicable, his heirs will be entitled to receive his compensation accrued through the date of termination of employment; if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs; and, in the event of termination as a result of death, continuation for one year following termination of

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     83

Back to Contents

employment of group health insurance benefits for Mr. Millones’ dependents as if he were our employee, and in the event of termination as a result of “Disability,” continuation for one year following termination of employment of group health, life, and disability insurance benefits, as if he were our employee.

OTHER

Mr. Millones’ employment agreement provides that, subject to certain limitations, if severance remuneration payable under the employment agreement is held to constitute an excess parachute payment under Section 280G of the Internal Revenue Code, we will reduce the amount of such payment to the extent necessary so that no portion of the payment, so reduced, would constitute a “parachute payment” if such reduction would result in an increase in the aggregate payments and benefits to be provided to Mr. Millones determined on an after tax basis. Mr. Millones entered into a separate non-competition and non-solicitation agreement with us in February 2013 pursuant to which Mr. Millones is subject to one-year non-competition and non-solicitation obligations following Mr. Millones’ termination of employment with us.

Equity Instruments

PSUS

The PSUs granted to Mr. Millones in March 2021, March 2022, and March 2023 would be treated in the same fashion as the PSUs granted to Mr. Fogel in March 2021, March 2022, and March 2023, respectively, described above under Mr. Fogel — Equity Instruments.

RSUS

The RSUs granted to Mr. Millones in March 2021, March 2022, and March 2023 would be treated in the same fashion as the RSUs granted to Mr. Fogel in March 2021, March 2022, and March 2023, respectively, described above under Mr. Fogel — Equity Instruments.

Mr. Pisano

Employment Agreement

Effective August 1, 2021, Mr. Pisano became our Chief Human Resources Officer in addition to his role as the Senior Vice President and Chief People Officer of Booking.com. On July 31, 2021, we entered into a letter agreement with Mr. Pisano in connection with his appointment as the Company’s Chief Human Resources Officer. The letter agreement supplements the Dutch employment contract between Mr. Pisano and Booking.com, effective March 2, 2020, which provides for Mr. Pisano’s terms of employment in his role as SVP and Chief People Officer, including one-year non-competition and non-solicitation covenants.

TERM

Mr. Pisano’s letter agreement has an initial period of approximately twelve to eighteen months, which is terminable by either party.

TERMINATION WITHOUT “CAUSE” OR FOR “GOOD REASON”

In the event of a termination of Mr. Pisano’s employment by us without “Cause” or by Mr. Pisano for “Good Reason,” Mr. Pisano will be entitled to receive his compensation accrued through the date of his termination of employment and the following severance compensation and benefits, subject to his executing and not revoking a release:

1.	one times his base salary and target bonus, if any, paid over a 12-month period following his termination of employment;
2.	if a bonus plan is in place, a pro-rata actual annual bonus for the year in which termination of employment occurs;
3.	reimbursement of up to EUR 50,000 for the cost of all reasonable relocation expenses incurred with respect to Mr. Pisano’s relocation to a country other than the Netherlands that occurs within 180 days following the termination of his employment; and
4.	reimbursement of up to EUR 10,000 of any legal fees, for purposes of negotiating the termination agreement as required under Dutch law.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     84

Back to Contents

In the event of the termination of Mr. Pisano’s employment by us without “Cause” or by Mr. Pisano for “Good Reason,” within six months preceding, or twelve months following, a “Change in Control,” Mr. Pisano will be entitled to receive his compensation accrued through the date of his termination of employment and the following severance compensation and benefits, subject to his executing and not revoking a release:

1.	two times his base salary and target bonus, if any, paid over a 24-month period following his termination of employment;
2.	if a bonus plan is in place, a pro-rata annual bonus for the year in which termination of employment occurs, determined at the higher of actual and target performance;
3.	reimbursement of up to EUR 50,000 for the cost of all reasonable relocation expenses incurred with respect to Mr. Pisano’s relocation to a country other than the Netherlands that occurs within 180 days following the termination of his employment; and
4.	reimbursement of up to EUR 10,000 in any legal fees, for purposes of negotiating the termination agreement as required under Dutch law.

TERMINATION AS A RESULT OF DEATH

In the event of a termination of Mr. Pisano’s employment as a result of death, Mr. Pisano will be entitled to receive his compensation accrued through the date of termination of employment and a pro-rata target annual bonus for the year in which termination of employment occurs (if a bonus plan is in place).

OTHER

Mr. Pisano’s employment agreement provides that, subject to certain limitations, if severance remuneration payable under his employment agreement is held to constitute an excess parachute payment under Section 280G of the Internal Revenue Code, we will reduce the amount of such payment to the extent necessary so that no portion of the payment, so reduced, would constitute a “parachute payment” if such reduction would result in an increase in the aggregate payments and benefits to be provided to Mr. Pisano determined on an after tax basis. Mr. Pisano entered into a separate non-competition and non-solicitation agreement with us in July 2021 pursuant to which Mr. Pisano is subject to one-year non-competition and non-solicitation obligations following Mr. Pisano’s termination of employment with us.

Equity Instruments

PSUS

The PSU awards granted to Mr. Pisano in March 2021, March 2022, and March 2023 provide for accelerated vesting upon a termination of service without “Cause,” a termination of service as the result of death or “Disability,” or in connection with the March 2022 PSUs and March 2023 PSUs, a termination of service for “Good Reason.” The number of shares to be delivered to Mr. Pisano upon vesting would depend on the termination event (termination without cause/for good reason/death/disability) and when it occurred (in relation to a “Change in Control” and/or during or following a particular one-year measurement period); provided that for the PSUs granted in March 2021 and March 2022, the number of shares that Mr. Pisano could receive could range from 1x to 2x of the total number of shares subject to the applicable PSU award, while for the PSUs granted in March 2023, the number of shares that Mr. Pisano could receive could range from 0 to 2x of the total number of shares subject to the applicable PSU award.

Upon a qualifying termination of employment, the PSUs granted to Mr. Pisano in March 2023 would be treated in the same fashion as the PSUs granted to Mr. Fogel in March 2023, described above under Mr. Fogel — Equity Instruments.

The following applies with respect to the PSUs granted to Mr. Pisano in March 2021 and March 2022:

Upon a termination of service as the result of death (that does not occur coincident with or following a “Change in Control”), the PSU performance multiplier would be applied to (i) the target number of PSUs allocated to any completed measurement periods based on actual performance, and (ii) the sum of (a) a pro-rata portion of the target number of PSUs allocated to the measurement period during which the termination occurred (based on the number of days that had elapsed since the beginning of such measurement period as of the date of his termination of service), based generally on our performance through the most recent fiscal quarter for which our financial results have been publicly reported closest to the date of the termination of service as a result of his death, and (b) a pro-rata portion of the target number of PSUs allocated to the measurement period during which the termination occurred (based on the number of days that had

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     85

Back to Contents

elapsed from the date of termination through the end of such measurement period). In addition, for any measurement periods that had not yet started at the time of termination of service as a result of death, if applicable, Mr. Pisano would receive the target number of PSUs allocated to those measurement periods without the application of any performance multiplier.

Upon a termination of service without “Cause,” as the result of “Disability,” or in connection with the March 2022 PSU award, for “Good Reason,” that does not occur coincident with or following a “Change in Control,” the PSU performance multiplier would be applied to (i) the target number of PSUs allocated to any completed measurement periods based on actual performance and (ii) a pro-rata portion of the target number of PSUs allocated to the measurement period during which the termination occurs (based on the number of days that had elapsed since the beginning of such measurement period as of the date of his termination of service) based generally on our performance through the most recent fiscal quarter for which our financial results have been publicly reported closest to the date of the termination of service.

If a “Change in Control” occurs prior to March 4, 2025 for the 2022 PSUs and Mr. Pisano’s service is terminated as a result of death coincident with or at any time following the effective date of the “Change in Control,” the PSU performance multiplier would be applied to (i) the target number of PSUs allocated to any completed measurement periods based on actual performance, and (ii) the sum of (a) a pro-rata portion of the target number of PSUs allocated to the measurement period during which the “Change in Control” occurs (based on the number of days that had elapsed since the beginning of such measurement period as of the date of the “Change in Control”), based generally on our performance through the most recent fiscal quarter for which our financial results have been publicly reported closest to the date of the “Change in Control” and (b) a pro-rata portion of the target number of PSUs allocated to the measurement period during which the “Change in Control” occurs (based on the number of days that had elapsed since the date of the “Change in Control” through the end of such measurement period). In addition, for any measurement periods that had not yet started as of the date of the “Change in Control,” if applicable, Mr. Pisano would receive the target number of PSUs allocated to those measurement periods without the application of any performance multiplier.

If a “Change in Control” occurs prior to March 4, 2025 for the 2022 PSUs and Mr. Pisano’s service is terminated without “Cause,” as a result of “Disability,” or in connection with the March 2022 PSU award, for “Good Reason,” in each case coincident with or at any time following the effective date of the “Change in Control,” the PSU performance multiplier would be applied to (i) the target number of PSUs allocated to any completed measurement periods based on actual performance, and (ii) the sum of (a) a pro-rata portion of the target number of PSUs allocated to the measurement period during which the “Change in Control” occurs (based on the number of days that had elapsed since the beginning of such measurement period as of the date of the “Change in Control”), based generally on our performance through the most recent fiscal quarter for which our financial results have been publicly reported closest to the date of the “Change in Control” and (b) a pro-rata portion of the target number of PSUs (based on the number of days that had elapsed since the date of the “Change in Control” through the date of termination).

RSUS

The RSUs granted to Mr. Pisano in March 2021 and August 2021 would be treated in the same fashion as the RSUs granted to Mr. Fogel in March 2021 described above under Mr. Fogel — Equity Instruments, except that (i)  his RSUs granted in March 2021 would not be subject to pro-rata vesting upon a termination for “Good Reason,” and (ii) his RSUs granted in August 2021 would vest based on the August 2021 grant date rather than the March 2021 grant date.

The RSUs granted to Mr. Pisano in March 2023 would be treated in the same fashion as the RSUs granted to Mr. Fogel in March 2023 described above under Mr. Fogel — Equity Instruments.

STOCK OPTIONS

The stock options granted to Mr. Pisano in May 2020 fully vested on March 4, 2023. The vested stock options may be exercised until the earliest to occur of the following events: (i) the date on which Mr. Pisano’s termination occurs for “Cause,” (ii) ninety days after the date on which his termination occurs for any reason other than “Cause”, death, or “Disability,” (iii) one year after his termination due to death or “Disability,” and (iv) ten years from the date of grant of the stock options.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     86

Back to Contents

Potential Payments Upon a Change in Control and/or Termination

The following tables estimate the payments required to be made to each NEO in connection with a termination of their employment upon specified events or a change in control, assuming a $3,547.22 per share price for our common stock (the closing market price on December 29, 2023, the last trading day of the year). The amounts shown also assume that the termination or change in control was effective December 31, 2023, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the NEOs. Therefore, amounts shown do not reflect, for instance, any changes to base salaries or bonus targets effective in 2024, 2024 changes in the cost of health benefit plans, equity grants made in 2024, or the unvested pro-rata portion of equity awards for which the performance or vesting period extends beyond December 31, 2023. However, amounts shown do reflect incremental amounts due to the NEO upon or as a result of the specified event. The terms “Cause,” “Good Reason,” and “Disability” have the meanings in the individual employment agreements or equity instruments described above. In the event of voluntary resignation or retirement where the person’s last date of employment was December 31, 2023, the NEO would only receive their accrued but unpaid salary through the termination date of employment. See Employment Contracts, Termination of Employment and Change in Control Arrangements above for more information.

Glenn D. Fogel

	Termination without “Cause” (non -Change of Control) ($)	Termination for Good Reason (non-Change of Control) ($)	Termination without “Cause” or for “Good Reason” (Change of Control) ($)	No Termination (Change of Control) ($)	Death ($)	Disability ($)
Severance:
Base Salary and Target Bonus	5,250,000	5,250,000	7,875,000	—	0	0
Pro-Rated Bonus	1,875,000	1,875,000	1,875,000	—	1,875,000	1,875,000
Equity and Benefits:
Performance Share Units	96,151,103	96,151,103	96,151,103	0	128,495,389	96,151,103
Restricted Stock/RSUs	7,717,471	7,717,471	7,717,471	0	18,477,469	7,717,471
Stock Options	0	0	0	0	0	0
Health/Welfare(1)	33,386	33,386	33,386	—	22,257	22,495
Tax Gross-up	0	0	0	0	0	0
Total	111,026,960	111,026,960	113,651,960	—	148,870,115	105,766,069
(1)	Benefit amounts are based on 2023 annual premiums paid by the Company for medical, dental and vision coverage. In the case of termination due to Disability, Mr. Fogel would be eligible for an additional $238 for group life and disability insurance benefits (based on 2023 annual premiums paid by the Company).

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     87

Back to Contents

David Goulden

	Termination without “Cause” (non -Change of Control) ($)	Termination for Good Reason (non-Change of Control) ($)	Termination without “Cause” or for “Good Reason” (Change of Control) ($)	No Termination (Change of Control) ($)	Death ($)	Disability ($)
Severance:
Base Salary and Target Bonus	1,953,000	1,953,000	3,906,000	—	0	0
Pro-Rated Bonus	1,323,000	1,323,000	1,323,000	—	1,323,000	1,323,000
Equity and Benefits:
Performance Share Units	44,638,614	44,638,614	44,638,614	0	57,176,941	44,638,614
Restricted Stock/RSUs	3,359,509	3,359,509	3,359,509	0	8,169,248	3,359,509
Stock Options	0	0	0	0	0	0
Health/Welfare(1)	20,464	20,464	20,464	—	20,464	20,701
Tax Gross-up	0	0	0	0	0	0
Total	51,294,587	51,294,587	53,247,587	0	66,689,653	49,341,824
(1)	Benefit amounts are based on 2023 annual premiums paid by the Company for medical, dental and vision coverage. In the case of termination due to Disability, Mr. Goulden would be eligible for an additional $237 for group life and disability insurance benefits (based on 2023 annual premiums paid by the Company).

Peter J. Millones

	Termination without “Cause” (non -Change of Control) ($)	Termination for Good Reason (non-Change of Control) ($)	Termination without “Cause” or for “Good Reason” (Change of Control) ($)	No Termination (Change of Control) ($)	Death ($)	Disability ($)
Severance:
Base Salary and Target Bonus	3,227,700	3,227,700	3,227,700	—	—	—
Pro-Rated Bonus	1,057,350	1,057,350	1,057,350	—	1,057,350	1,057,350
Equity and Benefits:
Performance Share Units	28,304,468	28,304,468	28,304,468	0	37,766,786	28,304,468
Restricted Stock/RSUs	2,270,017	2,270,017	2,270,017	0	5,416,605	2,270,017
Stock Options	0	0	0	0	0	0
Health/Welfare(1)	28,908	28,908	57,817	—	28,671	28,908
Tax Gross-up	0	0	0	0	0	0
Total	34,888,443	34,888,443	34,917,352	—	44,269,412	31,660,743
(1)	Benefit amounts are based on 2023 annual premiums paid by the Company for (a) medical, dental and vision coverage, (b) group life insurance and (c) disability insurance benefits.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     88

Back to Contents

Paulo Pisano

	Termination without “Cause” (non -Change of Control) ($)	Termination for Good Reason (non-Change of Control) ($)	Termination without “Cause” or for “Good Reason” (Change of Control) ($)	No Termination (Change of Control) ($)	Death ($)	Disability ($)
Severance:(1)
Base Salary and Target Bonus	1,148,660	1,148,660	2,297,320	—	0	0
Pro-Rated Bonus	689,196	689,196	689,196	—	689,196	0
Other(2)	64,865	64,865	64,865	0	0	0
Equity(3) and Benefits:
Performance Share Units	10,950,380	7,282,555	10,950,380	0	15,986,488	10,950,380
Restricted Stock/RSUs	654,094	654,094	654,094	0	2,174,446	654,094
Stock Options	0	0	0	0	0	0
Health/Welfare	0	0	0	0	0	0
Tax Gross-up	0	0	0	0	0	0
Total	13,507,195	9,839,370	14,655,855	—	18,850,130	11,604,474
(1)	Amounts (other than equity awards) for Mr. Pisano are converted using a EUR/USD exchange rate of 1.08109137, which was the average rate for 2023.
(2)	Includes reimbursable amounts for relocation expenses up to EUR 50,000 and legal fees up to EUR 10,000.
(3)	Accelerated vesting occurs upon termination for “Good Reason” only for PSUs and RSUs granted starting August 2021.

2023 CEO Pay Ratio

Our 2023 CEO Pay Ratio is the ratio of the annual total compensation of our Chief Executive Officer, Mr. Fogel, to the annual total compensation of our median employee (excluding our Chief Executive Officer). There has been no change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure and so we are using the same median employee identified in 2022 in our 2023 pay ratio calculation. To identify our median employee in 2022, we used our worldwide employee population without exclusions (other than Mr. Fogel) as of November 1, 2022 and salary, wage, overtime, and bonus compensation information from our payroll records. We annualized compensation for those employees who worked for the Company for only part of the fiscal year, did not make any cost-of-living adjustments, and excluded the value of equity awards because we do not distribute equity awards to all employees.

As reported in the Summary Compensation Table, Mr. Fogel’s total compensation for 2023 was $46,720,734. Calculated in the same manner as Mr. Fogel’s total compensation, the total compensation of our median employee in 2023 was $92,967. The ratio of Mr. Fogel’s total 2023 compensation to that of our median employee is 503 to 1.

Our pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. The pay ratio reported by other companies may not be comparable to ours because SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     89

Back to Contents

Pay Versus Performance

As required by SEC Regulation S-K Item 402(v), the following table sets forth the compensation information of our Principal Executive Officer (PEO) and our non-PEO NEOs along with total shareholder return, net income, and revenue performance results for our fiscal years ending in 2020, 2021, 2022, and 2023. The calculations and analysis below do not reflect the Company’s approach to aligning executive compensation with performance. For information about how we align executive compensation with financial performance, refer to the Compensation Discussion and Analysis.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(2)(3)(4)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(5)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(2)(3)(5)(6)	Value of Initial Fixed $100 Investment Based On:		Net Income (in millions)	Revenue (in millions)(9)
					Total Shareholder Return(7)	Peer Group Total Shareholder Return(7)(8)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$46,720,734	$139,515,292	$15,362,746	$45,820,973	$172.72	$118.93	$4,289	$21,365
2022	$31,519,648	$32,381,096	$9,254,954	$7,503,594	$98.13	$81.50	$3,058	$17,090
2021	$55,077,473	$78,192,575	$14,259,697	$22,828,947	$116.82	$134.41	$1,165	$10,958
2020	$7,148,598	($43,204,620)	$13,708,464	$1,250,364	$108.45	$137.32	$59	$6,796

(1)	Mr. Fogel served as Chief Executive Officer (PEO) in each year included in the table.

(2)	Year-end stock prices used as part of the “Compensation Actually Paid” calculation were: 2023 $3,547.22, 2022 $2,015.28, 2021 $2,399.23, and 2020 $2,227.27.
(3)	Fair value or change in fair value, as applicable, of equity awards included in columns (c) and (e) was determined by reference to (1) for RSU awards, closing price on applicable year-end date(s) or, in the case of vesting dates, the actual vesting price, (2) for performance-based PSU awards (excluding PSUs with an rTSR component, TSR governor component, and a stock price appreciation component), the probable number of shares multiplied by the closing price on the applicable year-end date(s) or, in the case of awards that vested, the vested number of shares multiplied by the actual value per share on the vesting date, (3) for PSUs with an rTSR component and, for certain 2023 and 2022 PSUs, the TSR governor component, the probable number of shares multiplied by the share price on the applicable year-end date(s) which was derived using Monte Carlo simulations (because of the rTSR and TSR governor components of this award, as applicable), (4) for PSUs with an additional stock price appreciation component, the probable number of shares multiplied by the closing price on the applicable year-end date(s), plus the fair value of the stock price appreciation component on the applicable year-end date(s) or, in the case of awards that vested, the vested number of shares multiplied by the actual value per share on the vesting date, and (5) for stock options, a Black Scholes value as of the applicable year-end date(s) or vesting date, determined based on the same methodology as used to determine grant date fair value but using the closing stock price and assumptions including expected volatility, risk-free interest rate, expected dividends, and expected term as of the applicable revaluation date(s).
(4)	Compensation Actually Paid to Mr. Fogel in 2023 reflects the following adjustments from column (b):

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     90

Back to Contents

Adjustments to Calculate Compensation Actually Paid for PEO	2023	2022	2021	2020
Amount Reported in Summary Compensation Table (“SCT”)	$46,720,734	$31,519,648	$55,077,473	$7,148,598
Subtract Amounts Reported under the Stock Awards and Option Awards Column in the SCT	(40,929,691)	(26,258,740)	(48,010,707)	(6,954,041)
Fair Value of Awards Granted during Year that Remain Unvested as of Year End	94,201,594	35,126,298	49,934,780	7,376,718
Fair Value of Awards Granted during Year that Vest during Year	—	—	20,829,900	—
Increase/Deduction for Change in Fair Value from prior Year-end to current Year-end of Awards Granted prior to Year that were Outstanding and Unvested as of Year-end	30,945,880	(4,718,980)	379,688	(44,329,590)
Increase/Deduction for Change in Fair Value from prior Year-end to Vesting Date of Awards Granted prior to Year that Vested during Year	8,576,775	(3,287,130)	(18,559)	(6,446,305)
Compensation Actually Paid to PEO	$139,515,292	$32,381,096	$78,192,575	$(43,204,620)

(5)	In 2023, 2022, and 2021, the non-PEO NEOs were Messrs. Goulden, Millones, and Pisano. In 2020, the non-PEO NEOs were Messrs. Goulden and Millones.
(6)	Average Compensation Actually Paid to the non-PEO NEOs noted in footnote (5) in 2023 reflects the following adjustments from column (d):

Adjustments to Calculate Compensation Actually Paid for non-PEO NEOs	2023	2022	2021	2020
Average Amount Reported in SCT	$15,362,746	$9,254,954	$14,259,697	$13,708,464
Subtract Average Amounts Reported under the Stock Awards and Option Awards Column in the SCT	(12,088,367)	(6,777,593)	(11,312,738)	(12,407,092)
Average Fair Value of Awards Granted during Year that Remain Unvested as of Year end	27,444,862	8,986,958	11,970,027	15,095,779
Average Fair Value of Awards Granted during Year that Vest during Year	—	—	4,463,550	—
Average Increase/Deduction for Change in Fair Value from prior Year-end to current Year-end of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End	9,603,511	(3,160,646)	3,433,026	(14,159,513)
Average Increase/Deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to Year that Vested during Year	5,498,221	(800,079)	15,385	(987,274)
Average Compensation Actually Paid to non-PEO NEOs	$45,820,973	$7,503,594	$22,828,947	$1,250,364

(7)	The amount listed for each year reflects what the cumulative value of $100 would be if that had been invested on December 31, 2019 (including reinvestment of dividends for applicable peers).

(8)	Peer group total shareholder return reflects the RDG Internet Composite as reflected in our Annual Report on Form 10-K.

(9)	Revenue is revenue under GAAP as reflected in the Company’s financial statements.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     91

Back to Contents

We believe the “Compensation Actually Paid” to our PEO and other NEOs over the four-year cumulative period reflects the T&C Committee balancing performance-aligned compensation in the uncertain context of the COVID-19 pandemic, which dramatically affected the Company and its industry, as well as the Company’s improved financial performance and increased stock price following the COVID-19 pandemic. The charts below show “Compensation Actually Paid” and (i) total stockholder return, (ii) net income, and (iii) revenue. Our compensation plans do not include net income as a measure of financial performance and therefore there is no direct relationship to “Compensation Actually Paid.”

COMPENSATION ACTUALLY PAID VERSUS TSR

COMPENSATION ACTUALLY PAID VERSUS NET INCOME

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     92

Back to Contents

COMPENSATION ACTUALLY PAID VERSUS REVENUE

We measure performance for purposes of assessing pay for our PEO and other NEOs based on the following four unranked most important financial performance measures. For additional information, see How We Measure Performance on page 55.

Revenue
Compensation EBITDA
Absolute Total Stockholder Return
Relative Total Stockholder Return

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     93

Back to Contents

Equity Compensation Plan Information

We have one primary equity compensation plan: the 1999 Omnibus Plan, as amended (the “Plan”). In addition, in connection with our acquisition of OpenTable, Inc. in July 2014, we assumed its equity plan (the “OpenTable Plan”). We may continue to grant equity awards under the OpenTable Plan. The T&C Committee has broad authority to grant equity awards and determine the terms, conditions, and restrictions relating to those equity awards under the Plan and the OpenTable Plan. The table below presents information as of December 31, 2023 on the plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)(3)
Equity Compensation plans approved by security holders
1999 Omnibus Plan	557,021	$1,411.00	1,008,880

Equity Compensation plans not approved by security holders
OpenTable Plan(4)	17,984	$0.00	3,205	(5)

Total:	575,005		1,012,085

(1)	Includes an aggregate of 25,523 unexercised stock options, 296,350 unvested and unissued RSUs and 253,132 unvested PSUs (based on maximum performance for the 2021, 2022 & 2023 PSUs) outstanding at December 31, 2023, consisting of 399,999 unvested shares under the 1999 Omnibus Plan and 17,984 unvested shares under the OpenTable Plan. The number of shares reported for the PSUs may overstate dilution.
(2)	Represents weighted-average exercise price of stock options outstanding under the applicable plan. The weighted-average exercise price does not apply to PSUs or RSUs because there is no exercise price associated with such awards.
(3)	With respect to PSUs, this column assumes that the maximum number of shares underlying the PSUs will be issued at the end of the relevant performance periods, and therefore all such shares have been excluded. As of December 31, 2023, the actual number of shares to be issued, if any, had not been determined and will be determined based on the relevant performance criteria over the applicable performance periods.
(4)	The assumed OpenTable plan is the OpenTable, Inc. Amended and Restated 2009 Equity Incentive Award Plan.
(5)	Under the OpenTable Plan, there is fungible share-counting, and future full value awards would deplete the securities available for future issuance by the 1.66 fungible share ratio.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     94

Back to Contents

Non-Employee Director Compensation and Benefits

The T&C Committee reviews our non-executive director compensation program every two years, including a review of peer director pay practices, and seeks the advice of its independent compensation consultant to ensure that it maintains director compensation practices that are in the best interests of our stockholders. The Plan includes a limit on annual compensation for non-employee directors of $750,000. The T&C Committee’s last review of non-executive director compensation occurred in 2022.

2023 Non-Employee Director Compensation Program

In consultation with the T&C Committee’s independent compensation consultant, the T&C Committee and the Board approved the 2023 compensation program for the non-employee members of the Board. For 2023, our CEO, Mr. Fogel, received no additional compensation for serving on the Board during the year.

Position	2023 Director Fees ($)
Non-employee Director Base Pay(1)	60,000 RSUs valued at approximately 265,000(2)
Additional Committee and Leadership Fees
Non-employee Chair Premium	25,000 RSUs valued at approximately 110,000
Lead Independent Director Premium	40,000
Audit Committee Chair Premium	20,000
CG Committee Chair Premium	15,000
Cybersecurity Subcommittee Chair Premium	15,000
T&C Committee Chair Premium	15,000
Audit Committee Member Retainer	20,000
CG Committee Member Retainer	10,000
Cybersecurity Subcommittee Member Retainer	10,000
T&C Committee Member Retainer	15,000

(1)	We reimburse non-employee directors for travel and other expenses incurred in connection with attending Board and committee meetings.
(2)	In 2023, this resulted in RSUs representing 102 shares of common stock being granted to each incumbent non-employee director in May 2023. These RSUs vest on the one-year anniversary of the date of grant, and vesting will accelerate upon a change in control or if the director’s service on the Board terminates as a result of the director’s death or disability.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     95

Back to Contents

The following table shows compensation earned during 2023 by all non-employee directors serving at any time during fiscal 2023.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Timothy Armstrong(4)	25,833	0	0	0	25,833
Mirian M. Graddick-Weir	110,000	264,295	0	0	374,295
Kelly Grier	12,222	150,637	0	0	162,859
Wei Hopeman	70,000	264,295	0	0	334,295
Robert J. Mylod, Jr.	100,000	375,714	0	0	475,714
Charles H. Noski	145,000	264,295	0	0	409,295
Larry Quinlan	77,639	264,295	0	0	341,934
Nicholas J. Read	87,056	264,295	0	0	351,351
Thomas E. Rothman	70,000	264,295	0	0	334,295
Sumit Singh	68,542	264,295	0	0	332,837
Lynn Vojvodich Radakovich	85,000	264,295	0	0	349,295
Vanessa A. Wittman	107,056	264,295	0	0	371,351

(1)	This column reports the amount of cash compensation earned in 2023 for Board and committee service.
(2)	This column represents the aggregate grant date fair value of RSUs computed in accordance with FASB ASC Topic 718. For additional information, please refer to Notes 2 and 4 of the Company’s Consolidated Financial Statements for the year ended December 31, 2023, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value, if any, that will be recognized by the non-employee directors.
(3)	As of December 31, 2023, the Company’s non-employee directors had the following outstanding equity awards:
•	Kelly Grier: RSUs for 49 shares;
•	Mirian M. Graddick-Weir: RSUs for 773 shares (which includes 671 vested shares the receipt of which has been deferred by Dr. Graddick-Weir for tax planning purposes);
•	Wei Hopeman: RSUs for 376 shares (which includes 274 vested shares the receipt of which has been deferred by Ms. Hopeman for tax planning purposes);
•	Robert J. Mylod, Jr.: RSUs for 1,125 shares (which includes 980 vested shares the receipt of which has been deferred by Mr. Mylod for tax planning purposes);
•	Charles H. Noski: RSUs for 1,333 shares (which includes 1,231 vested shares the receipt of which has been deferred by Mr. Noski for tax planning purposes);
•	Larry Quinlan: RSUs for 102 shares;
•	Nicholas J. Read: RSUs for 102 shares;
•	Thomas E. Rothman: RSUs for 1,879 shares (which includes 1,777 vested shares the receipt of which has been deferred by Mr. Rothman for tax planning purposes);
•	Sumit Singh: RSUs for 102 shares;
•	Lynn Vojvodich Radakovich: RSUs for 102 shares; and
•	Vanessa A. Wittman: RSUs for 102 shares.
(4)	Timothy Armstrong retired from the Board effective June 6, 2023.

Non-Employee Director Stock Ownership Guidelines

We recently increased our Stock Ownership Guidelines to require that each non-employee director own shares of our common stock in an amount equal to or exceeding ten times our annual base cash retainer (currently $60,000). Prior to this amendment in the fall of 2023, the Stock Ownership Guidelines required each non-employee director to own shares of our common stock in an amount equal to or exceeding the lesser of 2,500 shares and shares valued at $350,000. All non-employee directors met those holding requirements as of March 31, 2024 with the exception of Mr. Quinlan, who joined the Board in October 2022, and Ms. Grier, who joined the Board in November 2023. Upon vesting of shares of our common stock in May 2024, we expect Mr. Quinlan will meet the Stock Ownership Guidelines. See Security Ownership of Certain Beneficial Owners and Management on page 43 for more details regarding stock ownership by our non-employee directors.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     96

Back to Contents

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, as well as stockholders holding 10% of our outstanding shares of common stock, to file reports regarding their ownership of our securities with the SEC. Due to an administrative error, we filed one late Form 4 report for Mr. Read in December 2023. We believe that during 2023 our directors and executive officers otherwise complied with all Section 16(a) filing requirements.

In making this statement, we have relied upon examination of the copies of Forms 3, 4, and 5, and amendments to these forms provided to us, and the written representations of our directors and executive officers.

Talent and Compensation Committee Interlocks and Insider Participation

The T&C Committee is currently comprised of four non-employee independent directors: Mirian M. Graddick-Weir, Robert J. Mylod, Jr., Sumit Singh, and Lynn Vojvodich Radakovich. No member of the T&C Committee is or was formerly an officer or employee of the Company, other than Mr. Mylod, who was an officer and employee of ours until 2011 and joined the Board in 2017. No member of the T&C Committee had any related person transaction required to be disclosed in which we were a participant during the last fiscal year. In addition, none of our executive officers serve on the compensation committee or board of directors of a company for which any of our directors serves as an executive officer.

Compensation Risk Assessment

The T&C Committee believes that our compensation programs do not create or encourage excessive or inappropriate risk-taking that is reasonably likely to have a material adverse effect on us or our business.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     97

Back to Contents

Proposal 2

Advisory Vote to Approve 2023 Executive Compensation

The Board of Directors recommends that you vote FOR the approval, on an advisory basis, of the 2023 compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S.K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.

Since 2011, we have sought advisory approval of our executive compensation on an annual basis. At our 2023 annual meeting of stockholders, approximately 88% of shares present and entitled to vote were voted in support of our 2022 executive compensation program. As required by SEC rules, the Board is submitting this non-binding stockholder vote to approve our executive compensation for 2023 as described in this proxy statement (commonly referred to as “say-on-pay”), by approving the following resolution.

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion is hereby APPROVED.”

This non-binding advisory vote on executive compensation will be considered approved by the affirmative vote of a majority of the total number of shares present and entitled to vote on the matter. With respect to Proposal 2, abstentions are considered present and entitled to vote on the matter and therefore have the same effect as votes against the matter, and broker non-votes are not considered entitled to vote on the matter and therefore have no effect on the outcome of the vote. Although this vote is non-binding, the Board and the T&C Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions.

As described in detail under Compensation Discussion and Analysis, our compensation program continues to be designed to attract, motivate, and retain highly talented individuals at all levels of our organization and incentivize decision making and management focus that is designed to enhance long-term stockholder value. The T&C Committee remains committed to responsible stewardship of our Company’s executive compensation programs.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     98

Back to Contents

AUDIT MATTERS

REPORT OF THE AUDIT COMMITTEE	99

AUDITOR INDEPENDENCE	101

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	102

Report of the Audit Committee

We, the Audit Committee of the Board of Directors of Booking Holdings Inc. (the “Company”), have the responsibility to oversee the preparation of the Company’s consolidated financial statements, the Company’s system of internal controls, and the qualifications, independence, compensation, and performance of the Company’s independent registered public accounting firm (“independent auditor”). We have the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent auditor. Our specific duties and responsibilities are described in our charter, which is available on the Company’s corporate website (www.bookingholdings.com). We review the charter annually and work with the Board to amend it as appropriate to reflect the evolving role of the Audit Committee. The Board has determined that each of us is an independent director based on The Nasdaq Stock Market’s listing rules and that each of us also satisfies the SEC additional independence requirements for members of audit committees. In addition, the Board has determined that each of Kelly Grier, Charles H. Noski, Nicholas J. Read, and Vanessa A. Wittman is an “audit committee financial expert,” as defined by SEC rules.

Management is responsible for the financial reporting process, including the Company’s system of internal controls, and for the preparation of the Company’s consolidated financial statements in accordance with U.S. generally accepted accounting principles. The Company’s independent auditor, Deloitte & Touche LLP (“Deloitte”), is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and to issue reports in connection with such audit. Our responsibility is to oversee these processes, and we rely on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out that role. We are not professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance or professional opinion as to the sufficiency of internal and external audits, whether the Company’s consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or on the effectiveness of the Company’s system of internal control over financial reporting.

We met nine times in 2023. Additional information regarding our activities can be found under Audit Committee on page  34, Board’s Role in Risk Oversight on page 32, and Proposal 3 Ratification of Selection of Independent Registered Public Accounting Firm on page 102.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     99

Back to Contents

We reviewed and discussed with management and Deloitte the Company’s quarterly earnings press releases and periodic reports for the year ended December 31, 2023, including the Company’s 2023 audited consolidated financial statements and Annual Report on Form 10-K, each filed with the SEC. We also reviewed management’s assessment of the effectiveness of the Company’s internal control over financial reporting with management, the internal auditor, and Deloitte. In connection with such discussions, Deloitte addressed the matters required to be discussed with us by applicable PCAOB standards and SEC rules and regulations. In addition, we discussed with the internal auditor and Deloitte the overall scope and plans for their respective audits. We met periodically with the internal auditor and Deloitte, separately or together, as appropriate, to discuss their work and the results of their audits. Our meetings included, as appropriate, executive sessions with the internal auditor or Deloitte without the presence of management.

We have also received the written disclosures and the letter from Deloitte required by PCAOB Rule 3526 (“Communication With Audit Committees Concerning Independence”) and have discussed with Deloitte its independence with respect to the Company. In addition, we have considered whether Deloitte’s provision of non-audit services (including the fees for such services) is compatible with maintaining its independence.

Deloitte rotates its lead audit partner every five years. In connection with the rotation that occurred for 2024 we interviewed proposed candidates, consulted with management, and selected the lead audit partner.

We assessed Deloitte’s performance as independent auditor during 2023, including the performance of the lead audit partner and the audit team, a process we undertake on an annual basis. We reviewed a variety of indicators of audit quality relating to Deloitte, including:

•	the quality and candor of its communications with us and management, its responsiveness and accessibility, and its historical and recent performance on the Company’s audits;
•	how effectively it maintained its independence and employed independent judgment, objectivity, and professional skepticism;
•	the quality of insight demonstrated in its review of the Company’s assessment of internal control over financial reporting and remediation of control deficiencies;
•	available external data about quality and performance, including reports by the PCAOB and Deloitte’s response to those reports;
•	the appropriateness of its fees, taking into account the Company’s size and complexity and the resources necessary to perform the audit; and
•	its tenure as the Company’s independent auditor and knowledge of the Company’s global operations, accounting policies and practices, and internal control over financial reporting.

We also consider the impact of changing auditors when assessing whether to retain the current independent auditor. As a result of our evaluation of the independent auditor’s performance and considering other factors we deemed relevant, we concluded that the selection of Deloitte as the Company’s independent auditor for the year ending December 31, 2024 is in the best interests of the Company and its stockholders.

Based on the review and discussions referred to above, and our review of the representations of management and the report of the independent auditor, we recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Vanessa A. Wittman, Chair
   Mirian M. Graddick-Weir
Kelly Grier
Charles H. Noski
Nicholas J. Read

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     100

Back to Contents

Auditor Independence

Deloitte & Touche LLP is our independent registered public accounting firm (“independent auditor”). The approximate aggregate fees and expenses billed for professional services by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte”) in 2023 and 2022 were as follows:

Type of Fees	2023 ($)	2022 ($)
Audit Fees	14,293,000	13,043,000
Audit-Related Fees	422,000	584,000
Tax Fees	176,000	285,000
All Other Fees	10,000	308,000

•	Audit Fees. The aggregate fees and related expenses billed for professional services rendered by Deloitte for the audit of our consolidated financial statements included in our Annual Report on Form 10-K, review of consolidated financial statements included in our Form 10-Qs, and audit of management’s assessment of internal controls and for services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements. The increase in audit fees in 2023 as compared with 2022 primarily relates to an increased scope of work including procedures around new finance systems.
•	Audit-Related Fees. The aggregate fees billed for assurance and related services by Deloitte that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees,” which include services for matters such as system readiness work and audits of employee benefit plans. The decrease in audit-related fees in 2023 as compared with 2022 primarily relates to a decrease in costs related to work on finance systems readiness.
•	Tax Fees. The aggregate fees and related expenses billed for professional services rendered by Deloitte for tax regulatory matters covering an employee benefit plan and tax compliance. The decrease in tax fees in 2023 as compared with 2022 primarily relates to a decreased scope of work for indirect tax matters.
•	All Other Fees. The aggregate fees billed for other services rendered by Deloitte included fees related to human capital practice consulting, licenses obtained for an online accounting research tool, and training. The decrease in fees in 2023 as compared with 2022 relates to fees paid in 2022 for advice and recommendations related to skills-based organization transformation.
•	Pre-Approval Policies and Procedures. The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit work performed by Deloitte. In accordance with our policy and applicable SEC rules and regulations, the Audit Committee or its chair pre-approves all audit-related services, tax services, and other services provided to us by Deloitte (“Auditor Services”). Pre-approval is detailed as to the particular service or category of services. If Auditor Services are required prior to a regularly scheduled Audit Committee meeting and do not fall within the pre-approved services set forth in the pre-approval policy adopted by the Audit Committee, the Audit Committee chair is authorized to approve such services, provided that they are consistent with our policy and applicable SEC rules and regulations, and that the full Audit Committee is advised of such services at the next regularly scheduled Audit Committee meeting. Deloitte and management periodically report to the Audit Committee regarding the extent of the Auditor Services provided by Deloitte in accordance with this pre-approval, and the fees for the Auditor Services performed. All audit-related services, tax services and other services described above were pre-approved by the Audit Committee or the Audit Committee’s chair, and the Audit Committee concluded that the provision of such services by Deloitte was compatible with the maintenance of that firm’s independence.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     101

Back to Contents

Proposal 3

Ratification of Selection of Independent Registered Public Accounting Firm

The Board of Directors recommends a vote FOR Proposal 3.

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent auditor. Deloitte has audited our consolidated financial statements since 1997. After taking into account its assessment of Deloitte’s prior service to us, the Audit Committee has selected Deloitte as our independent auditor for the year ending December 31, 2024. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent auditor, and the advisability and potential impact of selecting a different independent auditor. Further, in conjunction with the mandated rotation of Deloitte’s lead audit partner (which occurs at least every five years), the Audit Committee and its chair are directly involved in the selection of Deloitte’s new lead audit partner. We are submitting the Audit Committee’s selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of Deloitte will be available at the Annual Meeting, will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions.

Our By-Laws do not require that stockholders ratify the selection of our independent auditor. However, we are submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate governance. Although the Audit Committee and the Board believe that the continued retention of Deloitte to serve as our independent auditor is in our best interests and those of our stockholders, if our stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year.

With respect to Proposal 3, the ratification of the selection of Deloitte to act as our independent registered public accounting firm requires approval by a majority of the total number of shares present and entitled to vote on the matter. With respect to Proposal 3, abstentions will have the same effect as a vote against the matter.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     102

Back to Contents

STOCKHOLDER
PROPOSALS

STOCKHOLDER PROPOSAL — IMPROVE CLAWBACK POLICY FOR UNEARNED EXECUTIVE PAY	104
Board of Directors Statement in Opposition to Proposal 4	105
STOCKHOLDER PROPOSAL — REPRODUCTIVE RIGHTS AND DATA PRIVACY	107
Board of Directors Statement in Opposition to Proposal 5	108
2025 STOCKHOLDER PROPOSALS	110

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     103

Back to Contents

Proposal 4

Stockholder Proposal — Improve Clawback Policy for Unearned Executive Pay

Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, owner of not less than 10 shares of the Company’s common stock, has submitted the following proposal, supporting statement, and graphic, and has given notice that he intends to present the following proposal at the Annual Meeting:

Proposal 4 — Improve Clawback Policy for Unearned Executive Pay

Shareholders ask the Board of Directors to amend the Company Policy on recoupment of incentive pay to apply to the each Named Executive Officer and to state that conduct or negligence — not merely misconduct — shall trigger mandatory application of that policy. Also the Board shall report to shareholders in each annual meeting proxy the results of any deliberations about whether or not to cancel or seek recoupment of unearned compensation paid, granted or awarded to NEOs under this policy. There shall at least be the full web address of the complete Clawback Policy in each annual meeting proxy.

These amendments should operate prospectively, be in plain English and be implemented so as not to violate any contract, compensation plan, law or regulation. This includes that at the time of the amendment that no section of such revised policy be adopted that would act against this proposal and make it more difficult to clawback unearned NEO pay and that no section of such revised policy shall further restrict the current policy.

The 2023 Booking Holdings annual meeting proxy has only 94-words on the Clawback Policy that has not been updated for 11-years. It is based solely on misconduct so Booking Holdings executives get a free ride for negligence. Plus the Clawback Policy completely optional so that the Board can decide to give an executive a free ride for misconduct. Plus there is no web address in the proxy for the complete Clawback Policy.

Because the Booking Holdings clawback policy merely gives the Board the option of clawback and does not require disclosure to shareholders of its being put to use in actual cases, that policy is too narrow, too vague, and does not address situations where an executive fails to exercise oversight responsibilities that result in significant financial or reputational damage to Booking Holdings. It should.

A clawback policy based on conduct — not serious misconduct is consistent with a 2022 rule from the Securities and Exchange Commission that requires a clawback of erroneously awarded incentive pay — even with no misconduct — if a company restates its financial statements owing to material errors.

Wells Fargo offers a prime example of why Booking Holdings needs a stronger policy. After 2016 Congressional hearings, Wells Fargo agreed to pay $185 million to resolve claims of fraudulent sales practices. Wells Fargo’s board then moved to claw back $136 million from 2 top executives. Wells Fargo unfortunately concluded that the CEO had only turned a blind eye to the practice of opening fraudulent accounts.

Please vote yes:

Improve Clawback Policy for Unearned Executive Pay - Proposal 4

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     104

Back to Contents

Board of Directors Statement in Opposition to Proposal 4

The Board of Directors recommends that you vote AGAINST this Proposal 4. Your proxy will be so voted unless you specify otherwise on the proxy card.

The Board of Directors and our Talent and Compensation Committee have considered the stockholder proposal and believe that adoption of the proposal is not in the best interests of the Company or our stockholders. We recommend against this proposal because the Company already has compensation clawback policies and a strong risk management framework which are appropriate and effective in aligning the interests of management with those of our stockholders.

The Company already has two strong clawback policies that we believe are appropriate and effective in protecting the interests of our stockholders.

We adopted a policy for the clawback of executive compensation in February 2013 (the “Incentive-Based Clawback Policy”). The Incentive-Based Clawback Policy was developed based on market practice, and the Talent and Compensation Committee regularly reviews all elements of the Company’s executive compensation program with the guidance of its independent compensation consultant. In 2023, the Board, upon the recommendation of the Talent and Compensation Committee, adopted the Booking Holdings Inc. Financial Restatement Recovery Policy (the “Recovery Policy” and together with the Incentive-Based Clawback Policy, the “Clawback Policies”) pursuant to the new Securities and Exchange Commission (“SEC”) rules and Nasdaq Stock Market (“Nasdaq”) listing standards.

The Recovery Policy requires the clawback of erroneously awarded incentive compensation paid to an executive officer based on financial results that were subsequently restated due to noncompliance with reporting requirements, regardless of the executive officer’s personal culpability. The Company’s Incentive-Based Clawback Policy covers a wider range of circumstances by allowing the Board to seek recovery of excessive incentive-based compensation received by an executive officer where the executive officer engaged in misconduct that resulted in the executive officer receiving excessive incentive-based compensation. Together, the Clawback Policies permit the Board to recover excessive compensation from executive officers in a broader set of circumstances than currently required by law and seek to ensure our executive officers act ethically and in the best interests of our stockholders.

The proposal is overly broad and could limit the Company’s ability to attract and retain top talent.

Proposal 4 seeks to introduce an overly prescriptive, vague, and imprecise standard for recovery under the Incentive-Based Clawback Policy by mandating recoupment of compensation if an executive officer has “fail[ed] to exercise oversight responsibilities that result in significant financial or reputational harm to the Company.” Adoption of this standard would place executive officers’ incentive-based compensation at constant risk and could result in recovery of compensation in situations where the executive officer has no personal culpability. Because the proposed amendment does not specify the criteria for determining or measuring reputational harm or a method for calculating the compensation to be recovered, the proposed amendment would require the Talent and Compensation Committee to engage in a subjective analysis regarding an executive officer’s conduct under a standard that is not clear to the executive officer or the Board. This result could undermine the objectives of our performance-based compensation program and discourage our executive officers from taking appropriate risks for fear that their legitimate business decisions may subsequently come under scrutiny, which could disadvantage our ability to attract and retain top talent in the highly competitive technology industry.

The proposal’s requirements are overly prescriptive and would limit our Board’s ability to exercise discretion in significant and sensitive cases.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     105

Back to Contents

The proposal requests a mandatory application of recoupment of compensation from executive officers in vague and wide-ranging scenarios, thereby restricting the Board from using its judgment to ensure that a recoupment would be in the best interests of the Company and our stockholders. Further, the Company may take a number of actions to address executive performance issues and other concerns, and a requirement that strips the Board of its judgment and requires application of financial recoupment is overly prescriptive. Outside the scope of the required clawback under the Recovery Policy, the Board should be given flexibility to use judgment in its assessment and actions relating to executive compensation. Pursuant to the SEC rules and Nasdaq listing standards referenced above, we are already required to provide detailed disclosures regarding the application of the Recovery Policy in the event of a financial restatement. We believe that mandating the application of the policy and additional disclosure regarding deliberations about potential clawbacks would unnecessarily restrict the Board’s ability to exercise judgment and discretion with respect to executive officer compensation.

We are committed to achieving and fostering a culture of and reputation for the highest levels of ethics, transparency, and integrity.

We embed compliance and ethics in everything we do to allow us to achieve our mission: making it easier for everyone to experience the world. We believe that the Clawback Policies, together with the Company’s robust governance and risk management policies and practices, effectively address the reputational risks described in the proposal. For example, our Code of Conduct, which applies to all directors, executive officers and employees, defines our expectations and commitment to operating with integrity, honesty, and accountability and in compliance with applicable regulations. In the event an executive officer violates the Code of Conduct or our other policies, the Board may take disciplinary and/or preventive action, up to and including termination, and, if warranted, legal proceedings for damages.

Our values guide our actions at every level and we strive to foster a culture of inclusion and integrity that lives up to our compliance and ethics tagline: the Right Results, the Right Way. In 2023, we were named to Newsweek’s “Most Trustworthy Companies in America” and Fortune’s “World’s Most Admired Companies” lists, which reflects our dedication to achieving success with integrity and accountability. We believe that our existing policies and practices collectively motivate our executive officers to act in a manner that promotes the long-term interests of the Company and our stockholders while providing the Board and the Talent and Compensation Committee with the appropriate tools to monitor for and address misconduct or other issues as they deem appropriate in their business judgment.

We are committed to aligning our executive pay with our stockholders’ interests and conduct a robust stockholder engagement process to ensure our compensation program reflects stockholders’ feedback.

Our compensation philosophy is to link executive compensation to long-term value creation and positive stockholder returns. The Talent and Compensation Committee continually reviews our executive officer compensation program and seeks the advice of its independent compensation consultant to ensure our executive compensation program continues to provide balanced and competitive compensation that promotes long-term stockholder value. Part of these reviews includes an annual compensation risk assessment to ensure the compensation program appropriately balances risk to the Company. The Talent and Compensation Committee considers feedback from stockholders when shaping the executive compensation program to ensure that the Company’s compensation practices are in the best interests of our stockholders. Therefore, the Board believes the proposed clawback policy is unnecessary and does not align with the best interests of stockholders.

For these reasons, the Board believes that Proposal 4 is not in the best interests of the Company or our stockholders.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     106

Back to Contents

Proposal 5

Stockholder Proposal — Reproductive Rights and Data Privacy

Arjuna Capital, 13 Elm Street, Manchester, Massachusetts 01944, on behalf of Warren Wilson College, owner of at least $2000 of the Company’s common stock, has submitted the following proposal and supporting statement, and has given notice that it intends to present the following proposal at the Annual Meeting:

Proposal 5 — Reproductive Rights and Data Privacy

WHEREAS: Following the revocation of the constitutional right to an abortion in June 2022, policymakers have become concerned about the use of personal digital data to enforce state laws banning or restricting abortion access. Law enforcement agencies may demand data held by Booking Holdings and its subsidiaries seeking evidence of consumer acts that were legal in the state where they occurred, but illegal in the consumer’s state of residence, including travel information related to reproductive healthcare.

Law enforcement’s reliance on digital consumer data has become increasingly common. While Booking Holdings does not publicly report figures on compliance with law enforcement requests, such requests are common. Alphabet and Meta alone collectively received around 119,000 requests in the second half of 2022, and each complied with about 84 percent of those requests.(1) In one example from 2022, Meta satisfied, to significant negative press, a data request from Nebraska police for private Facebook messages between a mother and teenage daughter regarding plans to end the daughter’s pregnancy. Based on those messages, both were convicted for felony crimes and will serve prison time.(2)

As the world’s leading provider of online travel and related services, Booking Holdings and its subsidiaries, including Priceline, Booking.com, and Rentalcars.com, collect sensitive personal information from consumers such as geolocation data, travel history, and browsing history. Shareholders are concerned that such data will be accessed without consumer consent by states that criminalize abortion, especially as some restrictive states seek to ban or severely restrict abortion interstate travel.(3) Booking and subsidiaries’ privacy policies allow disclosure of personal information to law enforcement to “comply with applicable laws,” which may include instances where compliance is voluntarily sought.(4)(5)(6)(7)

Booking Holdings is not exempt from abortion-related law enforcement requests that may create significant reputational, financial, and legal risks. There is brand value in upholding and increasing longstanding consumer privacy expectations.

RESOLVED: Shareholders request the Board issue a public report detailing known and potential risks and costs to the Company of fulfilling information requests relating to Booking Holdings customers for the enforcement of state laws criminalizing abortion access, and setting forth any strategies beyond legal compliance that the Company may deploy to minimize or mitigate these risks. The report should be produced at reasonable expense, exclude proprietary or legally privileged information, and be published within one year of the annual meeting.

SUPPORTING STATEMENT: Shareholders recommend, at board and management discretion, that input from reproductive rights and civil liberties organizations be solicited and reflected in the report, and that the report contain an assessment of the benefits and feasibility of:

•	Notifying consumers about law enforcement information requests regarding their data prior to, and with sufficient time for consumer response, complying with any such request;
•	Disclosing and assessing metrics on government requests for customer data received by the company, including categories of requests and consumer data produced.

(1)	https://transparencyreport.google.com/user-data/overview?hl=en; https://transparency.fb.com/data/government-data-requests/country/US/
(2)	https://www.nytimes.com/2023/09/22/us/jessica-burgess-abortion-pill-nebraska.html
(3)	https://www.stltoday.com/states-clash-over-abortion-trafficking/article_eee90a89-d086-52c8-a4fb-3579d6dc2d1f.html
(4)	https://www.bookingholdings.com/privacy-notice/
(5)	https://www.priceline.com/static-pages/privacy-policy.html
(6)	https://www.booking.com/content/privacy.html
(7)	https://www.rentalcars.com/en/privacy/

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     107

Back to Contents

Board of Directors Statement in Opposition to Proposal 5

The Board of Directors recommends that you vote AGAINST this Proposal 5. Your proxy will be so voted unless you specify otherwise on the proxy card.

The Board of Directors has considered this proposal and believes that adoption of the proposal is not in the best interests of the Company or our stockholders. We recommend against this proposal because:

•	We have implemented a robust privacy program which is intended to comply with applicable legislation and regulations,
•	We are committed to transparent disclosure regarding our data practices, and
•	The requested report would create an undue burden and incur unnecessary costs to the Company and our stockholders without enhancing the Company’s compliance with applicable laws.

We invest significant resources to develop a robust privacy program that involves all levels of our organization.

Our privacy program reflects our Privacy Principles set out in our Code of Conduct: transparency, purpose, control, security, embedded privacy, and accountability. We reinforce these principles and our expectations of all employees regarding the management of customer, employee, and partner data through our Protecting Personal Data Policy. We have taken steps to build a comprehensive governance structure to manage privacy and data protection risks, including the following:

•	We require our employees to maintain the privacy, security, and confidentiality of all personal information entrusted to them, except when disclosure is authorized or legally mandated.
•	Our Global Privacy Advisory Council, comprised of our Chief Privacy Officer and brand-level privacy leaders, monitors internal and external privacy risks and aligns strategies to mitigate and/or remediate these risks.
•	Our employees participate in privacy training to maintain focus on privacy and compliance.
•	The Audit Committee of the Board has established a Cybersecurity Subcommittee composed of independent directors which oversees, among other things, privacy and data protection risk and the steps management has taken to monitor and mitigate such exposures.
•	Our Chief Privacy Officer and others with responsibility for privacy and data protection risks provide an update to the Board twice a year regarding these matters.

We agree with the proponent’s statement that there is brand value in upholding and increasing long standing consumer privacy expectations, and we understand that our customers provide their personal information to us with the expectation that we will safeguard it appropriately from misuse and/or unauthorized processing. As such, we view the management of privacy and data protection risk as key among our responsibilities as a global technology company. We invest in the people, processes, and technology for protecting personal information we collect and complying with applicable privacy regulations, such as the European Union’s General Data Protection Regulation (GDPR), the California Consumer Privacy Act (CCPA), and similar data protection regulations.

We are committed to transparency about our data practices.

Our Privacy Principles emphasize our commitment to transparency about our data practices and our responsibility to do the right thing with the personal data we collect. We disclose our privacy and data protection risks, including those arising in connection with our compliance with applicable legislation and regulations, in the Company’s Annual Report on Form 10-K filed with the SEC.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     108

Back to Contents

We make publicly available our privacy policies which disclose to customers clear and easily accessible information on what personal data we collect and the manners in which we collect, use, share, protect, and store this data. These privacy policies also describe the privacy rights our customers and other stakeholders have related to the personal data we collect.

In light of our stated commitment to transparency and the responsible handling of data we collect, we do not believe the report requested by the proposal would meaningfully expand or enhance our existing public disclosures regarding our data practices and enterprise-wide focus on safeguarding the personal data we collect in order to deliver on our mission to make it easier for everyone to experience the world.

The preparation and publication of the report requested by the proposal would create an undue burden and incur unnecessary cost to the Company and our stockholders without enhancing the Company’s compliance with applicable laws.

The Company carefully considers requests for information from law enforcement agencies and regulators with the goal of ensuring we appropriately respond to and comply with lawful inquiries while protecting our customers’ privacy. The details requested by the proposal may not even be reasonably ascertainable by the Company in most cases because legal process methods typically do not specify the crime an issuing agency or prosecuting authority is investigating. Criminal laws frequently prohibit disclosure of criminal investigations and government authorities often issue non-disclosure orders which may prohibit the Company from disclosing the existence of legal process, including the demand itself, to a customer whose data is at issue. In considering this proposal, the Company performed an internal search and was unable to confirm it has ever received a request of the type referred to in the proposal. As such, the Company would nevertheless be limited in its ability to identify and report on the details requested in the proposal and the report requested by the proponent would be inherently limited in its utility.

The broad scope of the requested report would divert the attention of our Board, management, and privacy leaders away from the implementation of our privacy program, while providing little to no value to our stockholders. We believe that these individuals’ time is better spent monitoring and addressing privacy risks facing the Company and further enhancing the privacy program in response to the rapidly changing landscape of privacy legislation and regulations across the globe.

For these reasons, the Board believes that Proposal 5 is not in the best interests of the Company or our stockholders.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     109

Back to Contents

2025 Stockholder Proposals

Stockholders who, in accordance with Rule 14a-8 of the SEC’s proxy rules, wish to present proposals (other than nominees for election to the Board pursuant to Article II Section 13 of our By-Laws) for inclusion in the proxy materials to be distributed by us in connection with the 2025 annual meeting of stockholders must submit their proposals to our Corporate Secretary on or before December 24, 2024.

In order for proposals, including stockholder nominees for election to the Board (other than those requested to be included in our proxy materials pursuant to Article II Section 13 of our By-Laws), to be properly brought before the 2025 annual meeting of stockholders in accordance with our By-Laws (and not pursuant to SEC Rule 14a-8), a stockholder’s notice of the matter the stockholder wishes to present must be delivered to our Corporate Secretary not less than 90 nor more than 120 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of the By-Laws (and not pursuant to SEC Rule 14a-8 or Article II Section 13 of our By-Laws) must be received no earlier than February 4, 2025 and no later than March 6, 2025.

If one or more eligible stockholders desire to include one or more nominees for election to the Board in our proxy materials for the 2025 annual meeting of stockholders pursuant to Article II Section 13 of our By-Laws, the notice required by Article II Section 13 of the By-Laws must be delivered to our Corporate Secretary not less than 120 nor more than 150 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any such notice must be received no earlier than January 5, 2025 and no later than February 4, 2025.

In addition to satisfying the foregoing requirements under our By-Laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 5, 2025.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     110

Back to Contents

OTHER MATTERS

OTHER MATTERS	111
ANNUAL MEETING INFORMATION	112
For the Annual Meeting of Stockholders to be Held on Tuesday, June 4, 2024	112
Voting Rights and Outstanding Shares; Approval	112
Revocability of Proxies	113
Solicitation	113
How to Attend the Annual Meeting	113

Other Matters

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the accompanying proxy card intend to vote on those matters in accordance with their best judgment.

This proxy statement contains forward-looking statements, including with respect to our sustainability goals and objectives. These forward-looking statements reflect our views regarding current expectations and projections about future events and conditions and are based on currently available information. They are not guarantees of future performance and are subject to risks, uncertainties, and assumptions. Expressions of future goals and expectations and similar expressions, including “may,” “will,” “should,” “could,” “aims,” “seeks,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” and “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. Unless required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. However, readers should carefully review the reports and documents we file or furnish from time to time with the SEC, including our annual report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 22, 2024, our quarterly reports on Form 10-Q and current reports on Form 8-K.

Website links and other reports referenced in this proxy statement are for convenience only. Information contained in or accessible through such website links and other reports is not incorporated herein and does not constitute a part of this proxy statement.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     111

Back to Contents

Annual Meeting Information

For the Annual Meeting of Stockholders to be Held on Tuesday, June 4, 2024

The enclosed proxy is solicited on behalf of the Board of Booking Holdings Inc. for use at our 2024 Annual Meeting of Stockholders to be held on Tuesday, June 4, 2024, at 11:00 a.m. local (Eastern) time, or at any adjournment or postponement of the Annual Meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/BKNG2024. We intend to mail this proxy statement and the proxy card on or about April 23, 2024 to all stockholders entitled to vote at the Annual Meeting.

Voting Rights and Outstanding Shares; Approval

Only stockholders of record at the close of business on April 9, 2024 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 9, 2024, 34,020,016 shares of common stock were outstanding and entitled to vote. Each holder of record of common stock on April 9, 2024 will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. If your shares are registered directly in your name with the Booking Holdings Inc. transfer agent, Equiniti Trust Company, LLC, you are the shareholder of record with respect to those shares.

The inspector of election appointed for the meeting will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. A majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting, present either at the webcast or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Stockholders who are present at the Annual Meeting webcast or by proxy and who abstain, and proxies relating to shares held by a broker on your behalf (that is, in “street name”), that are not voted (referred to as “broker non-votes”) will be treated as present for purposes of determining whether a quorum is present.

Item	Vote Required for Proposals			How Votes are Counted			Board Vote Recommendation
	Proposal	Approval Standard	Voting Choices	Broker Discretion to Vote(1)	Impact of Abstain Vote	Treatment of Broker Non-Vote
1	Election of Directors	Majority of votes cast	For Against Abstain	No	No effect	No effect	FOR each nominee
2	Advisory Vote to Approve 2023 Executive Compensation	Majority of shares present and entitled to vote	For Against Abstain	No	Same effect as a vote against	No effect	FOR
3	Ratification of Selection of Independent Registered Public Accounting Firm	Majority of shares present and entitled to vote	For Against Abstain	Yes	Same effect as a vote against	Not applicable as brokers are entitled to vote(1)	FOR
4	Non-Binding Stockholder Proposal to Amend the Company’s Clawback Policy	Majority of shares present and entitled to vote	For Against Abstain	No	Same effect as a vote against	No effect	AGAINST
5	Non-Binding Stockholder Proposal Regarding Reproductive Rights and Data Privacy	Majority of shares present and entitled to vote	For Against Abstain	No	Same effect as a vote against	No effect	AGAINST

(1)	If your shares are held in “street name,” and you do not instruct the broker as to how to vote your shares on Proposals 1, 2, 4, or 5, the broker may not exercise discretion to vote for or against those proposals. This would be a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. With respect to Proposal 3, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. Please instruct your broker so your vote can be counted.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     112

Back to Contents

Revocability of Proxies

Any person giving a proxy in response to this solicitation has the power to revoke it at any time before it is voted. Proxies may be revoked by any of the following actions:

•	filing a written notice of revocation with our Corporate Secretary at our principal executive office (800 Connecticut Avenue, Norwalk, Connecticut 06854);
•	filing with our Corporate Secretary at our principal executive office (800 Connecticut Avenue, Norwalk, Connecticut 06854) a properly executed proxy showing a later date; or
•	attending the virtual Annual Meeting and voting through the platform (attendance at the meeting will not, by itself, revoke a proxy).

Please note that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name to obtain a 16-digit control number.

Solicitation

We will pay for the entire cost of proxy solicitations, including preparation, assembly, printing, and mailing of proxy solicitation materials. We will provide copies of solicitation materials to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock beneficially owned by others to forward these materials to the beneficial owners of common stock. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials. Our directors, officers, or other employees may also solicit proxies by telephone, in-person, or otherwise. We will not additionally compensate directors, officers, or other employees for these services. We have engaged Morrow Sodali LLC to assist in the solicitation of proxies, and we currently expect to pay Morrow Sodali LLC approximately $11,000 for its services.

How to Attend the Annual Meeting

If you plan to attend the Annual Meeting, it will begin promptly at 11:00 a.m. Eastern Time and the webcast can be accessed at www.virtualshareholdermeeting.com/BKNG2024. We encourage you to access the meeting website prior to the start time to ensure your ability to access the meeting. If you wish to vote or ask questions at the Annual Meeting, you must provide the 16-digit control number provided on your proxy card, on the Notice of Internet Availability of Proxy Materials, or on the instructions that accompanied the proxy materials and follow the instructions available on the meeting website during the Annual Meeting. If you experience technical difficulties during check-in or during the Annual Meeting, please call the technical support number that will be posted on the virtual meeting platform page for assistance.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     113

Back to Contents

This page intentionally left blank.

Back to Contents

APPENDICES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION	116
NON-GAAP FINANCIAL MEASURES	119
FORM OF PROXY CARD	120

Back to Contents

Appendix A

Unaudited Reconciliation of GAAP to Non-GAAP Financial Information

RECONCILIATION OF GAAP* NET INCOME TO ADJUSTED EBITDA AND PRE-SBC ADJUSTED EBITDA

		Year Ended December 31,
(In millions)(1)		2023	2022	2021	2020	2019
GAAP Net income		$4,289	$3,058	$1,165	$59	$4,865
(a)	Adjustment to personnel expenses	-	-	-	-	66
(b)	Accruals related to the Netherlands pension fund matter	276	-	-	-	-
(c)	Accruals related to a draft decision by the Spanish competition authority	530	-	-	-	-
(d)	Accruals related to settlements of indirect tax matters	62	46	-	-	-
(e)	Termination fee related to an acquisition agreement	90	-	-	-	-
(f)	Depreciation and amortization	504	451	421	458	469
(g)	Loss on assets classified as held for sale	-	36	-	-	-
(h)	Gain on sale and leaseback transaction	-	(240)	-	-	-
(i)	Impairment of goodwill	-	-	-	1,062	-
(f)	Interest and dividend income	(1,020)	(219)	(16)	(54)	(152)
(f)	Interest expense	897	391	334	356	266
(j)	Net losses (gains) on equity securities	131	963	577	(1,711)	(745)
(k)	Foreign currency transaction losses (gains) on the remeasurement of certain Euro-denominated debt and accrued interest and debt-related foreign currency derivative instruments	163	(56)	(135)	200	(7)
(l)	Losses on early extinguishment of debt and related reverse treasury lock agreements	-	-	257	-	-
(f)	Income tax expense	1,192	865	300	508	1,093
ADJUSTED EBITDA		$7,112	$5,295	$2,904	$879	$5,855
(m)	Stock-based compensation (“SBC”) recorded in Personnel expenses	530	404	370	233	308
(m)	PRE-SBC ADJUSTED EBITDA	$7,642	$5,699	$3,274	$1,111	$6,162
STOCK-BASED COMPENSATION AS A % OF GAAP NET INCOME		12%	13%	32%	392%	6%
STOCK-BASED COMPENSATION AS A % OF PRE-SBC ADJUSTED EBITDA		7%	7%	11%	21%	5%

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     116

Back to Contents

RECONCILIATION OF GAAP* NET INCOME TO NON-GAAP NET INCOME

		Year Ended December 31,
(In millions, except share and per share data)(1)		2023	2022
GAAP Net income		$4,289	$3,058
(b)	Accruals related to the Netherlands pension fund matter	276	-
(c)	Accruals related to a draft decision by the Spanish competition authority	530	-
(d)	Accruals related to settlements of indirect tax matters	62	46
(e)	Termination fee related to an acquisition agreement	90	-
(g)	Loss on assets classified as held for sale	-	36
(h)	Gain on sale and leaseback transaction	-	(240)
(j)	Net losses on equity securities	131	963
(k)	Foreign currency transaction losses (gains) on the remeasurement of certain Euro-denominated debt and accrued interest and debt-related foreign currency derivative instruments	163	(56)
(n)	Amortization of intangible assets	222	224
(o)	Interest received on refunded tax payments	(31)	-
(p)	Net unrecognized tax benefits related to French income tax matters	-	100
(q)	Tax impact of Non-GAAP adjustments	(170)	(133)
NON-GAAP NET INCOME		$5,561	$3,998
WEIGHTED-AVERAGE NUMBER OF DILUTED COMMON SHARES OUTSTANDING (IN 000’S)		36,530	40,052
GAAP NET INCOME APPLICABLE TO COMMON STOCKHOLDERS PER DILUTED COMMON SHARE		$117.40	$76.35
NON-GAAP NET INCOME APPLICABLE TO COMMON STOCKHOLDERS PER DILUTED COMMON SHARE		$152.22	$99.83

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

	Year Ended December 31,
(In millions)(1)	2023	2022
Net cash provided by operating activities	$7,344	$6,554
(r) Additions to property and equipment	(345)	(368)
FREE CASH FLOW	$6,999	$6,186
NET CASH PROVIDED BY OPERATING ACTIVITIES AS A % OF TOTAL REVENUES	34.4%	38.3%
FREE CASH FLOW AS A % OF TOTAL REVENUES	32.8%	36.2%

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     117

Back to Contents
*	U.S. generally accepted accounting principles.

(1)	Amounts may not total due to rounding.

Notes:

(a)	Adjustment to correct an immaterial error related to the nonpayment of prior-period wage-related tax on compensation paid to certain highly compensated former employees in the year of separation, which is recorded in Personnel expenses and is excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(b)	Accruals related to the Netherlands pension fund matter are recorded in Personnel expenses and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(c)	Accruals related to a draft decision by the Spanish competition authority are recorded in General and administrative expenses and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(d)	Accruals related to settlements of certain indirect tax matters are recorded in General and administrative expenses and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(e)	Termination fee related to the acquisition agreement for the Etraveli Group is recorded in General and administrative expenses and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(f)	Amounts are excluded from Net income to calculate Adjusted EBITDA.
(g)	Loss on assets classified as held for sale is recorded in Other operating expenses and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(h)	Gain on the sale and leaseback transaction related to Booking.com’s headquarters building is recorded in Other operating expenses and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(i)	Impairment of goodwill related to our OpenTable and KAYAK reporting unit in 2020 is recorded in Operating expenses and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(j)	Net losses (gains) on equity securities with readily determinable fair values, significant gains on equity securities without readily determinable fair values, and impairments of investments in equity securities are recorded in Other income (expense), net and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(k)	Foreign currency transaction losses (gains) on the remeasurement of Euro-denominated debt and accrued interest that are not designated as hedging instruments for accounting purposes and debt-related foreign currency derivative instruments used as economic hedges are recorded in Other income (expense), net and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(l)	Loss on early extinguishment of debt and losses on related reverse treasury lock agreements which were designated as cash flow hedges are recorded in Other income (expense), net and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(m)	Stock-based compensation recorded in Personnel expenses is excluded from Net income to calculate Pre-SBC Adjusted EBITDA.
(n)	Amortization of intangible assets is recorded in Depreciation and amortization expenses and excluded from Net income to calculate Non-GAAP Net income.
(o)	Interest received on tax payments refunded pursuant to a settlement with authorities is recorded in Other income (expense), net and Income tax expense, as applicable, and excluded from Net income to calculate Non-GAAP Net income.
(p)	Net unrecognized tax benefits related to French income tax matters is recorded in Income tax expense and excluded from Net income to calculate Non-GAAP Net income.
(q)	Reflects the tax impact of Non-GAAP adjustments above which are excluded from Net income to calculate Non-GAAP Net income.
(r)	Cash used for additions to property and equipment is included in the calculation of Free cash flow.
For (a) - (q) above, Net income, Personnel expenses, General and administrative expenses, Other operating expenses, Operating expenses, Other income (expense), net, Depreciation and amortization expenses, and Income tax expense refers to the respective line item in the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. For a more detailed discussion of the adjustments described above, please see our earnings press release for the relevant period, including the section under the heading “Non-GAAP Financial Measures” which provides definitions and information about the use of non-GAAP financial measures.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     118

Back to Contents

Non-GAAP Financial Measures

Non-GAAP net income (loss) represents GAAP net income (loss), adjusted to exclude the impact of charges to correct an immaterial error related to the nonpayment of prior-period wage-related tax on compensation paid to certain highly-compensated former employees in the year of separation, accruals related to the Netherlands pension fund matter, accruals related to a draft decision by the Spanish competition authority, accruals related to settlements of certain indirect tax matters, the termination fee related to an acquisition agreement, significant losses on assets classified as held for sale, significant gains and losses on sale and leaseback transactions, the impact of impairments of goodwill, gains and losses on equity securities with readily determinable fair values, the impact, if any, of significant gains and losses on the sale of and impairment and credit losses on investments in available-for-sale debt securities and significant gains and losses on the sale of and impairment and other valuation adjustments on investments in equity securities without readily determinable fair values, foreign currency transaction gains and losses on the remeasurement of Euro-denominated debt and accrued interest that are not designated as hedging instruments for accounting purposes and debt-related foreign currency derivative instruments used as economic hedges, gains and losses on early extinguishment of debt and related reverse treasury lock agreements which were designated as cash flow hedges, amortization expense of intangible assets, interest received on tax payments refunded pursuant to settlement with authorities, the impact of net unrecognized tax benefits related to certain income tax matters, and the income tax impact of the non-GAAP adjustments mentioned above.

In addition to the adjustments listed above regarding non-GAAP net income (loss), Adjusted EBITDA excludes depreciation expense, interest expense, and to the extent not included in the adjustments listed above, interest and dividend income and income tax expense (benefit). In addition, Pre-SBC Adjusted EBITDA excludes stock-based compensation also.

Free cash flow represents net cash provided by (used in) operating activities less capital expenditures.

Non-GAAP net income (loss), Adjusted EBITDA, Pre-SBC Adjusted EBITDA, and Free cash flow are “non-GAAP financial measures,” as such term is defined by the SEC, and may differ from non-GAAP financial measures used by other companies. As discussed in this proxy statement, we use Adjusted EBITDA (calculated as described in this proxy statement) as a key performance measure under our annual cash incentive bonus plan and long-term equity incentive awards, as they pertain to the named executive officers. This non-GAAP measure and the other non-GAAP measures used are not intended to represent funds available for our discretionary use and are not intended to represent, or to be used as a substitute for, operating income (loss) or net income (loss) as measured under GAAP. The items excluded from Non-GAAP net income (loss), Adjusted EBITDA, and Pre-SBC Adjusted EBITDA, but included in the calculation of their closest GAAP equivalent, are significant components of our consolidated statements of operations, and must be considered in performing a comprehensive assessment of overall financial performance.

We also use non-GAAP net income (loss) and Adjusted EBITDA for financial and operational decision-making. We believe that non-GAAP net income (loss), Adjusted EBITDA, Pre-SBC Adjusted EBITDA, and Free cash flow are useful for analysts and investors to evaluate our ongoing operating performance because they facilitate comparison of our results for the current period and projected next-period results to those of prior periods and to those of our competitors (though other companies may calculate similar non-GAAP financial measures differently than those calculated by us). Data of our competitors presented in this proxy statement is derived from publicly available information. The Company has not independently verified the accuracy or completeness of the underlying non-GAAP financial measures of any such competitor.

The presentation of this financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The discussion on non-GAAP adjustments above is based on GAAP as applicable to the Company for the year ended December 31, 2023.

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     119

Back to Contents

Appendix B

Form of Proxy Card

BOOKING HOLDINGS

BOOKING HOLDINGS INC.
800 CONNECTICUT AVENUE
NORWALK, CT 06854

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 3, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BKNG2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 3, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V44118-P04731 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BOOKING HOLDINGS INC.

The Board of Directors recommends you vote FOR the following:

	For All	Against All	For All Except
1. To elect twelve directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified.	☐	☐	☐

To vote against any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Glenn D. Fogel
02) Mirian M. Graddick-Weir
03) Kelly Grier
04) Wei Hopeman
05) Robert J. Mylod, Jr.
06) Charles H. Noski
07) Larry Quinlan
08) Nicholas J. Read
09) Thomas E. Rothman
10) Sumit Singh
11) Lynn Vojvodich Radakovich
12) Vanessa A. Wittman

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
2. Advisory vote to approve 2023 executive compensation.	☐	☐	☐
3. Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposals:	For	Against	Abstain
4. Stockholder proposal requesting a non-binding stockholder vote to amend the Company's clawback policy.	☐	☐	☐
5. Stockholder proposal requesting a non-binding stockholder vote regarding reproductive rights and data privacy.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     120

Back to Contents

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at www.proxyvote.com.

V44119-P04731

BOOKING HOLDINGS INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 4, 2024

The undersigned hereby appoints EWOUT L. STEENBERGEN and PETER J. MILLONES, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Booking Holdings Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Booking Holdings Inc. to be held on Tuesday, June 4, 2024 at 11:00 a.m. Eastern Time held virtually at www.virtualshareholdermeeting.com/BKNG2024, and at any and all continuations and adjournments of the meeting, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all matters that may properly come before the meeting.

UNLESS YOU INDICATE OTHERWISE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND AGAINST PROPOSALS 4 AND 5, EACH AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT AND IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

Continued and to be signed on reverse side

2024 PROXY STATEMENT | BOOKING HOLDINGS INC.     121

Back to Contents